UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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SunEdison, Inc.

(Name of Registrant as Specified In Its Charter)

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SUNEDISON, INC.

13736 Riverport Dr.

Maryland Heights, Missouri 63043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

SunEdison, Inc. will hold its 2015 Annual Meeting of Stockholders at 600 Clipper Drive, Belmont, CA 94002 on Thursday, May 28, 2015, at 8:00 a.m., local time, for the following purposes:

1.	To elect to the Board of Directors the six nominees named in this proxy statement;

2.	To hold a non-binding advisory vote to approve the compensation of our named executive officers;

3.	To ratify the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015;

4.	To approve the SunEdison, Inc. 2015 Long-Term Incentive Plan;

5.	To approve the SunEdison, Inc. 2015 Non-Employee Director Incentive Plan;

6.	To approve the SunEdison, Inc. Employee Stock Purchase Plan;

7.	To consider and act upon a stockholder proposal regarding stockholders right to act by written consent; and

8.	To transact such other business as may properly come before the meeting and all adjournments thereof.

The close of business on April 2, 2015 has been fixed as the record date for our annual meeting and only stockholders of record on that date are entitled to notice of, and to vote at, the annual meeting and all adjournments thereof.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our annual report on the Internet. This means that most stockholders will not receive paper copies of our proxy materials and annual report. We will instead send stockholders a Notice Regarding the Availability of Proxy Materials with instructions for accessing the proxy materials and annual report on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our annual meeting.

April 17, 2015	Sincerely,

MARTIN H. TRUONG Corporate Secretary

YOUR VOTE IS IMPORTANT

Brokers are not permitted to vote shares in director elections or most other matters appearing on the agenda for our annual meeting without instructions from the beneficial owner of those shares. If your shares are held in the name of your broker or bank, it is important to provide instructions with respect to your vote. We encourage you to vote promptly, even if you intend to attend the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2015

The Company’s proxy statement for the 2015 Annual Meeting of Stockholders and Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available at www.sunedison.com.

Page
PROXY STATEMENT SUMMARY	1

VOTING PROCEDURES	2

ITEM NO. 1—ELECTION OF DIRECTORS	6

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS	7

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS	12

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS	15

REPORT OF THE AUDIT COMMITTEE	24

PRINCIPAL ACCOUNTING FIRM SERVICES AND FEES	25

COMPENSATION DISCUSSION AND ANALYSIS	25

REPORT OF THE COMPENSATION COMMITTEE	34

EXECUTIVE COMPENSATION	38

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	47

ITEM NO. 2—ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS	68

ITEM NO. 3—RATIFICATION OF AUDIT COMMITTEE’S SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015	70

ITEM NO. 4— APPROVAL OF SUNEDISON, INC. 2015 LONG-TERM INCENTIVE PLAN	70

ITEM NO. 5—APPROVAL OF SUNEDISON, INC. 2015 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN	85

ITEM NO. 6—APPROVAL OF SUNEDISON, INC. EMPLOYEE STOCK PURCHASE PLAN	97

ITEM NO. 7—STOCKHOLDER PROPOSAL: STOCKHOLDERS’ RIGHT TO ACT BY WRITTEN CONSENT	103

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING	106

OTHER MATTERS	106

HOUSEHOLDING OF PROXIES	106

APPENDIX A (Proposed SunEdison, Inc. 2015 Long-Term Incentive Plan)

APPENDIX B (Proposed SunEdison, Inc. 2015 Non-Employee Director Incentive Plan)

APPENDIX C (Proposed SunEdison, Inc. Employee Stock Purchase Plan)

i

PROXY STATEMENT SUMMARY

This summary highlights information contained in this proxy statement. The summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Thursday, May 28, 2015, 8:00 a.m. Pacific Time

Place	600 Clipper Drive
Belmont, CA 94002

Record Date	April 2, 2015

Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

VOTING ITEMS

Item	Board Recommendation	Page Reference

Item 1 - Election of six nominees to Board of Directors	For all nominees	6

Item 2 - Advisory vote on executive compensation	For	68

Item 3 - Ratification of independent registered public accounting firm	For	70

Item 4 - Approve SunEdison, Inc. 2015 Long-Term Incentive Plan	For	70

Item 5 - Approve SunEdison, Inc. 2015 Non-Employee Director Incentive Plan	For	85

Item 6 - Approve SunEdison, Inc. Employee Stock Purchase Plan	For	97

Item 7 - Consider stockholder proposal regarding right to act by written consent	Against	103

VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

The SunEdison, Inc. (“we”, “us”, “our”, “SunEdison” or the “Company”) Board of Directors (the “Board”) is soliciting proxies to be used at our 2015 Annual Meeting of Stockholders (the “Meeting”). The Notice Regarding the Availability of Proxy Materials (the “Notice”) and the proxy materials will first be mailed to stockholders beginning on or about April 17, 2015. Please review these proxy materials and vote your shares using any of the methods outlined below. Your vote is important and the Board urges you to participate in this important meeting.

Who can vote?

Record holders of SunEdison common stock, par value $0.01 per share (“Common Stock”), on April 2, 2015 may vote at the Meeting. On April 2, 2015 (the “Record Date”), there were 273,945,387 shares of Common Stock outstanding and entitled to vote at the Meeting. Each such share of Common Stock is entitled to one vote on each matter submitted to a vote at the Meeting.

How can you vote?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are providing you access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders of record. If you received the Notice by mail, you will not receive a printed copy of the proxy materials, including a printed proxy card, unless you request to receive these materials. The Notice will instruct you as to how you may access and review the proxy materials on the Internet. The Notice also instructs you as to how you may access your proxy card to vote on the Internet.

If you are a stockholder of record on the Record Date, there are four ways to vote:

•	By Internet—Log on to the Internet and go to www.proxyvote.com, and follow the steps outlined on the secured website;

•	By Telephone—Call toll free 1-800-690-6903 within the United States, Canada and Puerto Rico, and follow the instructions provided by the recorded message;

•	By Printed Proxy—Request a printed proxy card as instructed in the Notice (or use the one accompanying this proxy statement if you have received this in the mail). When you receive your proxy card, mark, date and sign it, and return it in the postage-paid envelope provided; and

•	In Person—Come to the Meeting and cast your vote there.

How can I revoke my vote?

If you vote by Internet, telephone or printed proxy as outlined above, you are providing a proxy for the Company or its designee to vote your shares at the Meeting in accordance with your instructions. You may revoke this proxy at any time before your shares are voted at the Meeting in one of four ways:

•	Deliver a printed proxy with a later date;

•	Enter a new vote by Internet or telephone;

•	Notify our Corporate Secretary in writing before the Meeting that you have revoked your proxy; or

•	Vote in person at the Meeting.

How are abstentions and broker non-votes handled?

The vast majority of the stockholders of SunEdison hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some important distinctions between being a stockholder of record and being the beneficial owner of shares held in the registered name of others.

•	Stockholder of Record—If your shares are registered directly in your name with SunEdison’s transfer agent, Computershare, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to SunEdison or to a third party, or to vote in person at the Meeting.

•	Beneficial Owner—If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered, with respect to those shares, the “beneficial owner.” As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote, and you also are invited to attend the Annual Meeting in person. Because a beneficial owner is not the stockholder of record, however, you may not vote these shares in person at the Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Meeting.

It is imperative that each stockholder instruct his/her/its broker how to vote on the issues presented for consideration. Brokers who do not receive instructions are entitled to vote those shares ONLY with respect to the ratification of the selection of our independent registered public accounting firm but not with respect to any other matter to be presented at the Meeting. Outstanding shares not voted by brokers under such circumstances, but represented at the Meeting by otherwise completed proxy cards or voting instructions, are referred to as “broker non-votes.” Broker non-votes will NOT be counted as votes cast for (i) the election of directors, (ii) the advisory vote on the compensation of our named executive officers, (iii) approval of the SunEdison, Inc. 2015 Long-Term Incentive Plan, (iv) approval of the SunEdison, Inc. 2015 Non-Employee Director Incentive Plan, (v) approval of the SunEdison, Inc. Employee Stock Purchase Plan, or (vi) with respect to the stockholder proposal regarding stockholders’ right to act by written consent. Those shares will be deemed abstentions for the voting on those matters.

Under our By-Laws, directors are elected by a majority of the votes cast. For a director to be elected, the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Abstentions will not be taken into account in director elections. With respect to each of the other proposals, abstentions have the same effect as votes against a proposal.

Are there special voting rules for participants in the SunEdison Retirement Savings Plan?

Participants in the SunEdison Retirement Savings Plan (the “Retirement Plan”) may hold SunEdison common stock as an investment pursuant to the SunEdison Stock Fund alternative in the Retirement Plan.

If you are a participant in the Retirement Plan, the Notice represents all shares you own through the plan. Voting your shares by Internet, telephone or printed proxy card as noted above will serve as a voting instruction for the trustee of the Retirement Plan. Retirement Plan participants may direct the plan’s trustee how to vote the shares held by the plan, but only if the participant votes by one of the three methods noted above. If you own shares through the Retirement Plan and you do not vote, the Retirement Plan trustee will vote those shares in the same proportion on each proposal as those shares for which the trustee received voting instructions from other beneficial owners.

What “quorum” is required for the Meeting?

In order to have a valid stockholder vote, a quorum must exist at the Meeting. For us, a quorum exists when stockholders holding a majority of the outstanding shares entitled to vote at the Meeting are present or represented at the meeting by proxy, provided that in no event shall a quorum consist of less than a majority of the outstanding shares entitled to vote. Abstentions and broker non-votes are counted as present for establishing a quorum.

What vote is required?

If a quorum is present at the Meeting, the following vote is required for approval of each matter to be voted on:

• Election of Directors	In the election of directors, each director will be elected by the vote of the majority of votes cast with respect to that director nominee. A majority of votes cast means that the number of votes cast “FOR” a nominee’s election must exceed the number of votes “AGAINST” such nominee’s election. Each nominee receiving more votes for his/her election than votes against his/her election will be elected.

• Approval of Executive Compensation	The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Meeting and entitled to vote on the proposal.

• Ratification of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2015	The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Meeting and entitled to vote on the proposal.

• Approval of the SunEdison, Inc. 2015 Long-Term Incentive Plan	The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Meeting and entitled to vote on the proposal.

• Approval of the SunEdison, Inc. 2015 Non-Employee Director Incentive Plan	The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Meeting and entitled to vote on the proposal.

• Approval of the SunEdison, Inc. Employee Stock Purchase Plan	The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Meeting and entitled to vote on the proposal.

• Stockholder Proposal Regarding Stockholders’ Right to Act by Written Consent	The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Meeting and entitled to vote on the proposal.

Costs of Solicitation

We will pay for preparing, printing and mailing the Notice and, as applicable, other proxy materials. Proxies may be solicited personally or by telephone by our regular employees without additional compensation. In addition, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the Notice and other proxy materials to our beneficial owners. We have hired Morrow & Co., LLC, a proxy solicitation firm, to aid in the solicitation of proxies, for a fee of $6,500, plus customary out of pocket expenses.

Printed Proxy Materials

If you received a Notice by mail and would like to receive a printed copy of our proxy materials (including a proxy card), please follow the instructions included in the Notice. These instructions include three options for requesting materials: (i) via the Internet, by going to www.proxyvote.com, and following the instructions thereon; (ii) via telephone, by calling 1-800-579-1639; and (iii) via email, by sending an email to sendmaterial@proxyvote.com, which email must include the 12 Digit Control Number set forth in the Notice. We may choose to mail printed proxy materials to certain stockholders. Requests for written materials must be received on or before May 14, 2015 to facilitate timely delivery to the stockholder.

ITEM NO. 1—ELECTION OF DIRECTORS

The Board consists of nine members. At our 2013 annual meeting, stockholders approved an amendment to our certificate of incorporation to declassify the Board and provide for the annual election of directors. As provided for in the amendment, commencing in 2014, the class of directors standing for election was elected for a one-year term. The directors standing for election in 2015 will be elected for a one-year term expiring at the 2016 annual meeting. The amendment did not shorten the term of any director previously elected for a three-year term. Accordingly, those directors who already have been elected to three-year terms will hold office until the end of their three-year term. Any director appointed to fill a vacancy will serve the remainder of the term of that position. Beginning with the 2016 annual meeting, all directors will stand for election for one-year terms.

The Nominating and Corporate Governance Committee has nominated, and the Board is recommending to the stockholders, Antonio Alvarez, Peter Blackmore, Ahmad R. Chatila, Clayton C. Daley, Jr., Emmanuel Hernandez and Georganne C. Proctor for re-election as directors at the Meeting to serve for one-year terms expiring at the 2016 annual meeting. Ms. Proctor and Messrs. Alvarez, Blackmore, Chatila, Daley and Hernandez (collectively, the “Nominees”) have each consented to serve for a new term. If elected, each will continue in office until his or her successor has been elected and qualified or his or her earlier resignation, retirement or removal. If any of the Nominees is unable to serve as a director at the time of the Meeting, the persons named on the proxy card may vote for any alternative designated by the then-present members of the Board.

You may not vote for more than six nominees. The persons named on the proxy card intend to vote the proxy representing your shares for the election of each of the Nominees, unless you indicate a vote against or abstain on the proxy card or in your voting instructions. If you deliver the proxy card without giving any direction, the persons named on the proxy card will vote the proxy representing your shares FOR the election of each of the Nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF MS. PROCTOR AND MESSRS. ALVAREZ, BLACKMORE, CHATILA, DALEY AND HERNANDEZ AS DIRECTORS.

Director Qualifications

The Nominating and Corporate Governance Committee uses the same selection criteria regardless of whether the candidate has been recommended by a stockholder or identified by the Board. All candidates for election or reelection should (1) have sufficient experience in the semiconductor, solar and renewable energy systems, renewable and traditional energy industries retail and consumer industries, or working knowledge of project development and engineering, procurement and construction (“EPC”) to enable them to effectively help design and guide our business strategy, (2) be prepared to participate fully in Board activities, including preparation for, attendance at and active participation in, meetings of the Board, (3) not hold positions that would conflict with their responsibilities to us, and (4) have a high degree of personal integrity and interpersonal skills. In addition, each candidate should also be prepared to represent the best interests of all of our stockholders and not just one particular constituency. The Board believes directors should encompass a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests. In light of the nature of the Company’s business, the Nominating and Corporate Governance Committee (and Board as a whole) looks for director candidates who have experience in our industry, either as executives or directors and international experience. As a general matter, good judgment, strong character and leadership experience are key factors for qualification to serve as a member of the Board. In the event that there is an available Board position, the Board assesses its current aggregate skills set and, has in the past, specifically set out to fill any perceived gaps in experience or certain skills. The Board anticipates continuing to do so in the future. See “Director Nomination Process”, “Policy on Director Diversity” and “Director Evaluations” below.

The following provides information as of March 1, 2015 about each director nominee and each director that will continue as a director in 2015. The information presented includes information each director has provided us regarding their age, all positions they hold, their principal occupation and business experience for the past five years and the names of other publicly held companies of which they currently serve as a director or have served as a director during the past five years. The information presented in the director skills table shown below regarding each director’s specific experience, qualifications, attributes and skills led our Board to the conclusion that each person should serve as a director. We also believe all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. In addition, they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to SunEdison and our Board. Finally, we value their significant current and prior experience on other public and private company boards of directors and board committees.

There are no family relationships between any director or executive officer of the Company.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

Summary of Skills of Directors

	Alvarez	Blackmore	Chatila	Daley	Hernandez	Proctor	Tesoriere	Williams	Zwirn
Senior executive experience (CEO, CFO)	X	X	X	X	X	X		X	X
Solar energy, technology or energy industry experience	X	X	X		X		X		X
General management experience	X	X	X	X	X	X	X	X	X
International experience	X	X	X	X	X	X		X	X
High level of financial literacy				X	X	X	X

NOMINEES FOR ELECTION

Antonio R. Alvarez, Director since 2012, Age 58

Mr. Alvarez served as the Chief Operating Officer at Aptina Imaging, an imaging technology company, a position he held from August 2012 until his retirement in August 2014. Prior to joining Aptina, Mr. Alvarez served as Chief Operating Officer of Advanced Analogic Technologies from 2010 to 2012 and Chief Executive Officer of Leadis Technology from 2005 to 2009. He also previously served as Senior Vice-President of the Memory Products Division as well as Research & Development at Cypress Semiconductor Corporation (“Cypress”). Mr. Alvarez has Bachelor’s and Master of Science degrees in Electrical Engineering from the Georgia Institute of Technology and is currently a member of its advisory board. He also serves on the board of directors of ChipMOS Technologies, a leading independent provider of semiconductor testing and assembly services to customers in Taiwan, Japan and the United States, and Chairman of the Board of SunEdison Semiconductor Limited (“SSL”), a global leader in the development, manufacture and sale of silicon wafers to the semiconductor industry previously a wholly owned subsidiary of SunEdison.

Mr. Alvarez brings to the Company extensive experience in business development and product and research development. He also brings to the Company executive management and strategic business development experience derived during his service as a senior executive and chief executive officer.

Peter Blackmore, Director since 2006, Age 67

Mr. Blackmore served as President, Chief Executive Officer and a member of the Board of Directors of ShoreTel, Inc., an internet protocol communications company from December 2010 until his retirement in August 2013. From July 2008 until September 2010, Mr. Blackmore served as President, Chief Executive Officer and a member of the board of directors of UTStarcom, Inc., an internet protocol company. From July 2007 to July 2008 he was President and Chief Operating Officer for UTStarcom. Before this position, Mr. Blackmore had been Executive Vice President of Unisys Corporation from February 2005 to July 2007. From 1991 through August 2004, Mr. Blackmore served in various roles at Compaq Computer Corporation, and Hewlett-Packard Company, or HP, most recently as Executive Vice President of the Customer Solutions Group at HP from May 2004 through August 2004, and as Executive Vice President of the Enterprise Systems Group at HP from 2002 to May 2004. Prior to the merger of Compaq and HP, he served as Senior Vice President of Worldwide Sales and Service of Compaq from 2000 through 2002 and Senior Vice President of Worldwide Sales and Marketing of Compaq from 1998 through 2000. Mr. Blackmore was a member of the Board of Directors of Multi-Fineline Electronix, Inc. from 2005 to 2008. Mr. Blackmore has significant experience in the computer and telecommunications industries. In addition, he has significant experience in China and India through his work with HP and UTStarcom.

Mr. Blackmore brings to the Company extensive sales and marketing experience in consumer and related markets, including senior management responsibility. He also brings to the Company the experience obtained by his prior service as the chief executive officer of two publicly-listed companies.

Ahmad R. Chatila, Director since 2009, Age 48

Mr. Chatila has served as President and Chief Executive Officer and member of the board of directors of SunEdison since March 2009. He oversaw our acquisition of SunEdison LLC in 2009 and developed SunEdison’s solar strategy. Prior to joining SunEdison, Mr. Chatila served as Executive Vice President, Memory and Imaging Division of Cypress Semiconductor Corporation, a semiconductor design and manufacturing company, from July 2005 to February 2009. From September 2004 to June 2005, he was the Vice President of Operations of the Cypress Memory and Imaging Division, and before that he served as Managing Director of the low power memory business unit in the Memory and Imaging Division from January 2003 to September 2004. Mr. Chatila initially joined Cypress in 1991 and held a number of management roles in wafer technology development, manufacturing and sales since that time, including the positions described above. From November 1997 to December 1999, he worked for Taiwan Semiconductor Manufacturing Company as Senior Account Manager, before rejoining Cypress in January 2000. Mr. Chatila has over 20 years’ experience in the semiconductor industry, with increasing responsibility as an executive during this time, prior to his appointment as our President and Chief Executive Officer. He also serves as Chairman of the Board of TerraForm Power, Inc. (“TerraForm Power”), an owner and operator of contracted clean power generation assets.

Mr. Chatila brings to the Company significant leadership, technical and operational management experience. He also has demonstrated strong executive leadership and provides a unique perspective in developing our strategic outlook and identifying worldwide opportunities.

Clayton C. Daley, Jr., Director since 2014, Age 63

Mr. Daley was appointed to the SunEdison Board of Directors effective August 1, 2014, to fill the vacancy created by the early retirement of Marshall Turner, whose term was set to expire in 2015. Mr. Daley is currently retired. He is the former Vice Chairman and Chief Financial Officer of The Procter & Gamble Company. Mr. Daley began his career with Procter & Gamble in 1974 and served in roles of increasing responsibility during his 35-year career there. He currently serves on the Board of Directors and is Chairman of the Audit Committee and a member of the Compensation and Option Committee of Starwood Hotels & Resorts Worldwide, Inc., a hotel and leisure company. He was a member of the Board of Directors of Foster Wheeler AG, an international engineering, construction and project management contractor from 2009 to 2014, and of Nucor Corporation, a manufacturer of steel and steel products from 2001 to 2012. Mr. Daley also served as Chairman of the Audit Committee and a member of the Compensation and Executive Development and Governance and Nominating Committees for Nucor.

Mr. Daley brings to the Company extensive financial management experience and financial expertise, having served as chief financial officer of a Fortune 100 company. He also brings to the Company expertise in executive management and provides significant contributions to the Board in finance and business development.

Emmanuel T. Hernandez, Director since 2009, Age 59

Mr. Hernandez has served as Chairman of the Board of Directors of SunEdison since January 2013 and as a member of our Board since 2009. From April 2005 to November 2008, he served as the Chief Financial Officer of SunPower Corporation. Mr. Hernandez retired as Chief Financial Officer of SunPower in November 2008, but continued in a transition role at SunPower until January 2009. Prior to April 2005, he served for more than 11 years as the Executive Vice President of Finance and Administration and Chief Financial Officer for Cypress, having joined that company in 1993 as its Corporate Controller. Prior to that, Mr. Hernandez held various financial positions with National Semiconductor Corporation from 1976 through 1993. He currently serves on the Board of Directors of ON Semiconductor Corp., a manufacturer and marketer of semiconductor components for electric systems and Aruba Networks, Inc., a provider of enterprise mobility solutions.

Mr. Hernandez brings to the Company extensive financial management experience and financial expertise, having served as both controller and chief financial officer of several companies in the high-tech industry. He also brings to the Company extensive expertise in executive management and provides significant contributions to the Board in finance and business development.

Georganne C. Proctor, Director since 2013, Age 58

Ms. Proctor was appointed to the SunEdison Board of Directors effective October 30, 2013, to fill the vacancy created by the early resignation of Jeffry N. Quinn, a director serving with a term expiring in 2015. Ms. Proctor, currently retired, is the former Chief Financial Officer of TIAA-CREF, a position she held from 2006 to 2010. From 2003 to 2005, she was Executive Vice President, Finance of Golden West Financial Corporation. Prior to that, Ms. Proctor served as Chief Financial Officer of Bechtel Group, Inc. from 1997 to 2002 and on the Board of Directors of Bechtel from 1999 to 2002. She currently serves on the Board of Directors of Redwood Trust, Inc., a company engaging in investing, financing and managing real estate related assets, and OCH-ZIFF Capital Management, a provider of investment advisory services. Ms. Proctor previously served on the Board of Directors of Kaiser Aluminum Corporation, a producer of semi-fabricated specialty aluminum products, from 2006 to 2009.

Ms. Proctor brings to the Company extensive financial management experience and financial expertise, having served as chief financial officer for a Fortune 100 financial services organization. Ms. Proctor’s experience allows her to bring valuable insight to the Board in finance development and our relationships with key financial partners.

DIRECTORS CONTINUING IN SERVICE

Steven V. Tesoriere, Director since 2012, Age 37

(Term expiring in 2016)

Mr. Tesoriere is a Managing Principal and Portfolio Manager of Altai Capital Management, L.P. Prior to founding Altai Capital in 2009, he was an analyst at Anchorage Capital Group, L.L.C. from 2003 to 2009, and prior to that, he was an Associate at Goldman, Sachs & Co. and an Analyst at The Blackstone Group, L.P. Mr. Tesoriere is a member of the Board of Directors of TerraForm Power.

Mr. Tesoriere brings to the Company extensive financial management experience and financial expertise as managing principal of a private financial investment advisory firm. Mr. Tesoriere’s experience allows him to bring valuable insight to the Board in finance development and our relationships with key financial partners.

James B. Williams, Director since 2003, Age 58

(Term expiring in 2016)

Mr. Williams is a Partner of TPG Capital (formerly Texas Pacific Group), a leading, global private equity firm. He joined Texas Pacific Group in February 1999. Mr. Williams also is a member of the board of directors of several private companies. He is a former chief executive responsible for strategic and operational leadership and results of a large health care business. Mr. Williams is also the former managing partner of a global management consulting firm specializing in organizational effectiveness, strategic management and executive compensation. Currently, in his role as a partner at TPG Capital, he has responsibility for, among other things, supporting and guiding the performance of executives.

Mr. Williams brings to the Company extensive executive management experience having served as a chief executive officer. He also brings to the Company extensive experience in executive compensation obtained by his prior service as managing partner of a global management consulting firm.

Randy H. Zwirn, Director since 2013, Age 61

(Term expiring in 2016)

Mr. Zwirn has served as Chief Executive Officer, Energy Service Division of Siemens AG, Energy Sector since January 2008. He also serves as President and Chief Executive Officer of Siemens Energy, Inc. with regional responsibility for the overall Energy Sector in the Americas. Siemens AG is a global technology company focusing on the areas of electrification, automation and digitalization. Prior to January 2008, Mr. Zwirn was a member of the Group Executive Management of the Siemens Power Generation Group, a position he held since 1998. Prior to 1998, he served as President of the Power Generation business of Westinghouse Electric Corporation, which was acquired by Siemens in 1998. Mr. Zwirn has over 37 years of experience in the energy sector.

Mr. Zwirn brings to the Company extensive experience in the energy sector, strategic business development and executive management derived during his service as a chief executive officer in the energy sector. He also brings to the Company experience with various management disciplines arising from his prior service on the boards of directors of several private organizations.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND EXECUTIVE OFFICERS

The following table lists the beneficial ownership of Common Stock as of the Record Date, based on the number of shares outstanding as of such date, by: (i) each of our directors; (ii) each of our “named executive officers” listed in the summary compensation table under “EXECUTIVE COMPENSATION” below; (iii) all directors and executive officers as a group; and (iv) each person known by the Company to beneficially own five percent (5%) or more of Common Stock. Except as indicated below, each person has the sole power to vote and transfer his or her shares or interests.

Name	Number of Shares of SunEdison Common Stock Beneficially Owned (#)	Percentage of SunEdison Common Stock Outstanding (%)

Greenlight Capital, Inc.	24,953,888(1)	9.2
Hoplite Capital Management, L.P.	24,637,974(2)	9.0
Fir Tree Inc.	20,155,418(3)	7.4
Deutsche Bank AG	16,901,557(4)	6.2
Blackrock, Inc.	15,892,827(5)	5.9
The Vanguard Group, Inc.	15,815,021(6)	5.83
Wellington Management Company, LLP	15,019,106(7)	5.53
Antonio R. Alvarez	67,033(8)	*
Peter Blackmore	153,000(9)	*
Clayton C. Daley, Jr.	12,900(10)	*
Emmanuel Hernandez	157,100(11)	*
Georganne C. Proctor	26,850(12)	*
Steven V. Tesoriere	6,431,372(13)	2.36
James B. Williams	181,200(14)	*
Randy H. Zwirn	52,450(15)	*
Ahmad Chatila	587,140(16)	*
Brian Wuebbels	239,987(17)	*
Carlos Domenech	512,849(18)	*
David Ranhoff	219,324(19)	*
Shaker Sadasivam	250,242(20)	*
All directors and executive officers as a group (16 persons)	9,099,623(21)	3.32

*	Represents less than 1% of outstanding Common Stock as of the Record Date.

(1)	As set forth in such company’s Schedule 13G, filed on February 13, 2015, Greenlight Capital, Inc., 140 East 45th Street, 24th Floor, New York, New York 10017, together with its affiliates DME Advisors, LP, DME Capital Management, LP, DME Advisors GP, LLC and David Einhorn, reports shared voting and dispositive power over these shares.

(2)	As set forth in such company’s Schedule 13G/A, filed on February 13, 2015, Hoplite Capital Management, L.P., 810 Seventh Avenue, 34th Floor, New York, NY 10019, together with its affiliates Hoplite Capital General Partner, LLC and John T. Lykouretzos, reports shared voting and dispositive power over these shares.

(3)	Based solely on information contained in a Schedule 13G filed with the SEC by Fir Tree Inc. on February 17, 2015. According to the filing, Fir Tree Inc., 505 Fifth Avenue, 23rd Floor, New York, New York 10017, is the beneficial owner of 20,155,418 shares of Common Stock.

(4)	As set forth in such company’s Schedule 13G, filed on February 17, 2015, Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Federal Republic of Germany, together with its subsidiaries and affiliates Deutsche Bank Securities Inc., Deutsche Bank AG, Frankfurt, and Deutsche Bank AG, London Branch, reports sole voting and dispositive power over these shares (total includes convertible bonds and call options on “as converted” basis).

(5)	As set forth in such company’s Schedule 13G/A, filed on February 9, 2015, BlackRock, Inc., 40 East 52nd Street, New York, NY 10022, on behalf of its subsidiaries BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC and BlackRock Life Limited reports sole voting power over 15,051,442 shares and sole dispositive power over 15,892,827 shares.

(6)	As set forth in such company’s Schedule 13G/A, filed on February 11, 2015, The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, together with its subsidiaries Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., reports sole voting power over 171,267 shares, sole dispositive power over 15,666,354 shares and shared dispositive power over 148,667 shares.

(7)	Based solely on information contained in a Schedule 13G/A filed with the SEC by Wellington Management Company, LLP on February 12, 2015. According to the filing, Wellington Management Company, LLP, 280 Congress Street, Boston, MA 02210, has shared voting power over 10,709,088 shares and shared dispositive power over 15,019,106 shares.

(8)	Includes 9,000 shares that may be acquired by the holder within 60 days of the Record Date, including 45,533 shares underlying RSU awards that such director could receive upon his resignation as a director.

(9)	Includes 9,000 shares that may be acquired by the holder within 60 days of the Record Date, including 97,000 shares underlying RSU awards that such director could receive upon his resignation as a director.

(10)	Includes 7,900 shares underlying RSU awards that such director could receive upon his resignation as a director.

(11)	Includes 9,000 shares that may be acquired by the holder within 60 days of the Record Date, including 98,100 shares underlying RSU awards that such director could receive upon his resignation as a director.

(12)	Includes 9,000 shares that may be acquired by the holder within 60 days of the Record Date, including 11,600 shares underlying restricted stock unit awards that such director could receive upon her resignation as a director.

(13)	Mr. Tesoriere is a managing principal of Altai Capital Management, L.P. and a manager of Altai Capital Management, LLC. Mr. Tesoriere disclaims beneficial ownership of the securities held by Altai Capital Management, L.P. except to the extent of his pecuniary interest therein.

(14)	Includes 9,000 shares that may be acquired by the holder within 60 days of the Record Date, including 112,200 shares underlying RSU awards that such director could receive upon his resignation as a director.

(15)	Includes 9,000 shares that may be acquired by the holder within 60 days of the Record Date, including 30,950 shares underlying RSU awards that such director could receive upon his resignation as a director.

(16)	Includes 337,500 shares that may be acquired within 60 days of the Record Date.

(17)	Includes 110,687 shares that may be acquired within 60 days of the Record Date and indirect interest in 41,063 shares in our common stock held under deferred compensation plan

(18)	Includes 139,980 shares that may be acquired within 60 days of the Record Date.

(19)	Includes 88,720 shares that may be acquired within 60 days of the Record Date.

(20)	Includes 123,820 shares that may be acquired within 60 days of the Record Date.

(21)	Includes 862,607 shares that may be acquired within 60 days of the Record Date and 395,383 shares underlying RSU awards held by directors that such directors could receive upon resignation as a director. Also includes shares that may be deemed to be beneficially owned by Mr. Tesoriere which are held by Altai Capital Management L.P.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

Our Board consists of nine directors, eight of whom have been determined to be independent under applicable New York Stock Exchange (“NYSE”) Rules. Our Board of Directors affirmatively determined that, in its judgment, each current director other than Mr. Chatila meets all applicable independence standards established by the NYSE. With respect to Mr. Hernandez, the Board specifically considered the relationship between the Company and the adult son of Mr. Hernandez, who was employed by the Company during 2014 in the capacity of a software quality assurance engineer. The Company paid Mr. Hernandez’s son $136,837 in 2014. The Board concluded that the combination of modest compensation and the capacity in which Mr. Hernandez’s son was employed (a technical support role) rendered this relationship not one that would affect Mr. Hernandez’s independence from management. With respect to Mr. Tesoriere, the Board specifically considered his relationship to Altai Capital Management L.P., a significant stockholder of the Company. The Board concluded, consistent with the guidance of the NYSE, that this significant stock ownership did not adversely affect Mr. Tesoriere’s independence from management.

The standing committees of the Board are the Audit Committee, the Compensation Committee, the Finance and Investment Committee and the Nominating and Corporate Governance Committee. The Board met fourteen times in 2014. During 2014, each director attended at least 75% of the aggregate Board and committee meetings on which he or she served during their tenure on the Board.

Corporate Governance

Our Board adopted and maintains our corporate governance guidelines. The Board also adopted a code of business conduct applicable to all of our directors, officers and employees. The corporate governance guidelines and code of business conduct are posted on our website at www.sunedison.com. Copies of the corporate governance guidelines and code of business conduct are also available in print at no charge to any stockholder who requests them by writing to the Director of Investor Relations at SunEdison, Inc., 13736 Riverport Drive, Maryland Heights, Missouri 63043.

In accordance with our corporate governance guidelines, non-management directors hold executive sessions regularly without management present. The non-management directors meet at least once annually, although the non-management directors typically meet without management present each quarter in conjunction with SunEdison’s regular quarterly Board meetings. Interested parties seeking to make their concerns known to the Board of Directors may communicate directly with the non-management members of the Board by sending written correspondence by mail to SunEdison Board of Directors, P.O. Box 19706, Alexandria, VA 22320, or to the SunEdison Corporate Secretary, 13736 Riverport Drive, Maryland Heights, Missouri 63043, or by email to: sunedison@corporateethics.com. Any written correspondence intended only for the non-management directors should be clearly marked as such.

Also consistent with our corporate governance guidelines, directors are expected to attend a minimum of 75% of all Board meetings and, where applicable, meetings of committees on which the directors serve. Directors are encouraged, but not required, to attend our annual stockholders’ meeting. In 2014, eight (8) of our nine directors in office at that time attended the annual stockholders’ meeting.

Board Policy Regarding Voting for Directors

In February 2010, the Board adopted amendments to SunEdison’s By-Laws to provide for majority voting in director elections. Prior to these amendments, directors were elected by a plurality of the votes cast. SunEdsion’s By-Laws require that in order to be elected, the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that nominee. Our director nominees are currently serving on the Board. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” SunEdison has adopted a policy whereby any incumbent director nominee who receives a greater number of votes “against” his or her election than votes “for” such election will tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. In that situation, our Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board would act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results were certified.

Audit Committee

Our Audit Committee is currently comprised of four directors. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to:

•	The quality and integrity of our financial statements and financial reporting processes;

•	Our system of internal accounting, financial controls and disclosure controls;

•	The qualifications and independence of our independent registered public accounting firm;

•	The performance of our internal audit function and independent registered public accounting firm; and

•	Compliance with legal and regulatory requirements, codes of conduct and ethics programs established by management and the Board.

The Audit Committee is responsible for appointing, retaining, compensating, evaluating and, if necessary, terminating SunEdsion’s independent registered public accounting firm. The Audit Committee meets periodically with representatives from our independent registered public accounting firm separate from management. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of confidential and anonymous complaints regarding SunEdison’s accounting, internal accounting controls and auditing matters. We have published these procedures on our website at www.sunedison.com. A copy of these procedures is also available in print at no charge to any stockholder who requests the procedures by writing to the Director of Investor Relations at SunEdison, Inc., 13736 Riverport Drive, Maryland Heights, Missouri 63043.

The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on our website at www.sunedison.com. A copy of the charter is also available in print at no charge to any stockholder who requests the charter by writing to the Director of Investor Relations at SunEdison, Inc., 13736 Riverport Drive, Maryland Heights, Missouri 63043. The members of the Audit Committee as of December 31, 2014 were Ms. Proctor (Chair) and Messrs. Daley, Hernandez and Tesoriere. Until his July 31, 2014 retirement from the Board, Mr. Turner served as the Audit Committee Chair. The Board affirmatively determined that, in its judgment, each member of the Audit Committee during 2014 and 2015 was and is financially literate and meets all applicable audit committee independence standards established by the NYSE and the SEC. The Board also determined that each of Ms. Proctor and Messrs. Daley and Hernandez is an “audit committee financial expert” within the meaning of the rules and regulations adopted by the SEC and the NYSE. The Audit Committee met nine times in 2014.

Compensation Committee

Our Compensation Committee currently consists of three directors. The Compensation Committee discharges the Board’s responsibilities relating to compensation of our executives and directors. Specifically, the Compensation Committee:

•	Reviews and approves all CEO compensation, including incentive compensation and corporate and individual goals and objectives relevant to the CEO, and evaluates the CEO’s performance in light of those goals and objectives;

•	Reviews and approves the base salaries, incentive compensation and equity-based compensation of the Company’s other executive officers;

•	Approves all significant compensation or incentive plans for executives (including material changes to all such plans);

•	Has the sole authority to retain or obtain the advice of any compensation consultant, independent legal counsel or other adviser after taking into account certain factors which address the independence of that consultant, counsel or adviser; and

•	Annually reviews and discusses with management the Compensation Discussion and Analysis for inclusion in the Company’s proxy statement.

The Compensation Committee operates under a written charter adopted by the Board. The Compensation Committee charter makes provision for assessing potential conflicts of interest of compensation consultants and other advisers in accordance with NYSE and SEC rules. A copy of the charter is available on our website at www.sunedison.com. A copy of the charter is also available in print at no charge to any stockholder who requests the charter by writing to the Director of Investor Relations at SunEdison, Inc., 13736 Riverport Drive, Maryland Heights, Missouri 63043. The members of the Compensation Committee as of December 31, 2014 were Messrs. Williams (Chair), Alvarez and Blackmore. The Board determined that each of Messrs. Williams, Alvarez and Blackmore meets the independence standards established by the NYSE for compensation committee members, as well as those established by applicable SEC rules and Section 162(m) of the Internal Revenue Code (the “Code”). The Compensation Committee met nine times in 2014.

Finance and Investment Committee

Our Finance and Investment Committee (the “Finance Committee”) currently consists of four members. The Finance Committee assists the Board by providing oversight of the use and development of the financial resources of the Company. The Finance Committee may also:

•	Recommend to the Board the annual operating plan and budget, including annual plans for capital expenditures by each of the business units, and annual plans for development spend; and

•	Provide guidance to management in the development of strategic plans.

The Finance Committee operates under a written charter adopted by the Board, a copy of which is available on our website at www.sunedison.com. A copy of the charter is also available in print at no charge to any stockholder who requests the charter by writing to the Director of Investor Relations at SunEdison, Inc., 13736 Riverport Drive, Maryland Heights, Missouri 63043. The members of the Finance Committee as of December 31, 2014 were Messrs. Tesoriere (Chair), Blackmore, Daley and Zwirn. The Finance Committee met nine times in 2014.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee (the “Governance Committee”) currently consists of three members. The Governance Committee:

•	Assists the Board by identifying individuals qualified to become members of the Board;

•	Recommends to the Board the director nominees for the next annual stockholders’ meeting and from time to time to fill vacancies on the Board;

•	Recommends to the Board our corporate governance guidelines; and

•	Leads the Board in its annual review of the Board’s performance.

The Governance Committee operates under a written charter adopted by the Board, a copy of which is available on our website at www.sunedison.com. A copy of the charter is also available in print at no charge to any stockholder who requests the charter by writing to the Director of Investor Relations at SunEdison, Inc., 13736 Riverport Drive, Maryland Heights, Missouri 63043. The members of the Governance Committee as of December 31, 2014 were Messrs. Blackmore (Chair), Williams and Zwirn. The Board determined that each of Messrs. Blackmore, Williams and Zwirn meet the independence standards established by the NYSE. The Governance Committee met five times in 2014.

Director Nomination Process

The Governance Committee is responsible for identifying, evaluating and nominating persons for election to our Board. Following its evaluation, the Committee then recommends to the full Board a slate of director candidates for inclusion in the proxy statement and proxy card.

In the case of incumbent directors, the Governance Committee will review each director’s overall service during his/her current term. In the case of new director candidates, the Committee will first determine whether the nominee must be independent under the rules of the NYSE and identify any special needs of the current Board. The Committee will consider individuals recommended by current Board members, Company management and stockholders. The Committee will seek to identify and recruit the best available candidates using the qualifications set forth above under “Director Qualifications.”

The Governance Committee will consider recommendations for director nominees from SunEdison stockholders. Any stockholder wishing to submit a recommendation should send the following information to our Corporate Secretary, 13736 Riverport Drive, Maryland Heights, Missouri 63043:

•	Stockholder’s name, number of shares owned, length of period held and proof of ownership;

•	Name, age and address of candidate;

•	Candidate’s detailed resume;

•	Description of any arrangements or understandings between the stockholder and the candidate; and

•	Signed statement from the candidate confirming his or her willingness to serve on the Board.

Stockholders may submit potential director candidates at any time pursuant to these procedures. The Governance Committee will consider such candidates in connection with annual elections of directors, filling any director vacancies and at other times deemed appropriate by the Committee. If a stockholder seeks to nominate a candidate for director for election at the 2016 annual stockholders’ meeting, the stockholder must follow the procedures described below under “Stockholder Proposals for 2016 Annual Meeting.”

Policy on Director Diversity

While the Governance Committee does not have a written policy regarding diversity in identifying new director candidates, the Governance Committee takes diversity into account in looking for the best available candidates to serve on the Board. When conducting a search for a new director, the Governance Committee typically hires an independent search firm who is instructed to search from a wide field of candidates, including women and minority candidates. As part of the search, the Governance Committee looks to establish diversity on the Board through demographics and backgrounds, experience (including operational experience and experience in non-traditional environments, such as government, academia and non-profit organizations), skills and viewpoints, all with a view to identify candidates who can assist the Board with its decision making. The Governance Committee believes that the current Board reflects diversity on a number of these factors.

When conducting its most recent search for a new director in 2014 after the announcement of Mr. Turner’s retirement, the Governance Committee led the search and hired a search firm. The list of candidates interviewed by the Committee included ethnically diverse men and women with backgrounds ranging from industry to academia and the government sector. The results of the search led to the recommendation by the Committee to the Board of Mr. Clayton C. Daley, Jr. to fill the vacancy left by Mr. Turner’s retirement.

Director Evaluations

On an annual basis, the Governance Committee conducts an evaluation of the Board, the functioning of the committees and each individual member of the Board in order to ensure the Board reflects the knowledge, experience, skills, expertise and diversity required for the Board to fulfill its duties. In addition to this evaluation, the Board and each committee conduct a self-assessment. The Governance Committee reviews the results of these self-assessments, shares the same with the Board and each Committee, as appropriate, and makes recommendations to the Board to improve Board and/or committee function.

Board of Directors’ Role in Risk Management

Risk is an integral part of Board and committee deliberations throughout the year. The Company conducts a formal annual risk assessment as well as coordinates on-going risk management activities throughout the year to identify, analyze, respond to, monitor and report on risks. Risks reviewed by the Company include operational risks, financial risks, legal and compliance risks, IT risks and strategic risks. While it is the job of the Chief Executive Officer and senior management to assess and manage the Company’s exposure to risk, the Audit Committee provides oversight to the process. The Audit Committee is responsible for discussing the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee and the Board annually review an assessment of the primary operational and regulatory risks facing the Company, their relative magnitude and management’s plan for mitigating these risks. In addition, the Board discusses risks related to the Company’s business strategy at the annual strategic planning meeting and at other meetings as appropriate.

Risk Considerations in our Compensation Program

Our Compensation Committee has discussed the concept of risk as it relates to our compensation program and the Committee does not believe our compensation program encourages excessive or inappropriate risk-taking by our executives or employees for the following reasons:

•	We structure our pay to consist of both fixed and variable compensation. The salary portion of compensation is designed to provide a steady income regardless of stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both short-term and long-term corporate performance. For short-term performance, our cash bonus is awarded based on achievement of Company and personal targets. For long-term performance, our stock option awards generally vest over four years and are only valuable if our stock price increases over time or certain longer-term financial metrics are achieved. Our restricted stock units (“RSUs”) generally vest after achievement of performance objectives in equal installments over a set number of years, over time, either equal installments over a set number of years or all at once (e.g., after three, four or five years), or a combination of performance and time based. The Committee believes that these variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short-term and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks.

•	Because the performance measures for determining incentive payments consist largely of Company measures (as opposed to division, segment, unit or function measures), we believe our executives are encouraged to take a balanced approach that focuses on corporate performance.

•	Under our short-term (annual) incentive program, our financial targets are applicable to our executives and employees alike, regardless of business segment. We believe this encourages consistent behavior across the organization, rather than establishing different performance metrics depending on a person’s position in the Company or their business segment. As a result, a person in our most profitable business segment is not encouraged to take more risk than someone in a less profitable business segment and vice-versa. In addition to our annual incentive plan that is based on corporate metrics, in 2012 we implemented the Downstream Solar Project Bonus Plan which applies to a select group of our employees. The plan encourages global cooperation along multiple lines of business to help drive the successful completion of our solar energy projects.

•	Under our short-term (annual) incentive program, we cap our cash bonus at double the target level, which we believe also mitigates excessive risk taking. Even if the Company dramatically exceeds its targets, bonus payouts are limited. Conversely, we have a hurdle on bonus payouts so that profitability below a certain level (as approved by the Compensation Committee) does not result in bonus payouts for this metric.

•	We have strict internal controls over the measurement and calculation of targets for bonus payouts, designed to keep the targets from being susceptible to manipulation by any employee, including our executives.

•	We believe that our focus on Company performance metrics (through our short-term incentive program) and stock price performance (through grants of stock options and RSUs) provides a meaningful constraint on excessive risk taking.

Board Leadership Structure

Although SunEdison’s By-Laws do not require separate individuals serving in the role of Chairman of the Board and Chief Executive Officer, SunEdison believes it is currently best served by having separate individuals serve as Chairman of the Board and as Chief Executive Officer. Due to the Company’s volume growth plans and our focus on maximizing operational efficiency, the Board believes that the Chief Executive Officer’s full time and attention should be spent on leading that growth with a focus on the Company’s everyday operations. As a result, Mr. Chatila serves on the Board of Directors, but Mr. Hernandez, an independent outside director, serves as the Chairman of the Board. Mr. Hernandez has six years of service on the Board, and brings additional expertise to the Chairman role as a former Chief Financial Officer of SunPower and Cypress.

Director Compensation

In May 2014, our Board adopted a new non-employee director compensation program. The changes were designed to emphasize retainers, and eliminate most per-meeting fees. Until adoption of the new program, our directors fees were based on our prior program. The table below presents the 2014 compensation for service on the Board and its various committees:

Annual Cash Retainers
Board Cash Retainer	$65,000
Board Chairman Additional Retainer	$65,000
Audit Committee Retainers
• Chair	$40,000
• Member	$15,000
Compensation Committee
• Chair	$25,000
• Member	$10,000
Governance Committee
• Chair	$10,000
• Member	$5,000
Finance Committee
• Chair	$10,000
• Member	$5,000

Finance Committee members receive $1,000 per meeting for every meeting over eight attended per year, but no other meeting fees are paid.

In addition, the non-employee director compensation program in place during 2014 provided for, and the table below reflects, annual equity compensation grants as follows:

Outside directors are awarded RSUs for shares of Common Stock annually on the date of the annual stockholder meeting. The RSUs vest 100% on the first anniversary of the grant date. Each year, except in unusual circumstances (e.g., in fiscal year 2012 when the Company’s stock price was unusually low and the Compensation Committee determined to make smaller grants), RSUs are awarded in an amount such that the number of underlying shares of Common Stock has a total value of $185,000 on the date the award is granted (rounded to the nearest 100 shares). Newly elected or appointed outside directors that become directors on a date other than the date of the annual stockholder meeting receive RSUs for a pro rata portion of the $185,000 total value based on their start date.

The following table provides certain information about compensation paid to our outside directors during 2014.

Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Antonio Alvarez	89,093	184,500	273,593
Peter Blackmore	108,082	184,500	292,582
Clayton C. Daley, Jr.(2)	70,834	153,813	224,647
Emmanuel Hernandez	151,000	184,500	335,500
Georganne C. Proctor	119,311	184,500	303,811
Steven Tesoriere(3)	0.00	0.00	0.00
Marshall Turner	0.00	184,500	184,500
James Williams	104,000	184,500	288,500
Randy H. Zwirn	85,354	184,500	269,854

(1)	This amount represents the aggregate grant date fair value of the RSUs granted to each director, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”) and determined by multiplying the number of RSUs granted by the fair market value of the Company’s common stock on the grant date.

(2)	Mr. Daley joined the Board of Directors effective August 1, 2014.

(3)	Mr. Tesoriere waives all compensation from the Company for his service on the Board of Directors.

Director Equity Outstanding at 2014 Fiscal Year-End

The following table summarizes equity awards outstanding as of December 31, 2014 for each director.

Name	Stock Awards Number of Shares or Units of Stock That Have Not Vested	Option Awards Number of Securities Underlying Unexercised Options
Antonio Alvarez	54,533	25,000
Peter Blackmore	106,000	30,000
Clayton C. Daley, Jr.(3)	7,900	0
Emmanuel Hernandez	107,100	10,000
Georganne C. Proctor	20,600	25,000
James Williams	121,200	0
Randy H. Zwirn	39,950	25,000

REPORT OF THE AUDIT COMMITTEE

We have met and held discussions with SunEdison management and with SunEdison’s independent registered public accounting firm, KPMG LLP (“KPMG”). We have reviewed and discussed the consolidated financial statements of SunEdison for 2014 with SunEdison management. We discussed with KPMG the matters required to be discussed by Auditing Standard No. 16, “Communication with Audit Committees”, as adopted by the Public Company Accounting Oversight Board, or the “PCAOB”.

KPMG also provided to us the written disclosures and the letter required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and we discussed with KPMG their independence.

Based on these reviews and discussions, we recommended to the Board of Directors that the audited consolidated financial statements for 2014 be included in SunEdison’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

Georganne C. Proctor (Chair)

Clayton C. Daley, Jr. (joined the Committee on August 1, 2014)

Emmanuel T. Hernandez

Steven V. Tesoriere

PRINCIPAL ACCOUNTING FIRM SERVICES AND FEES

KPMG served as our principal independent registered public accounting firm for 2013 and 2014. The following table presents fees paid to KPMG for services rendered during the last two fiscal years:

	2013 ($)	2014 ($)
Audit fees	4,793,000	3,887,000
Audit-related fees	2,706,000	2,413,000
Tax fees	1,674,000	942,000
All other fees	342,000	122,000

Audit fees consisted principally of the annual audits of the financial statements of SunEdison and its consolidated subsidiaries, reviews of financial statements included in the Form 10-Q and services that are normally provided in connection with statutory and regulatory filings. The audit fees for 2014 do not include approximately $3,680,000 incurred by the Company’s reportable business segments, SSL and TerraForm Power. In 2014, the Company’s Audit-related fees consisted principally of fees related to the preparation of TerraForm Power and other registration statements and its related audited financial statements. The “all other fees” category consisted of accounting advisory services and due diligence services related to acquisitions. The Audit Committee considered and determined that the provision of non-audit services by KPMG in 2014 was compatible with maintaining KPMG’s independence.

SunEdison has adopted pre-approval policies and procedures requiring that the Audit Committee pre-approve all audit and non-audit services performed by SunEdison’s independent auditors. Under the policy, some services may be pre-approved without consideration of specific case-by-case services, while other services require the specific pre-approval of the Audit Committee. The engagement of the audit firm for its annual audit services are subject to the specific pre-approval of the Audit Committee. Certain specific services were pre-approved by the Audit Committee in 2013 and 2014 pursuant to an agreed upon delegation of authority, which authorized management to engage our independent auditors to perform those services, and required them to provide detailed information about those services and costs to the Audit Committee at the next regularly scheduled Audit Committee meeting.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for the Company’s executive compensation programs. The Compensation Committee is appointed by the Board of Directors to discharge the Board’s responsibilities relating to compensation of the Company’s executives and directors. The Compensation Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company.

This section addresses the compensation of our Named Executive Officers for the year ended December 31, 2014, including:

•	Ahmad Chatila, President and Chief Executive Officer
•	Brian Wuebbels, Executive Vice President & Chief Financial Officer
•	Shaker Sadasivam—President and Chief Executive Officer, SunEdison Semiconductor Limited

•	Carlos Domenech, Executive Vice President; President and Chief Executive Officer TerraForm Power, Inc.
•	David Ranhoff, Senior Vice President; President—Solar Materials

Executive Summary of 2014 Performance and Compensation Actions

Total company revenue for 2014 was approximately $2.5 billion, representing an increase of 2% versus 2013. The net loss was $1,180.4 million in 2014, compared to a loss of $586.7 million in 2013. A significant portion of the change in both revenue and profit was attributable to the significant shift in our solar business strategy, described below.

SunEdison continued to improve its long-term positioning in 2014. In 2014 the company completed a record 1,048 megawatts of solar projects, nearly double the 2013 level of 537 megawatts. SunEdison project completions have grown at a compound growth rate of more than 90% since 2009. The company also ended the year with over 460 megawatts of projects under construction, and a project pipeline of more than 5.1 gigawatts, which was up by almost half from 3.46 megawatts exiting 2013.

Along with the strong project growth, the company took several actions intended to strengthen its balance sheet including:

•	Completing a successful initial public offering of SSL
•	Completing a successful initial public offering of TerraForm Power

With the strong growth in projects, the company believes that it is now positioned to capture additional value for shareholders by building and retaining certain solar projects, rather than building and selling all projects. While retaining more projects will lower near-term revenue and profit, we believe this approach will provide increasing and predictable cash flows in the future and provide higher value over the long-term.

Despite challenging conditions in the semiconductor market, SSL continued to increase market share and continues to take action to lower its cost structure while also continuing to improve in safety and product quality.

Actual executive compensation delivered during 2014 reflects our results, and we continue to leverage our programs to attract and retain talent to achieve strong operating performance and to build a strong base for operating growth in 2015 and beyond.

While SunEdison experienced dramatic challenges in 2014, the Company’s executive compensation programs continue to be based on a consistent philosophy that they must:

•	Reinforce the Company’s business objectives and the creation of long-term stockholder value;

•	Provide for performance-based reward opportunities that support growth and innovation without encouraging or rewarding excessive risk;

•	Align the interests of executives and stockholders by weighting a significant portion of compensation on sustained stockholder returns through long-term performance programs;

•	Attract, retain and motivate key executives by providing a mix of competitive compensation that includes fixed and variable compensation, short-term and long-term incentives, as well as cash and equity-based pay; and

•	Recognize and support outstanding individual performance and behaviors that demonstrate our Mission, Values and Culture.

In 2014, actions were taken to further strengthen the leadership team. These actions included the hiring of additional executive talent, attending to the further integration of talent from acquisitions and moving and expanding responsibilities for top executives. We have also continued our efforts to build and sustain a high performance culture through our training called One Company-One Culture, which represents our mission to create a healthy and supportive business environment that fosters outstanding performance, enhances business results, and creates a culture of collaborative, high-performance teams, acting as one highly effective and cohesive company.

This Compensation Discussion and Analysis describes the pay actions for 2014 as well as the decisions that impact executive pay for 2015.

Advisory Stockholder Say-On-Pay Vote

At the Company’s Annual Meeting of Stockholders in May 2014, the stockholders strongly approved, with a 97% vote in favor, on an advisory basis, the executive compensation disclosed in the proxy statement for that meeting. Subsequently, the Compensation Committee and the Board of Directors reviewed and gave consideration to that vote in determining executive compensation policies and actions. The Company holds the advisory vote on executive compensation annually.

Objectives and Design of SunEdison’s Executive Compensation Programs

SunEdison’s executive compensation programs are designed to attract and retain the highest quality executive talent possible, and more importantly, to provide meaningful incentives for such executives to remain with the Company and to strive to enhance stockholder value. Over time, the Compensation Committee has developed and adhered to three enduring executive compensation principles: (i) all compensation should be referenced and validated based on industry surveys; (ii) changes to compensation should be performance and responsibility based; and (iii) executive compensation should be targeted to the 50th and 75th percentiles of a relevant comparison group of companies (although the actual compensation of an individual may fall below or sometimes exceed these percentiles given a number of factors).

The Compensation Committee reviews the executive compensation programs at least annually to ensure that its compensation goals and objectives are being met. Additionally, the Compensation Committee determines the final compensation for the Chief Executive Officer and other named executive officers, although with respect to the other named executive officers, the Chief Executive Officer works closely with the Compensation Committee to make recommendations to the Compensation Committee regarding the other named executive officers’ compensation.

Surveys and Peer Group Comparisons

In reviewing SunEdison’s 2014 executive compensation programs and in making compensation decisions in previous years with regard to each of the elements of compensation discussed below, the Compensation Committee has utilized Radford’s Global Technology Survey. In

2014, the Committee utilized this survey to benchmark the pay of each of our named executive officers against a broader technology group of 60 companies, with revenue ranging from $1 billion to $6 billion. The Compensation Committee considered pay information from both this larger data set as well as a more focused database of 23 survey participants most similar to SunEdison in terms of revenue size and industry in developing its compensation decisions. These peers had average revenues of $3.34 billion and an average market capitalization of $6.5 billion.

In February 2014, management and the Compensation Committee again reviewed the peer group for the purpose of ensuring that the Company’s executive compensation was competitive on an external basis and aligned with stockholder interests. As a result, the Compensation Committee decided to maintain the same peer group that was used for the 2013 analysis. A detailed table outlining the peer group and criteria utilized in 2013 and 2014 is outlined below:

2013	2014
• 23 Peer Companies	• 23 Peer Companies

• Semiconductor component & capital equipment companies, as well as selected solar companies	• Semiconductor component & capital equipment companies, as well as selected solar companies

• $0.9 - $8.2 billion revenue	• $0.9 - $9.1 billion revenue

• Greater business complexity as defined by number of business units (average of 3) and product lines (average of 4)	• Greater business complexity as defined by number of business units (average of 3) and product lines (average of 4)

Average 2012 Revenues: $3.34 billion	Average 2013 Revenues: $3.38 billion

Based on the analyses, we maintained the same peer group for compensation decisions for both 2013 and 2014.

2013 and 2014 Peer Companies
• Altera Corporation	• LSI Corporation
• Advanced Micro Devices, Inc.	• Marvell Technology Group Ltd.
• Analog Devices	• Maxim Integrated Products, Inc.
• Atmel Corporation	• Micron Technology, Inc.
• Broadcom Corporation	• NCR Corporation
• Fairchild Semiconductor	• Nvidia Corporation
• First Solar, Inc.	• ON Semiconductor Corporation
• Juniper Networks, Inc.	• Rockwell Collins, Inc.
• KLA-Tencor	• Spansion Inc.
• Lam Research Corporation	• SunPower Corporation
• Linear Technology Corporation	• Teradyne, Inc.
• Xilinx, Inc.

Secondary Peer Group

The Compensation Committee also referred to a semiconductor component and capital equipment peer group as well as a broader technology group (revenues ranging from $1 billion to $6 billion) in both 2013 and 2014 for additional context about the competitive talent market.

Elements of Compensation

Our executive compensation program consists of the following components: base salaries; annual incentive awards; long term incentive awards (equity awards); and benefits. The Chief Executive Officer and other named executive officers participate in the same benefit programs as the U.S. based employee population. The following table shows each element of compensation and what it is designed to reward. Specifically, the table illustrates: why SunEdison utilizes each pay element; what each element is designed to reward; and how the Company determines the amount for each element.

Element	Pay Objective	Targeted Market Positioning
Base pay	To provide a fixed income based on an individual’s size, scope and complexity of role. Other factors that influence base pay include:	Between peer group median and 75th percentile.
• Current & historical performance of the individual
• Relative position vs. external market data

Annual Incentive (Bonus)	To provide rewards for achievement of corporate and personal objectives that drive SunEdison’s success.

Performance Based/Variable.

Target Incentives (expressed as a percent of base salary) are generally targeted at or below the peer group median. When the Company achieves performance greater than that of the peer group, incentives should reach at or above the peer group’s 75th percentile.

Corporate Performance Measures (80% for all Named Executive Officers and all other Executive Officers) are:
• Profitability (70%)
• Megawatts Completed (30%)

Personal Measures (20% for all Named Executive Officers and all other Executive Officers)
• Targeted business goals/metrics
• Strategic initiatives
• Leadership behaviors consistent with SunEdison’s Mission, Values & Culture (MVC)

Long-Term Incentive	To provide incentives aligned with the interests of stockholders and to build an incentive for long-term retention. These incentives are made in the form of equity (stock options and restricted stock units).	Between the peer group’s median and 75th percentile-based on individual and corporate performance.

Element	Pay Objective	Targeted Market Positioning

Health & Retirement Benefits	The Named Executive Officers participate in the same broad-based benefit programs offered to other U.S. employees. They include:	Above the median for U.S. companies of similar size.
• Healthcare benefits
• Dental benefits
• Long-term disability insurance
• 401(k) program with a match that is capped by the qualified limit established annually by the IRS
• Life Insurance—2x salary

Perquisites	SunEdison does not routinely provide any perquisites to its Named Executive Officers.	Not targeted.

Annual Incentive Plan

The 2014 Annual Incentive Plan is similar in design to the 2013 Plan for senior executives. The Compensation Committee approved company performance goals including profitability, as measured by the sum of SunEdison EBITDA and foregone margin (a measure which tracks margin foregone due to the strategic decision to hold projects on the balance sheet vs. selling them) and megawatts completed. These two goals were selected to align our executives with key 2014 areas of focus. The performance goals are weighted based on their relative importance to achieving the Company’s overall goals, with profitability weighted at 70% and megawatts completed weighted at 30% of the company goal component of the plan. Each of our Named Executive Officers other than Dr. Sadasivam had a portion of their annual incentive based on these two goals; Dr. Sadasivam’s company performance goals were specific to SSL.

The threshold level of performance for a particular performance goal represents the lowest level of performance for which any bonus would be earned on that performance goal. The maximum level of performance represents the level for which the maximum bonus would be earned for that particular goal, and the target represents the target level of performance. The actual bonus, if any, attributable to each performance goal is based on the actual performance compared to these performance levels. The threshold, target and maximum for each named executive officer as a percent of salary is as follows:

	Threshold	Target	Maximum
Ahmad Chatila	63%	125%	250%
Brian Wuebbels	38%	75%	150%
Shaker Sadasivam	38%	75%	150%
Carlos Domenech.	38%	75%	150%
David Ranhoff	38%	75%	150%
SVPs, VPs, Senior Directors	15 - 20%	30 - 60%	50 - 100%

In addition to the company goals, bonuses also are influenced by each individual’s performance relative to their personal goals for the year. For our named executive officers, company goals constitute 80% and personal performance goals constitute 20% of the incentive opportunity.

In March 2015, the Compensation Committee considered the company performance relative to our goals and the individual performance of each named executive officer. The Compensation Committee also considered certain additional factors such as the use of non-GAAP measurement of revenue and operating income to be consistent with how the Company reports earnings externally. The resulting calculation of the corporate performance portion for 2014 annual incentive plan for our named executive officers other than Dr. Sadasivam, who did not receive a bonus in 2014, is summarized in the table below.

2014 Annual Incentive Measure	2014 Performance vs. Measure	Weighted Performance Rating (Corporate Portion)
Profitability (70% Weight)	Above Target	133%
Megawatts Completed (30% Weight)	Above Target	118%

		129% Corporate Rating

Name and Position	Target Annual Incentive Award	Actual Annual Incentive Award	Actual Annual Incentive Award as a Percentage of Target Award
Ahmad Chatila	$1,062,500	$1,521,000	143%
Brian Wuebbels	$341,250	$682,500	200%
Carlos Domenech	$375,000	$750,000	200%
David Ranhoff	$286,400	$369,488	129%

2014 Downstream Solar Project Bonus Plan

In addition to the amount paid above, Mr. Domenech is also eligible to participate in the Downstream Solar Project Bonus Plan, which was approved by the Compensation Committee of the Board of Directors on November 19, 2012. The Downstream Solar Project Bonus Plan, did not attain the profitability goals in fiscal year 2014 and therefore no downstream bonuses were paid to him for Fiscal Year 2014.

Long-Term Incentives

In 2014, all named executives received a long-term incentive grant. Such grants were in the form of performance vested stock options.

We make option or other equity grants to named executive officers and other employees in the following situations: (i) upon the hiring of the executive or employee (typically, the grant date is the employee’s start date with SunEdison); (ii) annually, based on performance and awarded on the date of a regularly scheduled Compensation Committee meetings (in 2014, this was on May 2), and (iii) on some occasions, in connection with a promotion or special recognition grant.

The regularly scheduled quarterly Board of Directors meetings are typically just a few days prior to the date of the Company’s regular quarterly earnings press release for the just completed quarters. Therefore, any grants made at such regularly scheduled meetings have historically been made at a time shortly prior to the release by the Company of material non-public information (i.e., the Company’s results of operations for the just completed quarter). The Committee believes that the timing of such grants is appropriate because by having made such grants on an approximately regular timetable, the unpredictability of both the Company’s operating results and the trading markets’ reaction to those operating results does not factor into the Committee’s decision.

Our equity grants typically vest over three, four, or five years, depending on the type of award, including those grants awarded subject to future performance. We believe that these vesting schedules serve to retain our executives and align their interests with those of our other long-term stockholders.

CEO Compensation

On April 25, 2012, the Compensation Committee granted to Mr. Chatila a performance-based option to purchase up to 750,000 shares of common stock. The option will be earned, if at all, ratably, over a three-year vesting period commencing on April 25, 2014 if (a) Mr. Chatila remains employed by the Company during each one-year period, and (b) the Company’s common stock price outperforms the S&P 500 market index compounded annual growth rate over those years. The option exercise price of $3.45 is the closing price of the Company’s common stock on April 25, 2012. The term of the option is ten years and was granted under and pursuant to the terms of the Company’s 2010 Equity Incentive Plan. The first third of these options vested on April 25, 2014 as the Company’s total stock price increased 231% vs. 47% for the S&P 500 market index over the 2012-2013 time period. The second third of these options will vest April 25, 2015 as the Company’s total stock price increased 377% vs. 61% for the S&P 500 market index over the 2012-2014 time period. Also on April 25, 2012, the Compensation Committee granted to Mr. Chatila four-year time-vesting options to purchase up to 350,000 shares of common stock and 200,000 performance-based restricted stock units, all under the Company’s 2010 Equity Incentive Plan and materially consistent with previously granted option and restricted stock unit awards under that Plan. As the performance criteria for half of the performance-based restricted stock units were not met in 2012, 100,000 of Mr. Chatila’s performance-based restricted stock units were cancelled.

On July 18, 2013, the Compensation Committee granted to Mr. Chatila performance-vested options to purchase up to 1,200,000 shares of common stock. The options will be earned, if at all, if the Company achieves specific EBITDA targets, in 2013, 2014 or 2015. If the goal is achieved in any one of those years, the options will vest one year after the Board approves such achievement. If goals are not achieved the options will be cancelled.

Compensation Consultant

In 2014, SunEdison utilized the executive compensation surveys from Radford (as well as other surveys) for the purposes of ensuring market competitiveness of senior executive compensation. In 2014, Radford provided both information and advice to SunEdison management regarding peer group selection and a study of executive compensation competitiveness versus the broad market and the industry peers. The Compensation Committee did not retain Radford or any other compensation consultant to assist in its compensation decisions for 2014.

Tax Deductibility—Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of non-performance based compensation paid to the Chief Executive Officer and any of the most highly compensated executive officers to $1 million. In establishing total compensation for such officers, the Compensation Committee considers the effect of Section 162(m). However, corporate objectives may not always be consistent with the requirements for full deductibility. Therefore, deductibility is not the sole factor used in setting the appropriate compensation levels paid by SunEdison and therefore, decisions leading to future compensation levels may not be fully deductible under Section 162(m).

Stock Ownership Guidelines

The Board maintains stock ownership guidelines for non-employee directors and executive officers of the Company. These guidelines are intended to increase the officers’ and directors’ stake in the Company and more closely align their interests with those of our stockholders. The guidelines establish the following stock ownership levels for each of the below persons:

CEO	250,000
Executive Vice Presidents and CFO	50,000
Non-employee directors	70,000

The guidelines provide that the minimum ownership levels should be achieved by April of 2017 (five years from date of adoption) or within five years from the date the officer or director becomes subject to the guidelines for those joining the Company after the date of adoption. If the guidelines are not met within the stated timeframe, 50% of subsequent shares which would otherwise be acquired through vesting of restricted stock units or exercise of stock options, net of shares withheld for taxes, as applicable, must be retained by the executive or director until the minimum ownership levels are met.

A copy of the Stock Ownership Guidelines is posted on the Company’s website (www.sunedison.com) with other key corporate governance policies.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Members of the Compensation Committee

James B. Williams, Chairman

Antonio Alvarez

Peter Blackmore

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table describes, assuming a termination date of December 31, 2014, an approximation of (i) the amounts which would be due to each of our named executive officers in the form of salary continuation, (ii) the amounts which would be due to each of our named executive officers in the form of lump sum cash payments, (iii) the value of acceleration of vesting applicable to stock options and RSUs for each of the named executive officers and (iv) continuation of certain healthcare benefits due to certain named executive officers pursuant to their employment agreements or under SunEdison’s severance policy described above, in each case in the event of the named executive officer’s (a) death, (b) disability, (c) termination for cause, (d) termination in connection with a change in control, and (e) impact of a change in control without termination. Any actual amounts payable to each executive listed below upon his termination can only be determined definitively at the time of each executive’s actual termination.

Under our equity plans, an employee (including named executive officers) must be terminated without cause or by the employee for good reason within two years following a change in control of SunEdison in order to receive accelerated vesting of stock options and RSUs. Under our equity plans, “good reason” is generally considered a material diminution in an employee’s duties and responsibilities, a decrease in an employee’s base salary or benefits or a relocation of an employee’s work location of more than 50 miles. The plans also provide for accelerated vesting upon the individual’s death or disability during active employment with the Company. In addition, we may designate certain equity grants as eligible for acceleration in circumstances beyond those listed above.

Under our severance policy, each of the named executive officers may be eligible to receive 12 months’ salary continuation and continuation of healthcare benefits if terminated (other than for cause) and, in the case of Mr. Chatila, a lump sum payment equivalent to his target annual incentive opportunity. The salary continuation is paid bi-weekly in accordance with our regular payroll practices for such 12-month period. Receipt of these payments is conditioned on the employee agreeing to execute a standard general release and waiver and to abide by his or her employee confidentiality and non-compete agreement, which provides for a two-year non-compete period and two- (or sometimes three-) year non-solicitation (of SunEdison employees and SunEdison customers) period.

Name/Circumstance	Salary Continuation ($)(1)	Lump Sum Cash ($)	Accel. Vesting ($)(2)	Continuation of Healthcare ($)	Total ($)
Ahmad Chatila
Death	—	—	28,609,500	—	28,609,500
Disability	—	—	28,609,500	—	28,609,500
Severance Termination	850,000	—	—	12,491	862,491
Termination for Cause	—	—	—	—	—
Involuntary Termination if Change-in Control	850,000		28,609,500	12,491	29,471,991
Change-in-Control (no termination)	—	—	—	—	—
Brian Wuebbels
Death	—	—	8,772,817	—	8,772,817
Disability	—	—	8,772,817	—	8,772,817
Severance Termination	455,000	—	—	12,572	467,572
Termination for Cause	—	—	—	—	—
Involuntary Termination if Change-in Control	455,000	—	8,772,817	12,572	9,240,389
Change-in-Control (no termination)	—	—	—	—	—
Carlos Domenech
Death	—	—	57,779,220	—	57,779,220
Disability	—	—	57,779,220	—	57,779,220
Severance Termination	500,000	—	14,721,484	12,491	15,233,975
Termination for Cause	—	—	14,721,484	—	14,721,484
Involuntary Termination if Change-in Control	500,000	—	57,779,220	12,491	58,291,711
Change-in-Control (no termination)	—	—	14,721,484	—	14,721,484
Shaker Sadasivam
Death	—	—	10,854,666	—	10,854,666
Disability	—	—	10,854,666	—	10,854,666
Severance Termination	600,000	—	—	12,627	612,627
Termination for Cause	—	—	—	—	—
Involuntary Termination if Change-in Control	600,000	—	10,854,666	12,627	11,467,293
Change-in-Control (no termination)	—	—	—	—	—
David Ranhoff
Death	—	—	7,072,056	—	7,072,056
Disability	—	—	7,072,056	—	7,072,056
Severance Termination	381,900	—	—	12,491	394,391
Termination for Cause	—	—	—	—	—
Involuntary Termination if Change-in Control	381,900	—	7,072,056	12,491	7,466,447
Change-in-Control (no termination)	—	—	—	—	—

(1)	For Mr. Chatila, this amount reflects the one year salary continuation paid in the event of termination without cause or by him for good reason pursuant to his employment agreement. Each of our named executive officers would be entitled to 12 months’ salary continuation if terminated without cause under SunEdison’s severance policy.

(2)	Reflects a valuation of the acceleration of the named executive officer’s outstanding options and RSUs calculated based on the closing price of the Company’s common stock on December 31, 2014; and in the case of Mr. Domenech the closing stock price on December 31, 2014 of TerraForm Power and in the case of Dr. Sadasivam the closing stock price on December 31, 2014 of SSL. The actual amount received by the named executive officer upon the sale of shares received under RSUs or following the exercise of options would depend on the actual market value at the time of such sale.

EXECUTIVE COMPENSATION

The following table presents summary information concerning 2014 compensation awarded or paid to, or earned by: (i) the Company’s Chief Executive Officer as of December 31, 2014; (ii) the Company’s current Chief Financial Officer as of December 31, 2014; and (iii) each of the other three most highly compensated executive officers for the year 2014 who were serving as executive officers as of December 31, 2014 (collectively, such persons are the “named executive officers” for SunEdison for 2014).

Summary Compensation Table

Name and Principal Positions	Year	Salary ($)(1)		Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		Non-Equity Incentive Plan Compensation Award ($)	All Other Compensation ($)		Total ($)
Ahmad Chatila	2014	$836,538		$0	$5,343,000		$0	$1,521,000		$0	$6,541	(8)	$7,707,079
President and Chief Executive Officer	2013	$788,462		$0	$0		$4,830,960	$1,420,000	(6)	$0	$37,636	(5)	$7,077,058
	2012	$750,000		$0	$690,000		$1,845,110	$810,000		$0	$142,846	(7)	$4,237,956

Brian Wuebbels	2014	$466,654		$0	$1,908,000		$0	$682,500		$0	$16,043		$3,053,197
Executive Vice President, Chief Administration Officer and Chief Financial Officer	2013	$418,462		$0	$0		$603,870	$483,400		$0	$15,810	(8)	$1,521,542
	2012	$365,385		$0	$128,063		$670,732	$271,200		$0	$14,066	(8)	$1,449,446

Carlos Domenech	2014	$500,000		$0	$1,031,152	(9)	$0	$750,000		$0	$275,326	(10)	$2,556,478
President and Chief Executive Officer TerraForm Power, Inc.	2013	$853,812	(11)	$83,333	$0		$402,580	$495,000		$0	$15,300	(8)	$1,850,025
	2012	$425,000		$81,584	$0		$869,073	$275,400		$0	$18,011	(8)	$1,669,068

Shaker Sadasivam	2014	$516,410		$0	$1,572,239		$2,038,156	$0		$0	$15,337	(8)	$4,142,142
President and Officer SunEdison Semiconductor Limited	2013	$434,169		$0	$0		$603,870	$432,700		$0	$17,881	(8)	$1,488,620
	2012	$418,200		$0	$0		$972,537	$287,700		$0	$33,888	(12)	$1,712,325

David Ranhoff	2014	$381,900		$0	$954,000		$0	$369,488		$0	$16,120	(8)	$1,721,508
Senior Vice President;	2013	$379,338		$0	$0		$603,870	$349,400		$0	$15,810	(8)	$1,348,418
President Solar Materials	2012	$365,400		$0	$77,000		$778,343	$240,300		$0	$15,500	(8)	$1,476,543

(1)	Amounts shown include cash compensation earned and received as well as cash compensation earned but deferred at the election of the executive officer under the SunEdison Retirement Savings Plan.

(2)	For Mr. Domenech in 2012, $3,661 represents earnout consideration Mr. Domenech received in connection with the SunEdison acquisition and $77,933 represents the first installment of the 2012 Downstream Solar Project Bonus award of $233,800 discussed above under “Compensation Discussion and Analysis”. For Mr. Domenech in 2013, this amount represents the first installment of the 2013 Downstream Solar Project Bonus award of $250,000.

(3)

All option awards reflected in the table are non-qualified stock options under the Company’s 2001 Equity Incentive Plan or 2010 Amended and Restated Equity Incentive Plan or the TerraForm Power, Inc. Equity Incentive Plan or SunEdison Semiconductor Limited Equity Incentive Plan. The dollar amounts shown for stock awards and option awards represent the aggregate grant date fair value with respect to fiscal 2014, fiscal 2013 and fiscal 2012 in accordance with the applicable Accounting Standard Codification 718, Stock Compensation, excluding the effect of forfeitures related to service-based conditions. These amounts do not reflect whether the named executive officers have actually realized or will realize a financial benefit from the awards. For information on the assumptions used to calculate the value of the awards, refer to Note 2 to consolidated financial statements in our Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(4)	These amounts were awarded for 2014, 2013 and 2012 under the Company’s annual incentive plan for executive officers discussed above under “Compensation Discussion and Analysis.”

(5)	Amount shown represents $32,536 in relocation expenses and $5,100 in contribution by SunEdison to the SunEdison Retirement Savings Plan.

(6)	For Mr. Chatila’s 2013 bonus, the total bonus awarded was $1,420,000. Of this amount, $420,000 was paid as cash, and upon and subject to the effective date of the initial public offering of the Company’s semiconductor business, shares of common stock in that public company valued at $1,000,000 (before required tax withholdings) were granted to Mr. Chatila in lieu of the remaining cash portion of his bonus.

(7)	Amount shown represents $137,846 in relocation expenses and $5,000 in contribution by SunEdison to the SunEdison Retirement Savings Plan.

(8)	Amount shown is contribution by SunEdison to the SunEdison Retirement Savings Plan.

(9)	Represents shares granted under certain Long-Term Incentive Plans of controlled subsidiaries, including the TerraForm Power, Inc. Long-Term Incentive Plan.

(10)	Amount includes $15,600 contributed by SunEdison to the SunEdison Retirement Savings Plan and $259,726 to pay for taxes on equity grants made under certain Long-Term Incentive Plans of controlled subsidiaries.

(11)	For Mr. Domenech’s 2013 base pay, $405,461 was paid by SunEdison for his role as Executive Vice President and President of SunEdison Capital. Additionally, Mr. Domenech received $448,351 from Everstream Capital Management, LLC (“Everstream”), an affiliate of SunEdison that in 2013 was consolidated with SunEdison’s results for financial statement purposes, in his role as Operating Director. All compensation received by Mr. Domenech from SunEdison and Everstream is included in the Summary Compensation Table. SunEdison assigned Mr. Domenech the dual role in 2013 due to the strategic importance of building the project pipeline for SunEdison, and was thus compensated for his dual appointment.

(12)	Amount shown includes $13,296 in contributions by SunEdison to the SunEdison Retirement Savings Plan and $20,592 of accrued paid time off payout.

The following table sets forth plan-based awards to the executive officers named in the Summary Compensation Table during 2014.

Grants of Plan Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			All Other Stock Awards: Number of Shares of		All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)		Options (#)		Awards ($/Sh)	Awards ($)
Ahmad Chatila	5/2/2014	$531,250	$1,062,500	$2,125,000	300,000	(1)	—		—	$5,343,000

Brian Wuebbels	5/2/2014	$187,687	$375,375	$750,750	120,000	(1)	—		—	$1,908,000

Carlos Domenech	2/20/2014	$206,250	$412,500	$825,000	476,732	(2)	—		—	$142,552
	2/20/2014	—	—	—	1,212,228	(2)	—		—	$823,200
	9/26/2014				3,000	(2)				$65,400

Shaker Sadasivam	5/28/2014	$300,000	$600,000	$1,200,000	96,154	(3)	384,615	(3)	$13.00	$2,867,693
	6/13/2014	—	—	—	18,530	(3)	74,117	(3)	$17.39	$742,702

David Ranhoff	5/2/2014	$143,212	$286,425	$572,850	60,000	(1)	—		—	$954,000

(1)	These restricted stock units are performance based. If our stock price attains certain targets over the period ending June 30, 2016, that portion of the earned grant will vest at 50% on the grant date anniversary in 2017 and 50% on the grant date anniversary in 2018. If the Issuer’s stock price attains a set target from the period beginning July 1, 2016 until May 2, 2018, that portion of the earned grant will vest 50% on the grant date anniversary in 2017 and 50% on the grant date anniversary in 2018 or 100% in 2018 depending on the date the target is achieved.

(2)	Represents grants made under the TerraForm Power, Inc. 2014 Long-Term Incentive Plan.

(3)	Represents grants made under the SunEdison Semiconductor Limited 2014 Long-Term Incentive Plan.

Employment Agreements

Mr. Chatila. Mr. Chatila, our President and Chief Executive Officer, has an employment agreement with the Company. The initial term of the employment agreement ended on March 2, 2013, but automatically renewed for successive one-year periods and will continue to renew unless either party gives notice of its intention not to renew. The agreement provides that so long as Mr. Chatila is employed by the Company, the Company will cause the Board of Directors to nominate him for re-election to the Board. Under the terms of the employment agreement, Mr. Chatila will be paid a base salary that is subject to annual review by the Board. Mr. Chatila’s short term incentive target bonus was initially set at 100% and later increased to 125% of annual base salary.

All equity grants to Mr. Chatila are subject to “double trigger” accelerated vesting in the event of a change in control and Mr. Chatila’s subsequent termination by the Company without cause or by him for good reason within two years after such change in control. The employment agreement provides for certain payments upon the involuntary termination of Mr. Chatila’s employment without cause (other than by reason of his death or disability) or Mr. Chatila’s voluntary termination for good reason during his employment term.

Either party can terminate Mr. Chatila’s employment agreement. In the event of Mr. Chatila’s involuntary termination without cause (other than by reason of death or disability) or Mr. Chatila’s voluntary termination for good reason during the employment term, he is entitled to, upon execution of a general release and waiver certain payments and benefits as described under the heading “Potential Payments Upon Termination or Change in Control.”

None of our other named executive officers has an employment agreement with SunEdison. All of our named executive officers are employees at will, including Mr. Chatila.

The following table presents information regarding outstanding equity awards held by the executive officers named in the Summary Compensation Table at December 31, 2014.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(10)	Grant Date of Stock Award	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ahmad Chatila	750,000	—		13.42	3/2/2019	5/2/2014	300,000(8)	5,853,000
	750,000	—		13.42	3/2/2019
	175,000	175,000(2)		3.45	4/25/2022
	250,000	500,000(3)		3.45	4/25/2022
	—	1,200,000(4)		9.58	7/18/2023

Brian Wuebbels	25,000	—		55.74	8/13/2017	4/27/2011	2,500(9)	48,775
	25,000	—		55.74	8/13/2017	4/25/2012	3,125(9)	60,969
	2,500	—		69.84	1/23/2018	5/16/2012	25,000(7)	487,750
	5,000	—		51.63	7/22/2018	5/2/2014	120,000(7)	2,341,200
	3	—		15.99	4/20/2020
	—	16,000(5)		11.63	4/27/2021
	—	6,250(2)		3.45	4/25/2022
	—	150,000(2)		2.13	5/16/2022
	40,000	40,000(6)		1.76	7/24/2022
	49,334	49,333(6)		3.27	9/18/2022
	—	150,000(4)		9.58	718/2023

Carlos Domenech	116,220	77,480(5)		11.63	4/27/2021	2/20/2014	476,732(11)	14,721,484
	107,875	125,000(2)		3.45	4/25/2022	2/20/2014	1,212,228(11)	37,433,601
	53,334	53,333(6)		1.76	7/24/2022	9/26/2014	3,000(11)	0
	65,666	65,667(6)		3.27	9/18/2022
	—	100,000(4)		9.58	7/18/2023

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(10)	Grant Date of Stock Award	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Shaker Sadasivam	20,000	—		17.65	7/26/2015	5/28/2014	96,154(12)	1,785,580
	9,150	—		25.66	1/25/2016	6/13/2014	18,530(13)	344,102
	9,300	—		29.73	7/25/2016
	15,000	—		45.70	1/24/2017
	20,000	—		58.31	7/24/2017
	20,000	—		69.84	1/23/2018
	125,000	—		13.43	1/20/2019
	100,000	—		15.71	10/15/2019
	91,980	61,320(5)		11.63	4/27/2021
	125,000	125,000(2)		3.45	4/25/2022
	133,333	66,667(6)		1.76	7/24/2022
	164,000	82,000(6)		3.27	9/18/2022
	—	150,000(4)		9.58	7/18/2023
	—	384,615(13)		13.00	5/28/2024
	—	74,117(13)		17.39	6/13/2024

David Ranhoff	175,000	—		11.17	9/15/2020	6/5/2012	25,000(7)	487,750
	58,080	38,720(5)		11.63	4/27/2021	5/2/2014	60,000(7)	1,170,600
	50,000	100,000(2)		3.45	4/25/2022
	78,334	53,333(6)		1.76	7/24/2022
	131,333	65,667(6)		3.27	9/18/2022
	—	150,000(4)		9.58	7/18/2023

(1)	Based on the Company’s closing stock price on December 31, 2014 of $19.51. For Dr. Sadasivam, it is based on SSL’s closing stock price on December 31, 2014 of $18.57.

(2)	The stock options vest in increments of 25% over four years commencing on the first anniversary of the grant date.

(3)	The stock options are performance based options that will vest, if at all, in 33% increments on April 25, 2014, April 25, 2015 and April 25, 2016, if the SunEdison stock price exceeds the benchmark S&P 500 Index over designated time frames. From 2012 through 2013, the S&P measured a total of 44.7% while SunEdison increased a total of 219.1%. As a result the first 33% of the grant vested April 25, 2014.

(4)	The performance options were conditioned on increasing EBITDA targets established for each of 2013, 2014 and 2015. On February 5, 2015, the Compensation Committee determined that the corresponding EBITDA target had been achieved for the year ended December 31, 2014. The options are subject to a one-year time vesting period before they may be exercised and the term of each option is ten years from the grant date. The options were granted under and pursuant to the terms of the Company’s Amended and Restated 2010 Equity Incentive Plan (the “Plan”). For purposes of the performance targets, EBITDA was calculated by the Compensation Committee in accordance with the Plan, including adjustments relating to “foregone margin” consistent with those disclosed previously in our public filings

(5)	The stock options vest in increments of 10%, 20%, 30% and 40% over four years commencing on the first anniversary of the grant date.

(6)	The stock option grants made on July 24, 2012 and September 28, 2012 are a performance based grants that will vest, if at all, in 33% increments if SunEdison’s stock achieves certain target market prices. The option expires on the tenth anniversary of the grant date, provided that if the target market prices are not achieved by the fifth anniversary of the grant date, the option will be cancelled. For Dr. Sadasivam, his SSL options vest in increments of 25% over four years commencing on the first anniversary of the grant date.

(7)	The RSUs vest in increments of 25% over four years commencing on the first anniversary of the grant date.

(8)	The RSUs vest over two years, if at all, based on certain performance criteria.

(9)	The RSUs vest in increments of 50% on the third and the fifth anniversaries of the grant date.

(10)	The grant date of all stock option awards is ten years prior to the expiration date.

(11)	Represents shares granted under certain Long-Term Incentive Plans of controlled subsidiaries, including the TerraForm Power, Inc. Long-Term Incentive Plan.

(12)	The SSL performance RSUs made on May 28, 2014 will vest upon the attainment of EBITDA targets for fiscal years 2015, 2016, 2017 and 2018 following review by and approval of SSL’s Compensation Committee of the Board of Directors. If the company attains the targeted EBITDA in any fiscal year (2015, 2016, 2017 or 2018), the RSUs shall vest 100%.

(13)	The SSL stock options and RSUs vest in increments of 25% over four years commencing on the first anniversary of the grant date.

The following table sets forth certain information concerning stock option exercises and the vesting of restricted stock units during 2014 by the executive officers named in the Summary Compensation Table.

Option Exercises and Stock Vested for 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ahmad Chatila	—	N/A	—	N/A
Brian Wuebbels	314,580	5,037,598	22,813	$391,388
Carlos Domenech	136,125	2,657,019	—	N/A
Shaker Sadasivam	9,275	125,827	20,000	$353,200
David Ranhoff	78,333	1,484,533	12,500	253,250

Equity Compensation Plans

The following table gives information about the Company’s common stock that may be issued upon exercise of options, warrants and rights under the Company’s equity compensation plans as of December 31, 2014.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	26,557,699 shares of common stock(3)	$7.06	12,854,450 shares of common stock(4)

Total	26,557,699 shares of common stock	$7.06	12,854,450 shares of common stock

(1)	Number of shares is subject to adjustment for changes in capitalization for stock splits, stock dividends and similar events.

(2)	Weighted average exercise price of outstanding options; excludes restricted stock units and performance-based restricted stock units.

(3)	Includes 7,542,808 shares of SunEdison common stock that may be issued upon vesting of restricted stock units.

(4)	These shares are currently issuable under SunEdison’s Amended and Restated 2010 Equity Incentive Plan.

Pension Plan

SunEdison sponsors the SunEdison Pension Plan, a defined benefit pension plan which covered most U.S. employees of SunEdison and its subsidiaries through the end of 2001. Effective January 2, 2002, the plan was amended to freeze the accrued benefit for employees who did not meet certain age and service criteria. In order to receive benefit accruals after January 2, 2002, a participant must have met one of two criteria: 1) as of December 31, 2001, the participant was at least age 50 with 5 years of service; or, 2) the participant had at least 25 years of service as of December 31, 2001. Effective December 31, 2011, the plan was further amended to freeze the accrued benefit for all remaining employees accruing benefits in the plan at that time. Employees who joined SunEdison after December 31, 2001 are not eligible for coverage under the SunEdison Pension Plan. Each of Messrs. Chatila, Wuebbels, Ranhoff and Domenech commenced employment after December 31, 2001. As a result, they do not participate in the SunEdison Pension Plan or SunEdison Supplemental Executive Pension Plan (the “SunEdison SEPP”).

The basic benefit payable under the SunEdison Pension Plan is determined based on a lump sum equal to 8% of a participant’s “average total earnings” (as defined below) up to one-half of the Social Security wage base plus 12% of the participant’s average total earnings over one-half of the Social Security wage base, multiplied by the participant’s years of benefit service, less 2% of such amount for every year by which the current age of the participant is less than age 65 (the “Basic Formula”). In addition to the normal annuity options, for some participants the benefit is also available in an immediate lump-sum distribution at the termination of their employment. None of our named executive officers are covered by the Basic Formula.

Employees who were participants in our former Pension Plan for Salaried Employees (the “Salaried Plan”), a prior plan merged into the SunEdison Pension Plan as of December 31, 1996, are entitled to a benefit calculated under the formula in effect as of such date under the Salaried Plan, if such benefit is greater than the benefit calculated under the Basic Formula. The basic benefit payable under the Salaried Plan formula is a single life annuity equal to 1.2% of the participant’s average total earnings multiplied by the participant’s years of benefit service. However, if the participant was hired in the U.S. by Monsanto Company (“Monsanto”), a prior owner of a substantial part of our business, before April 1, 1986 and was employed by us at any time during the period April 1, 1989 through May 31, 1989, or if the participant was employed by SunEdison at any time during the period January 1, 1989 through March 31, 1989, the factor is 1.4% of the participant’s “average total earnings” instead of 1.2%. If a participant with either the 1.2% or 1.4% formula retires on or after age 55 but prior to age 65, his benefit will be reduced  1⁄4% for each month that his retirement date precedes his 65th birthday. However, if the participant is under age 65 but at least age 55 at the time of his retirement, and the participant’s age and years of vesting service add up to at least 80, then the benefit is not subject to any reduction. The basic benefit under either the 1.2% or 1.4% formula is reduced by the amount the participant is entitled to receive under any other designated Monsanto defined benefit pension plan. For purposes of the SunEdison Pension Plan, “average total earnings” means twelve times the greater of (a) the monthly average earnings received in the 36 full calendar months immediately prior to the date of employment termination or (b) the monthly average of earnings received during the highest three of the ten calendar years immediately prior to the year in which employment terminates. “Earnings” means amounts paid to participants that are subject to federal income tax withholding (including salary and bonus payments), subject to certain adjustments. Generally, “earnings” utilized for pension formula purposes includes salary and bonus reported in the salary and bonus columns of the Summary Compensation Table. However, since all or portions of the short term incentive cash bonuses are paid in the year following the year earned, all or a portion of such bonuses are included in earnings utilized for pension formula purposes in the year following the year such bonuses are reported in the non-equity incentive plan compensation column of the Summary Compensation Table.

Retirement benefits payable under qualified defined benefit plans are subject to the annual pension limitations imposed under Section 415 of the Internal Revenue Code, for which limitations vary annually. The Section 415 limitation for 2014 is $210,000. In addition, Section 401(a)(17) of the Internal Revenue Code specifies a maximum amount of annual compensation, also adjusted annually, that may be taken into account in computing benefits under a qualified defined benefit plan. The Section 401(a)(17) limitation for 2014 was $260,000. The SunEdison SEPP, a non-qualified and unfunded plan, provided benefits over the applicable Internal Revenue Code limitations. Benefits under the SunEdison SEPP are payable in the form of a lump-sum distribution, in the form of an annuity with monthly payments for life beginning at the participant’s retirement age, or in annual installments not to exceed fifteen years. The SunEdison SEPP was amended at the end of 2001 to cease future accruals. In addition, all accrued benefits under the SunEdison SEPP for employees who entered into new employment contracts with MEMC in 2001 were waived. None of our named executive officers participate in the SunEdison SEPP.

The following table (Pension Plan Table (1)) shows the estimated annual pension benefits under the SunEdison Pension Plan in the remuneration and years of service classifications indicated using the 1.4% Salaried Plan formula described above. As discussed above, the 1.4% formula is an alternative to the Basic Formula. The amounts shown in the table assume that a participant met the criteria for continued benefit accrual. In addition, the amounts shown in the table are calculated on a single life annuity basis and assume retirement at age 65 (without regard to the offsets described above). No amounts are shown for more than twenty-five years of service or at remuneration levels above $200,000 because none of our named executive officers can reach these years of service categories or remuneration levels for purposes of determining benefits under the SunEdison Pension Plan.

Pension Plan Table (1)

	Years of Service
Remuneration	15	20	25
$125,000	$26,250	$35,000	$43,750
$150,000	$31,500	$42,000	$52,500
$175,000	$36,750	$49,000	$61,250
$200,000	$42,000	$56,000	$70,000

The following table (Pension Plan Table (2)) shows the estimated annual pension benefits under the SunEdison Pension Plan in the remuneration and years of service classifications indicated using the 1.2% Salaried Plan formula described above. As discussed above, the 1.2% formula is an alternative to the Basic Formula. The amounts shown in this table assume that a participant met the criteria for continued benefit accrual. In addition, the amounts shown in the table are calculated on a single life annuity basis and assume retirement at age 65 (without regard to the offsets described above). No amounts are shown for more than fifteen years of service or at remuneration levels above $200,000 because none of our named executive officers can reach these years of service categories or remuneration levels for purposes of determining benefits under the SunEdison Pension Plan.

Pension Plan Table (2)

	Years of Service
Remuneration	5	10	15
$125,000	$7,500	$15,000	$22,500
$150,000	$9,000	$18,000	$27,000
$175,000	$10,500	$21,000	$31,500
$200,000	$12,000	$24,000	$36,000

Dr. Sadasivam is eligible for the 1.2% formula shown in Pension Plan Table (2). Dr. Sadasivam did not meet the criteria for continued benefit accrual effective December 31, 2001. As of December 31, 2001, Dr. Sadasivam had 8.3 years of benefit service and annualized average total earnings of $103,661.

The table below shows the present value of accumulated benefits payable to each of the named executive officers that participates in the SunEdison Pension Plan, including the number of years of service credited to each such named executive officer.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Shaker Sadasivam	SunEdison Pension Plan	8.3	126,384	0

SunEdison does not have or pay any nonqualified deferred compensation, and has accordingly omitted the required Nonqualified Deferred Compensation Table.

Compensation Committee Interlocks and Insider Participation

In 2014, the Compensation Committee was comprised of Peter Blackmore, James B. Williams, and Antonio Alvarez and Marshall C. Turner until his retirement on July 30, 2014. None of the directors comprising the Compensation Committee during 2014 is or has been an officer or employee of SunEdison or any of its subsidiaries at the time they served on the Compensation Committee, nor has any member been a party to any transaction in 2014 required to be disclosed pursuant to Item 404 of Regulation S-K (transactions with related persons).

Section 16(a) Beneficial Ownership Reporting Compliance

To the best of our knowledge, all filings of stock ownership and changes in stock ownership by our directors and executive officers and beneficial owners of more than 10% of our stock, which are required by rules of the SEC, were made on a timely basis in fiscal 2014, with the exception of a late Form 4 filing of Section 16 reporter David A. Ranhoff.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies And Procedures For Related Party Transactions

The Board has adopted a Related Person Transaction Policy to address potential or actual conflicts of interest and the appearance that decisions are based on consideration other than the best interests of the Company that may arise in connection with the transactions with certain persons or entities. Our Audit Committee monitors and reviews issues involving potential conflicts of interest and related party transactions. All transactions between the Company and any related person (as contemplated by Regulation S-K Item 404)—as well as all transactions and potential conflict of interest situations involving any member of the Board of Directors or senior management—are subject to the review and approval of the Audit Committee. In addition, our Audit Committee provides independent oversight of compliance with the Company’s Business Code of Conduct, which includes provisions requiring our directors, officers and other employees to avoid relationships, influence or activities that could cause conflicts of interest that would violate our Business Code of Conduct.

Employment of Director’s Son

The adult son of Emmanuel Hernandez, Chairman of our Board of Directors, was employed by the Company during 2014 in the capacity of a software quality assurance engineer. The Company paid Mr. Hernandez’s son $136,837 in 2014. Mr. Hernandez’s son has been employed with the Company since 2011 and this employment arrangement was approved by the Audit Committee.

Our Relationship with TerraForm Power

As of the December 31, 2014, SunEdison, together with its affiliate SunEdison Holdings Corporation, owned 64,526,654 Class B units of TerraForm Power, LLC (“Terra LLC”) and an equal number of shares of Class B common stock, par value $0.01 per share, of the issuer. Each Class B unit of Terra LLC is exchangeable (together with one share of Class B common stock) for one share of Class A common stock at any time. The Company’s ownership represents approximately 54% of the outstanding voting rights in TerraForm Power. In connection with the initial public offering of TerraForm Power, we agreed to provide or arrange for other service providers to provide management and administration services to TerraForm Power. As part of the services provided, certain executive officers of the Company also serve as executive officers or directors of TerraForm Power. These executive officers are not required to dedicate a specific amount of time to fulfilling the Company’s obligation to TerraForm Power and are not separately compensated for their services to TerraForm Power. The following are summaries of certain provisions of our related party agreements, which were reviewed and approved by our Audit Committee, Nominating and Corporate Governance Committee and Board concurrent with the launch prior to the completion of the initial public offering of TerraForm Power.

IPO Private Placements

On July 3, 2014, Altai Capital Master Fund, Ltd. (“ACMF”) and Everstream Opportunities (the “IPO Private Placement Purchasers”), entered into stock purchase agreements with TerraForm Power pursuant to which they purchased an aggregate of $65.0 million of TerraForm Power’s Class A common stock in separate private placement transactions at a price per share equal to the price in TerraForm Power’s IPO in July 2014 (the “IPO Private Placements”). Mr. Steven Tesoriere, a member of the Board and the board of directors of TerraForm Power, is a managing principal of Altai Capital Management, L.P., which is the investment adviser of ACMF, the associated investment fund which purchased TerraForm Power’s Class A common stock in the IPO Private Placements. In addition, Mr. Carlos Domenech, TerraForm Power’s President and Chief Executive Officer, holds a 38.4% limited partnership interest in Everstream Incentive LP, which is associated with Everstream Opportunities, the investment fund which purchased TerraForm Power’s Class A common stock in the IPO Private Placements.

Project Support Agreement

Immediately prior to the completion of TerraForm Power’s IPO, TerraForm Power’s subsidiary, Terra LLC, entered into a Support Agreement with SunEdison (the “Support Agreement”), pursuant to which SunEdison provides Terra LLC the opportunity to acquire the Call Right Projects (as defined below) and a right of first offer with respect to the right of first offer, or “ROFO,” Projects, as described below.

Call Right Projects

Pursuant to the Support Agreement, SunEdison provides TerraForm Power and its subsidiaries with the right, but not the obligation, to purchase for cash certain solar projects from its project pipeline (the “Call Right Projects”). The Call Right Projects consist of (i) a list of identified projects and (ii) other projects to be identified in the future that are both (a) located in the United States, Canada, the United Kingdom, Chile or any other country on which TerraForm Power and SunEdison mutually agree and (b) subject to a fully executed power purchase agreement, energy hedge contract, renewable energy certificate contract or solar renewable energy contract, as applicable (each, a “PPA”) (or expected to be subject to a fully executed PPA prior to the commencement of commercial operations date, or “COD,” for such project) with a creditworthy counterparty, as determined in TerraForm Power’s reasonable discretion. The Call Right Projects include both priced Call Right Projects and unpriced Call Right Projects. A letter agreement related to the Support Agreement between Terra LLC and SunEdison provides that the aggregate purchase price that, when taken together with applicable project-level debt, equals $850.1 million subject to such adjustments as the parties may mutually agree for the priced Call Right Projects. The price for any unpriced Call Right Project that TerraForm Power determines to purchase will be the fair market value.

The Support Agreement requires us to add qualifying projects from our development pipeline to the Call Right Project list on a quarterly basis until TerraForm Power has been offered Call Right Projects that have the specified minimum amount of projected future twelve months (“FTM”) cash available for distribution (“CAFD”), or “Projected FTM CAFD,” for each of the periods covered by the Support Agreement. Our commitment is to offer TerraForm Power Call Right Projects with aggregate Projected FTM CAFD of $175.0 million by the end of 2016. The Support Agreement requires us to offer TerraForm Power solar projects from the completion of TerraForm Power’s IPO through the end of 2015 that have Projected FTM CAFD of at least $75.0 million, and to offer TerraForm Power solar projects during 2016 that have Projected FTM CAFD of at least $100.0 million. If the amount of Projected FTM CAFD provided from the completion of TerraForm Power’s IPO through 2015 is less than $75.0 million or the amount of Projected FTM CAFD provided during 2016 is less than $100.0 million, we will continue to offer sufficient Call Right Projects until the total aggregate Projected FTM CAFD commitment has been satisfied. The Support Agreement provides that TerraForm Power will work with us to mutually agree on the fair market value and Projected FTM CAFD of each Call Right Project.

ROFO Projects

The Support Agreement provides that SunEdison will grant TerraForm Power a right of first offer with respect to any proposed sale or other transfer of any solar project or portfolio of projects developed by SunEdison during the six-year period following the completion of TerraForm Power’s IPO (other than Call Right Projects) located in the United States, Canada, the United Kingdom, Chile and other jurisdictions TerraForm Power and SunEdison may agree on. We refer to these projects as the ROFO Projects. We are obligated to negotiate with TerraForm Power in good faith, for a period of 30 days, to reach an agreement with respect to any proposed sale of a ROFO Project for which TerraForm Power has exercised its right of first offer before we may sell or otherwise transfer such ROFO Project to a third party.

Project-Level Management and Administration Agreements

While projects are under construction and after they reach COD, our affiliates will provide certain services to TerraForm Power and its affiliates. For projects developed by us, we provide engineering, procurement and construction (“EPC”) services to TerraForm Power and its affiliates under EPC contracts. We also provide preventive and corrective maintenance services under operating and maintenance (“O&M”) contracts for a fee as defined in such agreement. In certain cases, asset management contracts cover the provision of asset management services by our affiliates to TerraForm Power and its affiliates. For the year ended December 31, 2014, we received a total of approximately $346.8 million in compensation under the related EPC contracts and $0.9 million in compensation under the related O&M contracts.

Management Services Agreement

Immediately prior to the completion of TerraForm Power’s IPO, we entered into the Management Services Agreement with TerraForm Power, Terra LLC and TerraForm Power Operating, LLC (“Terra Operating LLC”) pursuant to which we agreed to provide or arrange for other service providers to provide management and administration services to TerraForm Power and its subsidiaries.

Services Rendered

Under the Management Services Agreement, we or certain of our affiliates provide or arrange for the provision by an appropriate service provider of various services including, among others, the following: (i) causing or supervising the carrying out of all day-to-day management, secretarial, accounting, banking, treasury, administrative, liaison, representative, regulatory and reporting functions and obligations; (ii) identifying, evaluating and recommending to TerraForm Power acquisitions or dispositions from time-to-time and, where requested to do so, assisting in negotiating the terms of such acquisitions or dispositions; (iii) recommending and implementing TerraForm Power’s business strategy, including potential new markets to enter; and (iv) establishing and maintaining or supervising the establishment and maintenance of books and records. In the event

TerraForm Power is able to, or otherwise elects to, provide any or all of the services itself then we will not provide such services. We will only provide the services requested by TerraForm Power.

Management Fee

As consideration for the services provided or arranged for by us pursuant to the Management Services Agreement, TerraForm Power shall pay us a base management fee as follows: (i) no fee for the remainder of 2014, (ii) 2.5% of Terra LLC’s CAFD in 2015, 2016 and 2017 (not to exceed $4.0 million in 2015, $7.0 million in 2016 or $9.0 million in 2017), and (iii) an amount equal to SunEdison’s or other service provider’s actual cost for providing services pursuant to the terms of the Management Services Agreement in 2018 and thereafter. We and TerraForm Power may agree to adjust the management fee as a result of a change in the scope of services provided under the Management Services Agreement. In addition, in the event that TerraForm Power, Terra LLC, Terra Operating LLC or any of TerraForm Power’s subsidiaries refers a solar power development project to us prior to our independent identification of such opportunity, and we thereafter develop such solar power project, we will pay TerraForm Power an amount equal to the $40,000 per MW multiplied by the nameplate megawatt capacity of such solar project, determined as of the COD, of such solar power project (not to exceed $30.0 million in the aggregate in any calendar year), provided that, before such referral fee is paid to TerraForm Power in cash, it will be offset first against any due but unpaid base management fee and then against any costs and expenses incurred by us to fund operating expenses in connection with the provision of services under the Management Services Agreement.

Repowering Services ROFR Agreement

Immediately prior to the completion of TerraForm Power’s IPO, TerraForm Power, Terra LLC and Terra Operating LLC (collectively, the “Service Recipients”), entered into a Repowering Services ROFR Agreement with us, pursuant to which we were granted a right of first refusal to provide certain services, including (i) repowering solar generation projects and related services provided to analyze, design and replace or improve any of the solar power generation projects through the modification of the relevant solar energy system or the installation of new solar components, but excluding any maintenance and (ii) providing such other services as may from time to time reasonably requested by the Service Recipients related to any such repowerings (collectively, the “Repowering Services”). The Service Recipients must provide written notice to us stating their intent to engage a person to provide one or more of the Repowering Services and specify the material terms and conditions, including a fair market value fee to be paid for the Repowering Services to be provided. Upon our request, the Service Recipients must provide a breakdown of the fair market value fee for relevant parts of the Repowering Services and the supply of relevant components as would be standard in the relevant market. We then have 15 business days (the “ROFR Notice Period”) to respond to such written notice and agree to provide all or a portion of the requested Repowering Services or to supply the relevant components required for the Repowering Services.

Investment Agreement

On March 28, 2014, Terra LLC and Terra Operating LLC entered into the Investment Agreement with us pursuant to which we agreed to make investments in Terra LLC to be used to repay certain construction indebtedness (“Construction Debt”) and/or to pay for components of solar energy systems being constructed and/or developed by us, and includes SunE Perpetual Lindsay Portfolio and certain US DG projects.

Subject to certain conditions, we agreed to make cash equity investments in Terra LLC in a minimum amount necessary to repay the Construction Debt of those projects so that as of the date of the investment, the outstanding amount of Construction Debt, taking into account the aggregate amount of term project indebtedness actually incurred by the project and/or tax equity investments actually received by such project, equals zero.

Interest Payment Agreement

Immediately prior to the completion of TerraForm Power’s IPO, Terra LLC and Terra Operating LLC entered into an Interest Payment Agreement with us and SunEdison Holdings Corporation (the “Original Payment Agreement”), pursuant to which we agreed to pay all of the scheduled interest on TerraForm’s term loan through the third anniversary of TerraForm Power entering into the term loan, up to an aggregate of $48 million over such period (plus any interest due on any payment not remitted when due).

On January 28, 2015, Terra LLC and Terra Operating entered into the Amended and Restated Interest Payment Agreement (the “Amended Interest Payment Agreement”) with us and SunEdison Holdings Corporation. The Amended Interest Payment Agreement amends and restates the Original Interest Payment Agreement, all in accordance with the terms of the Intercompany Agreement entered into by the parties on November 17, 2014.

Pursuant to the Amended Interest Payment Agreement, we shall pay amounts equal to a portion of each scheduled interest payment on TerraForm Power’s Senior Notes due 2023 (the “2023 Notes”), beginning with the first scheduled interest payment on August 1, 2015, and continuing through the scheduled interest payment on August 1, 2017. Amounts will be paid by us as follows: (1) in respect of the first scheduled interest payment, $16.0 million, less amounts already paid by us under the Original Interest Payment Agreement; (2) in respect of each scheduled interest payment in 2016, $8.0 million; and (3) in respect of each scheduled interest payment in 2017, $8.0 million, provided that the maximum amount payable by us under the Amended Interest Payment Agreement (inclusive of amounts already paid under the Original Interest Payment Agreement) may not exceed $48.0 million (plus any interest due on any payment not remitted when due).

Intercompany Agreement

On November 17, 2014, we entered into the Intercompany Agreement with TerraForm Power and SunEdison Holdings Corporation. The Intercompany Agreement sets forth the agreement among the parties with respect to, among other things, (i) contributions between, and allocations among, the parties and their respective affiliates of certain costs, expenses, indemnity payments and purchase price adjustments under the First Wind acquisition agreement and certain excess capital expenditures and operation and maintenance costs for operating projects following the closing of the First Wind acquisition, (ii) the grant by us to TerraForm Power of certain additional call rights and (iii) the modification of the Interest Payment Agreement to provide that our interest payment obligations thereunder will apply to any replacement financing for TerraForm Power’s term loan up to the same maximum aggregate amount and over the same period originally specified in the Interest Payment Agreement.

Incentive Distribution Rights under Amended and Restated Operating Agreement of Terra LLC

General

Incentive distribution rights (“IDRs”) represent the right to receive increasing percentages (15.0%, 25.0% and 50.0%) of Terra LLC’s quarterly distributions after the Minimum Quarterly Distribution (as defined below) and the target distribution levels have been achieved. We hold the IDRs and will only be able to transfer the IDRs as described in the “Transferability of IDRs” section below. “Minimum Quarterly Distribution” refers to the right of holders of Class A units and Class B1 units (if any) to receive quarterly distributions in an amount equal to $0.2257 per unit.

Initial IDR Structure, if for any quarter:

•	Terra LLC has made cash distributions to the holders of its Class A units, Class B1 units and, subject to the Distribution Forbearance Provisions (as defined below under the caption “—Distribution Forbearance Provisions”), Class B units in an amount equal to the Minimum Quarterly Distribution; and

•	Terra LLC has distributed cash to holders of Class A units and holders of Class B1 units in an amount necessary to eliminate any arrearages in payment of the Minimum Quarterly Distribution;

•	then Terra LLC will make additional cash distributions for that quarter among holders of its Class A units, Class B units, Class B1 units and the IDRs in the following manner:

•	first, to all holders of Class A units, Class B1 units and, subject to the Distribution Forbearance Provisions, Class B units, pro rata, until each holder receives a total of $0.3386 per unit for that quarter (the “First Target Distribution”) (150.0% of the Minimum Quarterly Distribution);

•	second, 85.0% to all holders of Class A units, Class B1 units and, subject to the Distribution Forbearance Provisions, Class B units, pro rata, and 15.0% to the holders of the IDRs, until each holder of Class A units, Class B1 units and, subject to the Distribution Forbearance Provisions, Class B units receives a total of $0.3950 per unit for that quarter (the “Second Target Distribution”) (175.0% of the Minimum Quarterly Distribution);

•	third, 75.0% to all holders of Class A units, Class B1 units and, subject to the Distribution Forbearance Provisions, Class B units, pro rata, and 25.0% to the holders of the IDRs, until each holder of Class A units, Class B1 units and, subject to the Distribution Forbearance Provisions, Class B units receives a total of $0.4514 per unit for that quarter (the “Third Target Distribution”) (200.0% of the Minimum Quarterly Distribution); and

•	thereafter, 50.0% to all holders of Class A units, Class B1 units and, subject to the Distribution Forbearance Provisions, Class B units, pro rata, and 50.0% to the holders of the IDRs.

The Terra LLC amended and restated operating agreement prohibits distributions on the IDRs unless CAFD since the closing of TerraForm’s IPO exceeds the amount of CAFD distributed as of the date of the determination.

IDR Holders’ Right to Reset Incentive Distribution Levels

SunEdison, as the holder of the IDRs, has the right after Terra LLC has made cash distributions in excess of the Third Target Distribution level (i.e., 50% to holders of units and 50% to the holder of the IDRs) for four consecutive quarters, to elect to relinquish the right to receive incentive distribution payments based on the initial target distribution levels and to reset, at higher levels, the target distribution levels upon which the incentive distribution payments would be set. See “—Post-Reset IDRs” below.

The right to reset the target distribution levels upon which the incentive distributions are based may be exercised at any time after the expiration or termination of the Subordination Period (as defined below), when Terra LLC has made cash distributions in excess of the then-applicable Third Target Distribution level for the prior four consecutive fiscal quarters. At the sole discretion of the holder of the IDRs, the right to reset may be exercised without the approval of the holders of Terra LLC units, TerraForm Power, as manager of Terra LLC, or the board of directors (or any committee thereof) of TerraForm Power.

The “Subordination Period” means the period beginning on the closing date of TerraForm’s IPO and extending until each of the following tests has been met, which will be a minimum three-year period ending no earlier than the beginning of the period for which a distribution is paid for the third quarter of 2017:

•	distributions of CAFD on each of the outstanding Class A units, Class B units and Class B1 units equaled or exceeded $0.9028 per unit (the annualized Minimum Quarterly Distribution) for each of three non-overlapping, four-quarter periods immediately preceding that date;

•	the CAFD generated during each of three non-overlapping, four-quarter periods immediately preceding that date equaled or exceeded the sum of $0.9028 per unit (the annualized Minimum Quarterly Distribution) on all of the outstanding Class A units, Class B units and Class B1 units during those periods on a fully diluted basis; and

•	there are no arrearages in payment of the Minimum Quarterly Distribution on the Class A units or Class B1 units.

The reset target distribution levels will be higher than the most recent per unit distribution level and the target distribution levels prior to the reset such that there will be no incentive distributions paid under the reset target distribution levels until cash distributions per Class A unit, Class B unit and Class B1 unit following the reset event increase as described below. Because the reset target distribution levels will be higher than the most recent per unit distribution level prior to the reset, if Terra LLC were to issue additional units after the reset and maintain the per unit distribution level, no additional incentive distributions would be payable. By contrast, if there were no such reset and Terra LLC were to issue additional units and maintain the per unit distribution level, additional incentive distributions would have to be paid based on the additional number of outstanding units and the percentage interest of the IDRs above the target distribution levels.

The holders of IDRs will be entitled to cause the target distribution levels to be reset on more than one occasion. There are no restrictions on the ability to exercise their reset right multiple times, but the requirements for exercise must be met each time. Because one of the requirements is that Terra LLC makes cash distributions in excess of the then-applicable Third Target Distribution for the prior two consecutive fiscal quarters, a minimum of two quarters must elapse between each reset.

In connection with the resetting of the target distribution levels and the corresponding relinquishment by SunEdison of incentive distribution payments based on the target distribution levels prior to the reset, we will be entitled to receive a number of newly-issued Terra LLC Class B1 units and shares of Class B1 common stock based on the formula described below that takes into account the “cash parity” value of the cash distributions related to the IDRs for the two consecutive quarters immediately prior to the reset event as compared to the cash distribution per unit in such quarters.

The number of Class B1 units and shares of Class B1 common stock to be issued in connection with a resetting of the Minimum Quarterly Distribution amount and the target distribution levels then in effect would equal the quotient determined by dividing (x) the average aggregate amount of cash distributions received in respect of the IDRs during the two consecutive fiscal quarters ended immediately prior to the date of such reset election by (y) the average of the aggregate amount of cash distributed per Class A unit, Class B1 unit and Class B unit during each of these two quarters.

Post-Reset IDRs

Following a reset election, a baseline Minimum Quarterly Distribution amount will be calculated as an amount equal to the average cash distribution amount per Class A unit, Class B1 unit and Class B unit for the two consecutive fiscal quarters immediately preceding the reset election (which amount we refer to as the “Reset Minimum Quarterly Distribution”) and the target distribution levels will be reset to be correspondingly higher than the Reset Minimum Quarterly Distribution. Following a resetting of the Minimum Quarterly Distribution amount, such that Terra LLC would make distributions for each quarter ending after the reset date as follows:

•	first, to all holders of Class A units, Class B1 units and, subject to the Distribution Forbearance Provisions, Class B units, pro rata, until each holder receives an amount per unit for that quarter equal to 115.0% of the Reset Minimum Quarterly Distribution;

•	second, 85.0% to all holders of Class A units, Class B1 units and, subject to the Distribution Forbearance Provisions, Class B units, pro rata, and 15.0% to the holders of the IDRs, until each holder of Class A units, Class B1 units and, subject to the Distribution Forbearance Provisions, Class B units receives an amount per unit for that quarter equal to 125.0% of the Reset Minimum Quarterly Distribution;

•	third, 75.0% to all holders of Class A units, Class B1 units and, subject to the Distribution Forbearance Provisions, Class B units, pro rata, and 25.0% to the holders of the IDRs, until each holder of Class A units, Class B1 units and, subject to the Distribution Forbearance Provisions, Class B units receives an amount per unit for that quarter equal to 150.0% of the Reset Minimum Quarterly Distribution; and

•	thereafter, 50.0% to all holders of Class A units, Class B1 units and, subject to the Distribution Forbearance Provisions, Class B units, pro rata, and 50.0% to the holders of the IDRs.

Because a reset election can only occur after the Subordination Period expires, the Reset Minimum Quarterly Distribution will have no significance except as a baseline for the target distribution levels after we effectuate an IDR reset.

Transferability of IDRs

We may not sell, transfer, exchange, pledge (other than as collateral under its credit facilities) or otherwise dispose of the IDRs to any third party (other than its controlled affiliates) until after we have satisfied our $175.0 million aggregate Projected FTM CAFD commitment to TerraForm Power in accordance with the Support Agreement. We pledged the IDRs as collateral under our existing credit agreement, but the IDRs may not be transferred upon foreclosure until after we have satisfied our Projected FTM CAFD commitment to TerraForm Power. We granted TerraForm Power a right of first refusal with respect to any proposed sale of IDRs to a third party (other than SunEdison’s controlled affiliates), which TerraForm may exercise to purchase the IDRs proposed to be sold on the same terms offered to such third party at any time within 30 days after TerraForm receives written notice of the proposed sale and its terms.

Stock Lock-Up

Terra LLC’s amended and restated operating agreement provides that we (together with our controlled affiliates) must continue to own a number of Class B units equal to 25% of the number of Class B units held by us upon completion of TerraForm Power’s IPO until the earlier of: (i) three years from the completion of TerraForm Power’s IPO or (ii) the date Terra LLC has made cash distributions in excess of the Third Target Distribution for four quarters (which need not be consecutive). The number of shares of Class B common stock corresponding to such number of Class B units would represent a majority of the combined voting power of all shares of Class A common stock, Class B common stock and Class B1 common stock outstanding upon completion of TerraForm Power’s IPO. However, we may pledge all of the Class B units we hold to lenders as security under credit facilities or other borrowing or debt arrangements, but no transfer upon foreclosure on such units may occur in violation of this provision. Any Class B units transferred by us (including in connection with foreclosure on units pledged as collateral) would be exchanged (along with a corresponding number of shares of Class B common stock) into shares of TerraForm Power Class A common stock in connection with such transfer. See “—Issuances and Transfer of Units” and “—Exchange Agreements.”

Distribution Forbearance Provisions

During the Distribution Forbearance Period (as described below) Terra LLC’s amended and restated operating agreement limits distributions in respect of the Class B units as follows:

•	the Class B units will not, under any circumstances, be entitled to receive any distributions with respect to the third and fourth quarter of 2014 (i.e., distributions declared on or prior to March 31, 2015); and

•	thereafter, when any distribution is made to the holders of Class A units and Class B1 units, holders of Class B units will be entitled to receive, on a per unit basis, an amount equal to the product of:

•	the per unit amount of the distribution in respect of the Class A units and Class B1 units; multiplied by

•	the ratio of (i) the As Delivered CAFD (as defined below) with respect to the contributed construction projects and any substitute projects contributed by

SunEdison to Terra LLC in the event any of the identified projects fails to achieve COD (the “Completed CAFD Contribution Amount”) to (ii) a CAFD threshold of $38.84 million (the “CAFD Forbearance Threshold”) which is the currently anticipated CAFD to be generated by the contributed construction projects.

We refer to the foregoing provisions as the “Distribution Forbearance Provisions.”

For purposes of Terra LLC’s amended and restated operating agreement, “As Delivered CAFD” means, with respect to any of the projects described in the preceding paragraph, the CAFD projected, as of such project’s COD, to be generated by such project in the 12 months after such project’s COD taking into account, among other things, the project finance structure, the as-built system size and the production level and will be determined by mutual agreement between us and TerraForm Power.

The “Distribution Forbearance Period” began on the date of the closing of TerraForm Power’s IPO and ends on the later of March 31, 2015 or the date that the Completed CAFD Contribution Amount exceeds the CAFD Forbearance Threshold. Any distributions forgone by the holders of Class B units pursuant to the Distribution Forbearance Provisions will not be distributed to holders of other classes of units and will not constitute an arrearage on the Class B units.

Coordination of TerraForm Power and Terra LLC

At any time TerraForm Power issues shares of its Class A common stock for cash, the net proceeds therefrom will promptly be transferred to Terra LLC and Terra LLC will either:

•	transfer newly-issued Class A units of Terra LLC to TerraForm Power; or

•	use such net proceeds to purchase Class B units of Terra LLC from SunEdison, which Class B units will automatically convert into Class A units of Terra LLC when transferred to TerraForm Power.

In the event TerraForm Power issues shares of Class A common stock that are subject to forfeiture or cancellation (e.g., restricted stock), the corresponding Class A units will be issued subject to similar forfeiture or cancellation provisions. In the event Terra LLC purchases a Class B unit or a Class B1 unit of Terra LLC from the holder thereof, TerraForm Power will automatically redeem and cancel the corresponding share of its Class B common stock or Class B1 common stock, as applicable.

If TerraForm Power issues other classes or series of equity securities, Terra LLC will issue, and TerraForm Power will use the net proceeds from such issuance of other classes or services of equity security to purchase, an equal amount of units with designations, preferences and other rights and terms that are substantially the same as TerraForm Power’s newly-issued equity securities. If TerraForm Power elects to redeem or purchase any shares of its Class A common stock (or its equity securities of other classes or series other than shares of its Class B common stock or Class B1 common stock), Terra LLC will, immediately prior to such redemption, redeem or purchase an equal number of Class A units (or its units of the corresponding classes or series) held by TerraForm Power, upon the same terms and for the same price, as the shares of Class A common stock (or equity securities of such other classes or series) so redeemed.

Issuances and Transfer of Units

Class A units may only be issued to TerraForm Power, as the sole managing member of Terra LLC, and are non-transferable except upon redemption by Terra LLC. Class B units may only be issued to SunEdison and its controlled affiliates. Class B units may not be transferred, except to SunEdison or to a controlled affiliate of SunEdison. We may not transfer any Class B units to any person, including a controlled affiliate, unless we transfer an equivalent number of shares of TerraForm Power Class B common stock to the same transferee. Class B1 units may not be transferred without TerraForm Power’s consent, which may be subject to such conditions as TerraForm Power may specify, and any such attempted transfer without our consent will be void ab initio, except we may transfer Class B1 units to a controlled affiliate without TerraForm Power’s consent. Holders of TerraForm Power’s Class B1 units may not transfer any Class B1 units to any person, including to a controlled affiliate of SunEdison or with our consent, unless the transferor transfers an equivalent number of shares of TerraForm Power Class B1 common stock to the same transferee. TerraForm Power may impose additional restrictions on exchange that it determines necessary or advisable so that Terra LLC is not treated as a “publicly traded partnership” for United States federal income tax purposes.

Exchange Agreement

TerraForm Power entered into an exchange agreement with us pursuant to which we (and our controlled affiliates who acquire Class B units or Class B1 units of Terra LLC), or any permitted successor holder, may from time to time cause Terra LLC to exchange its Class B units or Class B1 units, together with a corresponding number of shares of Class B common stock or Class B1 common stock, as applicable, for shares of TerraForm Power Class A common stock on a one-for-one basis, subject to adjustments for stock splits, stock dividends and reclassifications. The exchange agreement also provides that, subject to certain exceptions, the holder will not have the right to cause Terra LLC to exchange Class B units or Class B1 units, together with a corresponding number of shares of Class B common stock or Class B1 common stock, as applicable, if Terra LLC determines that such exchange would be prohibited by law or regulation or would violate other agreements to which TerraForm Power may be subject, and TerraForm Power may impose additional restrictions on exchange that it determines necessary or advisable so that Terra LLC is not treated as a “publicly traded partnership” for United States federal income tax purposes.

Registration Rights Agreement

We have entered into a registration rights agreement with TerraForm Power (the “SunEdison Registration Rights Agreement”) pursuant to which we and our affiliates are entitled to an unlimited number of demand registration rights, the right to demand that a shelf registration statement be filed, and “piggyback” registration rights, for shares of TerraForm Power Class A common stock that are issuable upon exchange of Class B units and Class B1 units of Terra LLC that we own.

SunEdison Exchangeable Notes

On January 29, 2015, Seller Note LLC, a wholly-owned subsidiary of SunEdison, issued $336,470,000 aggregate principal amount of 3.75% Guaranteed Exchangeable Senior Secured Notes due 2020 (the “Exchangeable Notes”) pursuant to an Indenture, dated January 29, 2015 (the “Exchangeable Notes Indenture”), among Seller Note LLC, SunEdison, as guarantor, and Wilmington Trust, National Association, as exchange agent, registrar, paying agent and collateral agent (the “Exchangeable Notes Trustee”). In connection with the issuance of the Exchangeable Notes, Seller Note LLC also entered into a Pledge Agreement with the Exchangeable Notes Trustee, in its capacity as collateral agent, providing for the pledge of TerraForm Power’s shares of Class B common stock and Terra LLC’s Class B units held by Seller Note LLC (the “Class B Securities”) as described below. During the reporting period no interest or principal payments were due.

SunEdison Margin Loan

On January 29, 2015, SUNE ML 1, LLC (“SUNE ML LLC”), a wholly-owned special purpose subsidiary of SunEdison, entered into a Margin Loan Agreement (the “Loan Agreement”) with the lenders party thereto, pursuant to which $410.0 million in term loans were made to SUNE ML LLC, with interest payable equal to the greater of (i) Prime Rate or Federal Funds Effective Rate plus 0.5% or (ii) three month LIBOR rate plus 6%. The net proceeds of the term loans, less certain expenses, were made available to SunEdison to fund its acquisition of First Wind. TerraForm Power has agreed to certain obligations in connection with the Loan Agreement relating to, among other things, the prompt exchange of our equity securities held by SUNE ML LLC for the benefit of the lenders under the Loan Agreement. During the reporting period no interest or principal payments were due.

Relationship with SSL

As of the December 31, 2014, SunEdison, together with its affiliate SunEdison International, Inc., owned 23,560,251 shares of SSL’s ordinary shares, which represented approximately 56.8% of SSL’s outstanding ordinary shares. On January 20, 2015, SunEdison disposed of 12,951,347 shares of SSL in connection with an underwritten public offering of 17,250,000 ordinary shares, no par value. We and SSL have entered into certain agreements that effected the separation of SSL’s business from ours and provide a framework for our ongoing relationship with SSL. In addition, certain executive officers of the Company, as well as one of our board members, serve on the board of directors of SSL. The following is a summary of certain material terms of such agreements with SSL, which were reviewed and approved by our Audit Committee, Nominating and Corporate Governance Committee and Board concurrent with the launch and prior to the completion of the initial public offering of SSL. All such agreements were considered and approved in advance by the Audit Committee of the Board of Directors and the Board of Directors.

Separation Agreement

In connection with the completion of SSL’s IPO, we entered into a separation agreement with SSL. This separation agreement governs certain pre-offering transactions between SSL and us, as well as aspects of the relationship between SSL and us following SSL’s IPO and related transactions (collectively, the “Transactions”), which are not otherwise governed by the other agreements set forth below. The separation agreement provides further assurances and covenants between SSL and us to ensure that the separation of SSL’s business from SunEdison was the intent of SSL and that commercially reasonable efforts will be taken to do all things reasonably necessary to consummate and make effective the Transactions. The separation agreement provides for mutually agreed exchange of information, confidentiality, dispute resolution methods and limitations of liability.

Intellectual Property Licensing Agreements

Under the intellectual property agreements we entered into in connection with the Transactions, we licensed to SSL certain of our retained intellectual property rights applicable to manufacturing semiconductor wafers, including certain rights related to continuous Czochralski (“CCZ”) and diamond wire cutting, excluding FBR and high-pressure FBR. These agreements are described below.

Patent and Technology Cross-License Agreement

In connection with the completion of SSL’s IPO, we entered into a patent and technology cross-license agreement with SSL. Under the agreement, SSL agreed to license to us substantially all of its patents, patent applications, software, trade secrets, know-how and other intellectual property that have application in our solar energy business, and we licensed to SSL substantially all of our patents, patent applications, software, trade secrets, know-how and other intellectual property that have application in its semiconductor wafer business. The licensed intellectual property includes intellectual property within the applicable field of use that each party owns or has a right to grant an exclusive license under during the period from the closing of SSL’s IPO until the earlier of (i) the fifth anniversary of the closing of SSL’s IPO and (ii) a change in control of such party involving a competitor of the other party, provided that our field of use is limited to the semiconductor industry and the production of semiconductor wafers. The intellectual property licensed by us to SSL under the agreement excludes all intellectual property related to CCZ, diamond coated wire, FBR and high-pressure FBR, with such arrangements to be set forth in separate agreements as described below.

The licenses granted by each party under the agreement are exclusive, worldwide, perpetual, non-transferable (except by assignment with the other party’s written consent), royalty-free licenses to use the above-described intellectual property rights within such party’s respective field of use. Each party may grant sub-licenses of the intellectual property licensed to it under the agreement only with the other party’s prior written consent, provided such consent may not to be unreasonably withheld, conditioned or delayed. Each party owns all improvements, derivative works, enhancements and other modifications developed by such party with respect to the intellectual property licensed to it under the agreement (unless such improvements are developed under the technology joint development agreement described below, in which case ownership is governed by the technology joint development agreement), provided that such party is obligated to disclose such improvements to the other party during the term of the agreement and, upon the other party’s request, grant to the other party a royalty free, non-exclusive, worldwide, perpetual, non-transferable (except by assignment with the other party’s consent) license to use such improvements in the other party’s field of use.

Each party has the first right, at its own expense, to control an enforcement action relating to intellectual property licensed to it under the agreement with a primary application in such party’s field of use. If such party does not initiate and control an enforcement action with respect to infringement, misappropriation or other violation of any intellectual property licensed to it under this agreement within 90 days of receipt of a request from the other party to assume control over such action, then the other party has the right to control the enforcement action, provided that if it does not do so within 90 days, this right reverts back to the initial party.

The agreement continues in effect until the expiration of the last item of licensed intellectual property (which expiration, in the case of patents, is the expiration of the statutory term (including all extensions and renewals) of such patents, and in the case of know-how and trade secrets, is the date on which such know-how and trade secrets are no longer non-public). The agreement may be terminated early by the parties’ mutual written agreement. In addition, either party may terminate the agreement if the other party commits a material breach of the agreement and fails to remedy such breach within 60 days after written notice from the non-breaching party.

CCZ and Diamond Coated Wire License Agreement

In connection with the completion of SSL’s IPO, we entered into a patent and technology license agreement with SSL regarding CCZ silicon crystal growth and diamond coated wire intellectual property. The material terms of this agreement are discussed below.

Under the agreement, we licensed to SSL and certain of its subsidiaries in the United States and Italy our U.S. and foreign patents and patent applications and technology (including discoveries, conceptions, ideas, improvements, enhancements and inventions and data) relating to CCZ silicon crystal growth and diamond coated wire technology, provided that SSL’s use of such licensed intellectual property is limited to the semiconductor industry and the production of semiconductor wafers. The agreement prohibits SSL from using the licensed intellectual property for the manufacture of polysilicon, the manufacture of materials used in the solar photovoltaic industry, or for balance of system hardware or software used in solar systems. Additionally, the agreement prohibits us from licensing the applicable intellectual property to any third party for use in the production of semiconductor wafers and similar uses in the semiconductor industry.

The licenses granted under the agreement are non-exclusive, perpetual, non-transferable (except in limited circumstances) royalty-free licenses within the territories of the United States and Italy. SSL is generally prohibited from granting sub-licenses of the intellectual property licensed to it under the agreement without the prior written consent of SunEdison, provided such consent may not to be unreasonably withheld, conditioned or delayed. However, SSL does not need prior written consent to grant sublicenses to certain of its vendors for purposes of the commercialization of the licensed intellectual property so long as such vendors have been used or otherwise approved by SunEdison, and, in the case of a sublicense granted in territories other than the United States and Italy, such sublicense is made at least one year after the effective date of the agreement. Unless otherwise agreed by SunEdison in its sole discretion, SunEdison exclusively owns all improvements and other intellectual property developed by SSL with respect to the intellectual property licensed under the agreement. Any such improvements will be included within the licensed intellectual property and subject to the license described above. SSL is obligated to share with us on a monthly basis all of its research and development, test results and performance data relating to its use of CCZ and diamond coated wire.

The agreement has a term of five years, provided that the parties may mutually agree in writing to extend the term. The agreement may be terminated early by the parties’ mutual written agreement. Either party may terminate the agreement if the other party commits a material breach of the agreement and fails to remedy such breach within 60 days after written notice from the non-breaching party. We may also terminate the agreement within 60 days of a third party obtaining a controlling interest in SSL. Under the agreement, “controlling interest” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of SSL, whether through the ownership of voting securities, by contract or otherwise.

In the event of a termination other than for cause, the licenses granted to SSL under the agreement will continue on a perpetual basis solely with respect to the licensed intellectual property in existence as of the time of such termination. However, in the event a third party active in the manufacture of polysilicon, the manufacture of solar products or related activities in the solar energy field gains a controlling interest in SSL, then we may terminate immediately all licenses under the agreement other than the license related to improvements to the licensed intellectual property, which license will be perpetual regardless of the manner in which the agreement is terminated or the termination of all other licenses.

If, as a result of any third party claim of infringement or misappropriation pertaining to any of the licensed intellectual property, SSL is enjoined from using the licensed intellectual property, or if we reasonably believe that the licensed intellectual property is likely to become the subject of a third party claim of infringement or misappropriation, we, at our option and expense, are permitted to

(i) procure the right for SSL to continue to use the licensed intellectual property, (ii) replace or modify the licensed intellectual property so that it becomes non-infringing and remains functionally equivalent or (iii) terminate the license with respect to the affected intellectual property.

The agreement includes a non-competition covenant prohibiting SSL from engaging in any business or activity that is competitive with the business or activities of SunEdison, which includes the design, materials, processes, products, and procedures related to the generation, storage, transmission, distribution, control or monitoring of electrical power and electrical energy obtained from photovoltaic conversion of solar radiation and other renewable energy sources.

SSL has agreed in the agreement to indemnify SunEdison and its affiliates and their respective employees, officers and directors for any liabilities or damages suffered by them arising out of (i) SSL’s use of the licensed intellectual property and (ii) any use, sale or other disposition by SSL of products made by utilizing such licensed intellectual property.

Technology Joint Development Agreement

In connection with the completion of SSL’s IPO, SSL entered into a technology joint development agreement with SunEdison, which provides a framework for joint development and other collaborative activities between SSL and SunEdison. The material terms of this agreement are discussed below.

Under the agreement, the parties may agree to conduct one or more joint development programs, the specific terms and conditions of which will be set forth in a separate statement of work for each joint development program. Each statement of work will designate which party will be the sole owner of the intellectual property and technology developed under the program, provided that SunEdison will be the sole owner of any such intellectual property or technology that SunEdison reasonably determines is necessary or useful to the development, application or use of CCZ or diamond coated wire in any field. The other party’s rights in such intellectual property and other technology developed in connection with any joint development program will be governed by the patent and technology cross-license agreement or the CCZ and diamond coated wire patent and technology license agreement, as applicable.

The agreement provides that in the event any employee of one party is seconded to the other party, the intellectual property and other technology developed outside of a joint development program by such employee in the course of his or her duties as a seconded employee will be exclusively owned by the party for whom the seconded employee is performing duties at the time such intellectual property or technology is created or developed. Any such intellectual property or technology will be governed by the patent and technology cross-license agreement or the CCZ and DCW patent and technology license agreement, as applicable.

Employees of each party may also share workspace, laboratory space and other co-located facilities in the normal course of business. If such proximity of employees results in the creation of intellectual property or other technology jointly developed outside of a joint development program by at least one employee, agent or contractor of each party, the agreement provides that the ownership of such intellectual property or technology is governed by principles of U.S. patent law and is subject to applicable license agreements between us and SSL.

The agreement has an initial term of five years, provided that the parties may mutually agree in writing to extend the term for any period prior to the expiration of the initial term. The agreement may be terminated early by the parties’ mutual written agreement. Either party may terminate the agreement if the other party commits a material breach of the agreement and fails to remedy such breach within 60 days after written notice from the non-breaching party.

In the event a third party obtains a controlling interest in SSL, or in the event SSL or any of its affiliates are merged or consolidated with a third party, we have the right to terminate the agreement upon 10 days’ written notice provided within 30 days of such change of control event. Notwithstanding the above, in the event a third party that is active in the same field as SunEdison’s solar energy business gains a controlling interest in SSL or any of its affiliates, we have the right to terminate the agreement upon 30 days’ written notice. Under the agreement, “controlling interest” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of SSL, whether through the ownership of voting securities, by contract or otherwise.

Other Agreements

We also granted to SSL a royalty-free license to use certain of our trademarks for a period of time following the completion of our IPO.

Transition Services Agreement

In connection with the completion of our IPO, we entered into a transition services agreement with SSL in which we and SSL agreed to mutually provide each other certain corporate, general and administrative services following the completion of SSL’s IPO for the term set forth for such service in each annex to the agreement. The material terms of this agreement are discussed below.

Under the agreement, we and SSL agreed to mutually provide each other certain corporate, general and administrative services, including services related to information technology and telecommunications, payroll, benefits and human resources administration, taxes, real estate and facilities management, office management, intellectual property management and research and development. To the extent either we or SSL identify any additional services that are needed to transition the respective businesses in connection with SSL’s IPO, then we and SSL agreed to cooperate in good faith to negotiate the terms of such additional services.

The quality of transition services to be provided pursuant to the agreement must be substantially similar to those provided internally to each party’s subsidiaries and affiliates, and, where applicable, substantially consistent with the quality and scope of such services provided prior to the effective date of the agreement. In addition, each party is required to use commercially reasonable efforts, at the recipient party’s expense, to obtain any third-party consents, licenses, or approvals that are required for the performance of services, and to the extent such third-party consents, licenses or approvals are not obtained then either party can immediately terminate the affected service. Additionally, each party may use its reasonable discretion in prioritizing requests for services among its own subsidiaries and affiliates and those of the other party, provided that each party communicates any scheduling issues to the other party and uses commercially reasonable efforts to accommodate requests for services. Either party may engage subcontractors to provide services covered by the transition services agreement, and neither party is required to add or retain staff, equipment, facilities or other resources in order to provide any transition services unless otherwise agreed.

Each party warrants that it shall use reasonable care in providing transition services to the other party and that such services will be provided in accordance with applicable laws, rules and regulations. The provider of any service has no liability with respect to furnishing such service except to the extent resulting from the provider’s gross negligence or willful misconduct. In no event will either party be liable for any indirect, incidental, special, punitive, exemplary or consequential damages, lost profits, loss of goodwill or lost opportunities relating to the transition services agreement, and in no event will the provider’s liability with respect to its furnishing of services exceed the aggregate amount of fees paid to the provider (excluding any direct charges) under the transition services agreement.

Each party agreed to use commercially reasonable efforts to transition each service being provided under the agreement to its own internal organization or to obtain alternate third-party sources to provide such services within 24 months after the completion of SSL’s IPO. The agreement expires on the 24 month anniversary of SSL’s IPO, unless otherwise agreed by the parties, or upon the expiration of all services provided under the agreement. Either party may terminate the agreement prior to the expiration date upon 45 days’ prior written notice to the other party or immediately upon the other party’s insolvency. In addition, either party may terminate the agreement if the other party commits a material breach of the agreement and fails to remedy such breach within 30 days after written notice from the non-breaching party.

In the event a third party obtains a controlling interest in SSL, or in the event SSL or any of its affiliates are merged or consolidated with a third party, we have the right to terminate the agreement upon 10 days’ written notice provided within 30 days of such change of control event. Notwithstanding the above, in the event a third party that is active in the same field as our solar energy business gains a controlling interest in SSL or any of its affiliates, we have the right to terminate the agreement and all services thereunder upon 30 days’ written notice. Under the agreement, “controlling interest” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of SSL, whether through the ownership of voting securities, by contract or otherwise.

Under the transition services agreement, the provider of a service generally charges the recipient party an agreed upon monthly service fee during the term of such service as set forth in the agreement, as well any direct charges for external costs associated with such service, including third party legal, accounting and advisor fees, costs associated with any telecommunications contracts or information service licenses and insurance costs. In addition, any fees based on full time employee calculations are adjusted semi-annually upon the agreement of the parties. Except as provided in the agreement, the fee for each service is subject to an automatic five percent increase on January 1 of each year following the effective date of the agreement. We estimate that the aggregate annual fees SSL will pay to SunEdison initially will be approximately $1,000,000 per year, and the aggregate annual fees SSL will receive initially from SunEdison will be approximately $3,500,000 per year.

The payments that SSL makes to SunEdison pursuant to the transition services agreement are not necessarily indicative of, and it is not practical for us to estimate, the level of expenses we might incur in procuring these services from alternative sources.

Under the transition services agreement, each party is obligated to maintain the confidentiality of confidential information of the other party for a period of 10 years following the termination of the transition services agreement.

Tax Matters Agreement

We entered into a tax matters agreement with SSL immediately prior to SSL’s IPO that governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes. In general, under the agreement:

•	SSL is responsible for, and shall be entitled to any refund in respect of: (i) any foreign taxes (including any related interest, penalties, or audit adjustments) imposed on it and its subsidiaries for all periods, whether before or following the completion of its IPO (including, with respect to such foreign taxes for a period before the completion of its IPO, any audit adjustments made following the completion of its IPO), and (ii) any U.S. federal, state, and local taxes (including any related interest, penalties, or audit adjustments) imposed on it and its subsidiaries for all periods following the completion of its IPO. We are responsible for, and shall be entitled to any refund in respect of any U.S. federal, state, and local taxes (including any related interest, penalties, or audit adjustments) imposed on SSL and its subsidiaries for all periods preceding the completion of SSL’s IPO (including any audit adjustments with respect to such taxes as are made following the completion of SSL’s IPO). SSL also is responsible for any liability owed to any governmental entity as a result of its failure, following the completion of its IPO, to satisfy any terms and conditions imposed on it under any tax incentive arrangement entered into by and among us, SSL and such government entity.

•	We are also responsible for, and shall be entitled to any refund in respect of: (i) any U.S. federal, state, and local taxes (including any related interest, penalties, or audit adjustments) for all periods preceding the completion of SSL’s IPO (including any audit adjustments with respect to such taxes as are made following the completion of its IPO); (ii) any U.S. federal, state, and local taxes (including any related interest and penalties or audit adjustments) imposed on us and our subsidiaries (excluding SSL and its subsidiaries) for all periods following the completion of SSL’s IPO; and (iii) any foreign taxes (including any related interest, penalties, or audit adjustments) imposed on us and our subsidiaries (excluding SSL and its subsidiaries), whether for a period before or following the completion of SSL’s IPO (including, with respect to such foreign taxes for a period before the completion of its IPO, any audit adjustments made following the completion of its IPO). We are also responsible for any liability owed to any governmental entity as a result of our failure, following the completion of SSL’s IPO, to satisfy any terms and conditions imposed on it under any tax incentive arrangement entered into by and among us, SSL and such government entity.

•	We, in good faith consultation with SSL, are responsible for determining the allocation of tax attributes, including net operating losses and unused foreign tax credits, between us and our subsidiaries, on the one hand, and SSL and its subsidiaries on the other.

•	SSL is responsible for preparing and filing any tax returns that include only it and its subsidiaries.

•	We are responsible for preparing and filing any tax returns that include only us and our subsidiaries (excluding SSL and its subsidiaries), as well as any tax returns that include us or one or more of our subsidiaries together with SSL or one or more of its subsidiaries.

•	SSL agreed not to file any adjustment or refund requests with respect to any return that includes us or one or more of our subsidiaries together with SSL or one or more of its subsidiaries, and further agreed not to carry back any losses to any such returns without our consent.

•	SSL has the exclusive authority to control tax contests that relate to the tax returns it files, provided that we have the right to participate in that portion of any tax contest that could have a material adverse effect on us and our subsidiaries (excluding SSL and its subsidiaries).

•	We have the exclusive authority to control tax contests that relate to the tax returns we file, provided that SSL has the right to participate in that portion of any tax contest that could have a material adverse effect on it and its subsidiaries.

Neither party’s obligations under the agreement are limited in amount or subject to any cap. The agreement also assigns responsibilities for administrative matters, such as the filing of returns, payment of taxes due, retention of records and conduct of audits, examinations or similar proceedings. In addition, the agreement provides for cooperation and information sharing with respect to tax matters.

Registration Rights Agreement with SunEdison

We entered into a registration rights agreement with SSL in connection with the completion of its IPO, pursuant to which SSL agreed that, upon our request, SSL will use its reasonable best efforts to effect the registration under applicable federal and state securities laws of its ordinary shares held by us following its IPO. The registration rights agreement includes the following material terms.

Demand Registration

We are able to request up to 10 demand registrations under the Securities Act of 1933 all or any portion of SSL shares covered by the agreement and SSL is obligated, subject to limited exceptions, to register such shares as requested by us. This offering is a demand registration by us. We are able to request that SSL complete up to two demand registrations and four underwritten offerings with a shelf registration in a twelve month period, subject to a $20 million minimum offering size unless such offering represents all remaining unregistered shares covered by the agreement. We are able to designate the terms of each offering effected pursuant to a demand registration, which may take any form, including a shelf registration or an underwritten offering.

Piggy-back Registration

If SSL at any time intends to file on its behalf or on behalf of any of its other security holders a registration statement in connection with a public offering of any of its securities on a form and in a manner that would permit the registration for offer and sale of its ordinary shares held by us, we have the right to include in that offering SSL ordinary shares that we hold, subject to certain limitations.

Registration Expenses

SSL is generally responsible for all registration expenses in connection with the performance of its obligations under the registration rights provisions in the registration rights agreement including the fees and disbursements of a single counsel for SunEdison. We are responsible for our own internal fees and expenses, any applicable underwriting discounts or commissions and any stock transfer taxes.

Indemnification

Generally, the agreement contains indemnification and contribution provisions by SSL for the benefit of SunEdison and, in limited situations, by SunEdison for the benefit of SSL with respect to the information provided by us included in any registration statement, prospectus or related document.

Transfer

If we transfer shares covered by the agreement, we will be able to transfer the benefits of the registration rights agreement to transferees who acquire at least 5% of the number of SSL ordinary shares beneficially owned by SunEdison immediately following the completion of SSL’s IPO, provided that each transferee agrees to be bound by the terms of the registration rights agreement.

Term

The registration rights will remain in effect with respect to any shares covered by the agreement until:

•	such shares have been sold pursuant to an effective registration statement under the Securities Act;

•	such shares have been sold to the public pursuant to Rule 144 under the Securities Act;

•	such shares may be sold to the public pursuant to Rule 144 under the Securities Act without being subject to the volume restrictions in such rule; or

•	such shares have been sold in a transaction in which the transferee is not entitled to the benefits of the registration rights agreement.

Private Placements and Related Transactions

In connection with SSL’s IPO, Samsung Fine Chemicals Co., Ltd. (“Samsung Fine Chemicals”) and Samsung Electronics Co., Ltd. (“Samsung Electronics”, together with Samsung Fine Chemicals, the “Samsung Purchasers”) purchased $93.6 million and $31.5 million, respectively, of SSL’s ordinary shares in separate private placements at a price per share equal to the public offering price of $13.00 (collectively, the “Samsung Private Placements”). Samsung Fine Chemicals is a joint venture partner of our subsidiary in SMP Ltd. (“SMP”). Samsung Electronics is one of SSL’s customers and joint venture partner in MEMC Korea Company (“MKC”). As consideration for the issuance of the ordinary shares, (i) Samsung Fine Chemicals made an aggregate cash investment in SSL of $93.6 million and (ii) Samsung Electronics transferred to SSL its 20% interest in MKC. The sale of those shares was not registered under the Securities Act of 1933.

As a result of the Transactions, including the transfer by us to SSL of an approximately 35% interest in SMP, SMP is owned approximately 35% by SSL, 50% by one of our subsidiaries and 15% by Samsung Fine Chemicals, and MKC is 100% owned by SSL.

SMP Joint Venture

Prior to the completion of SSL’s IPO, we contributed to SSL the approximately 35% interest in SMP we acquired from Samsung Fine Chemicals, and as a result of this contribution, SMP is owned approximately 35% by SSL, 50% by one of our subsidiaries and 15% by Samsung Fine Chemicals. In connection with this contribution, SSL entered into a joinder and amendment agreement whereby it became a party to and undertook its pro rata share of the obligations of the SMP joint venture agreement. Pursuant to this joint venture agreement, the joint venture parties formed SMP to construct, own and operate a facility in South Korea to produce high purity polysilicon, including electronic grade polysilicon, which is expected to have an initial, annual production capacity of approximately 13,500 metric tons. Construction of the SMP polysilicon manufacturing facility was recently completed. The facility is in the initial stages of polysilicon production but has not reached full commercial capabilities at this time. We anticipate using polysilicon from the facility in late 2015 and expect to begin purchasing substantial volume in 2016. Once operational, SMP is required to sell to the joint venture partners their pro rata share (based on their respective ownership interests) of SMP’s polysilicon production at prices negotiated and mutually agreed upon between SMP and the joint venture partners based on a standard cost plus a markup established by an independent professional transfer consultant engaged by SMP. Until February 15, 2019, we and our joint venture partners have agreed not to transfer our interests in SMP to any party other than our respective affiliates. After February 15, 2019, if any joint venture partner desires to transfer its interest in SMP to any party other than one of its affiliates, each other joint venture partner will have a right of first refusal to purchase such interest.

Other Transactions

We entered into an agreement with Mr. Chatila pursuant to which Mr. Chatila elected to receive, and we agreed to cause SSL to issue to Mr. Chatila, an aggregate number of our ordinary shares equal in value to $1,000,000 at SSL’s IPO price (before required tax withholdings) in lieu of SunEdison paying him that amount in cash as part of his 2013 annual bonus. As a result, SSL issued 40,346 ordinary shares to Mr. Chatila. The number of ordinary shares that SSL issued to Mr. Chatila reduced, on a share-for-share basis, the number of ordinary shares SSL would have otherwise issued to us in connection with the Transactions. The issuance of these shares was not registered under the Securities Act of 1933.

ITEM NO. 2—ADVISORY VOTE ON THE COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

Background to the Advisory Vote

Under an amendment to the Securities Exchange Act of 1934 (the “Exchange Act”) adopted by Congress as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), stockholders are able to vote to approve, on an advisory (non-binding) basis, no less frequently than once every three years, the compensation of the named executive officers (an “Advisory Vote on Compensation”). At the 2014 annual meeting of stockholders, 97% of the shares voted were cast in support of the compensation of our named executive officers. At the Company’s 2011 annual meeting of stockholders, the stockholders voted in favor of holding future advisory votes to approve named executive officer compensation annually. The Board determined, as a result of such vote on the frequency of the advisory vote to approve named executive officer compensation, that we will hold an advisory vote to approve named executive officer compensation every year.

As described more fully in “Compensation Discussion and Analysis” and the related tables and narrative, we design our executive compensation program to reward, retain and, in the case of new hires, attract executives in order to support our business strategy, achieve our short and long-term goals, and provide continued success for our customers, stockholders, employees and communities. At the core of our executive compensation program is our pay-for-performance philosophy that links competitive levels of compensation to achievements of our overall strategy and business goals, as well as predetermined objectives. We believe our compensation program is strongly aligned with the interests of our stockholders and sound corporate governance principles.

Our Compensation Program

We urge you to read the “Compensation Discussion and Analysis” section of this proxy statement and the tables and narrative for the details on the Company’s executive compensation, including the 2014 compensation of our named executive officers. Highlights of our executive compensation program include the following:

•	Management implemented key strategic decisions in 2014 to position the company for long-term success. The company completed an initial public offer of SSL and TerraForm Power. We experienced a strong growth in solar projects, and made the strategic decision to retain a much higher portion of projects on our balance sheet with the intent of building long-term shareholder value.

•	The Company targets total direct compensation (consisting of base salary, annual cash incentives and long-term incentive grant values) for executives between the 50th and 75th percentile of our competitive peer group. Typically, our named executives will achieve the upper end of this range only when the Company delivers strong operating performance as measured by revenue, operating income and free cash flow.

•

A significant portion of our executives’ total compensation is considered to be at risk or performance-based. In the case of our named executive officers, including the CEO, base pay in a typical year will represent approximately 20-33% of total compensation. The balance of compensation will be “performance based”, made up of annual incentive awards paid in cash and long-term incentive grants which are typically paid in stock options and RSUs.

•	Each of our executive officers is employed at will and is expected to demonstrate exceptional personal performance in order to continue serving as a member of the executive team.

The Compensation Committee discharges many of the Board’s responsibilities related to executive compensation and continuously strives to align our compensation policies with our performance. The Compensation Committee has, over the last five years, among other things, taken the following actions:

•	For fiscal years 2009-2012, typically paid executive bonuses below target levels, with the exception of 2013 and 2014;

•	In fiscal year 2010, held all but one executive salary at their 2009 levels as part of our broad set of cost containment measures, which affected all worldwide employees;

•	Utilized stock options, including stock options based on certain Company performance metrics, as the primary vehicle for long-term incentive grants;

•	Revised and approved new financial metrics and targets used in our short-term incentive plan, tying at least 80% of our executives’ bonuses to Company performance;

•	Maintained our policy of not providing any perquisite compensation to our executive officers; and

•	Regularly analyzed the Company’s peer group for purposes of benchmarking executive compensation.

The Compensation Committee will continue to analyze our executive compensation policies and practices and adjust them as appropriate to reflect our performance and competitive needs.

Based on the above, we request that you indicate your support for the compensation of our named executive officers by voting in favor of the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis”, the compensation tables and the accompanying footnotes and narrative discussion.

The opportunity to vote on Item No. 2 is required under the securities laws. However, as an advisory vote, the vote on Item No. 2 is not binding on the Company. Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

ITEM NO. 3—RATIFICATION OF SELECTION OF KPMG LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR

YEAR ENDING DECEMBER 31, 2015

The Audit Committee has appointed KPMG as our independent registered public accounting firm for the year ending December 31, 2015.

KPMG served as our independent registered public accounting firm for the year ended December 31, 2014. A representative of KPMG will be present at the Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from stockholders.

Although this appointment is not required to be submitted to a vote of stockholders, the Board believes it is appropriate to request that the stockholders ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2015. If the stockholders do not so ratify, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM FOR 2015.

ITEM NO. 4—APPROVAL OF SUNEDISON, INC. 2015 LONG-TERM INCENTIVE PLAN

On February 4, 2015, the Board adopted the SunEdison, Inc. 2015 Long-Term Incentive Plan (the “2015 LTIP”) and directed that it be submitted for stockholder approval. The Amended and Restated SunEdison, Inc. 2010 Equity Incentive Plan (the “2010 Plan”) is currently the only benefit plan that the Company uses to grant stock options, restricted stock, performance units and other share-based awards to consultants, directors and employees. Upon approval of the 2015 LTIP by our stockholders, the 2015 LTIP will replace the 2010 Plan with respect to awards to consultants and employees and no further awards will be issued under the 2010 Plan to consultants and employees. In addition, on February 4, 2015, the Board adopted the SunEdison Inc. 2015 Non-Employee Director Incentive Plan (the “Director LTIP”) and directed that it be submitted for stockholder approval. Such approval for the Director LTIP is being sought in Item No. 5 (below). Upon approval of the Director LTIP by our stockholders, the Director LTIP will replace the 2010 Plan with respect to awards to non-employee directors and no further awards will be issued under the 2010 Plan to non-employee directors.

The Board adopted the 2015 LTIP to further promote good compensation practices. Accordingly, the 2015 LTIP has enhanced governance features reflecting current best practices, including a prohibition on reload options and share recycling, a minimum three-year ratable vesting period for all equity awards that vest solely on the basis of the passage of time and a minimum one-year vesting period for all equity awards that vest based on performance standards. Long-term incentive awards are an important part of the Company’s overall compensation program. We believe the 2015 LTIP is important in order to allow the Company to continue to utilize equity and performance awards to attract and retain key management and incentivize such individuals to create long-term shareholder value, while meeting best practices for executive compensation.

The Board is not proposing that the 2015 LTIP increase the number of shares authorized to fund awards under the Company’s long-term incentive compensation program. Instead, upon approval of the 2015 LTIP, a portion of the shares of Common Stock remaining available for awards under the 2010 Plan will become available for the grant of awards under the 2015 LTIP. Similarly, upon approval of the Director LTIP described in Item No. 5 below, a portion of the shares of Common Stock remaining available for awards under the 2010 Plan will become available for the grant of awards under the Director LTIP. The shares that become available for the grant of awards under the 2015 LTIP and the Director LTIP, upon their respective approvals, will not exceed the total number of shares available for awards under the 2010 Plan. Shares that underlie awards under the 2010 Plan that are cancelled, forfeited or expire will be available for grants under the 2015 LTIP.

The purposes of the 2015 LTIP are to (i) enable the Company and its affiliates to attract and retain individuals who will contribute to the Company’s long term success, (ii) motivate key personnel to produce a superior return to the stockholders of the Company by offering these individuals an opportunity to realize stock appreciation, facilitating stock ownership and rewarding such individuals for achieving a high level of corporate performance and (iii) promote the success of the Company’s business.

There are currently 41,182,804 shares of Common Stock authorized for grants under the 2010 Plan, and of that number of shares, there remain 9,740,191 shares available for grants under the 2010 Plan and 26,629,156 shares subject to outstanding awards under the 2010 Plan. The closing market price of a share of Common Stock on the Record Date was $25.15.

Key Highlights

We believe that our long-term incentive compensation program aligns the interests of employees and officers with those of our stockholders to create long-term shareholder value. The 2015 LTIP will continue our ability to achieve this objective by providing us with the ability to continue granting various types of incentive awards, which we believe will help us continue to attract, retain and motivate employees and officers.

Historical Amounts of Equity Awards.    The Company granted the following number of shares, calculated based on Institutional Shareholder Services (ISS) methodology, in each of the past three years: 9,617,600 shares in 2014; 8,708,720 shares in 2013; and 19,995,308 shares in 2012. ISS methodology weighs full-value shares granted (RSUs and performance shares) more heavily than stock options, using a 2:1 ratio, to determine the total number of shares granted each year. These amounts are not necessarily indicative of the shares that might be awarded over the next three years or more under the 2015 LTIP.

Historical Equity Award Burn Rate.    The Company’s adjusted three-year average annual equity grant rate, or “burn rate,” for the 2012-2014 period, calculated based on ISS methodology, was 5.4%, which was well below ISS’s maximum burn rate guidance of 6.9% for our industry classification.

Current and Projected Overhang Percentage.    The Company currently has 36,369,347 shares of Common Stock subject to outstanding equity awards or available for future equity awards under the 2010 Plan, which represented approximately 13.3% of fully diluted shares of Common Stock outstanding. The 9,740,191 shares proposed to be included in the 2015 LTIP, combined with the shares proposed to be included in the Director LTIP in Item No. 5 below, would not increase the overhang percentage.

Anticipated Duration.    If the Company continues making equity awards consistent with practices over the past three years as set forth above, we estimate that the shares available for future awards under the 2015 LTIP Plan will be sufficient for at least two (2) years.

Principal Features of the 2015 LTIP

The full text of the 2015 LTIP is set forth in Appendix A hereto, and stockholders are urged to refer to it for a complete description. The summary of the principal features of the 2015 LTIP that follows is subject to and qualified entirely by reference to the full text of the 2015 LTIP set forth in Appendix A.

Administration

The Compensation Committee will administer the 2015 LTIP and grant awards under the 2015 LTIP. Subject to the terms of the 2015 LTIP, the Compensation Committee’s charter and applicable laws, the Compensation Committee has the authority to:

•	interpret the 2015 LTIP and apply its provisions;

•	promulgate, amend and rescind rules relating to the 2015 LTIP;

•	authorize any person to execute on behalf of the Company any instrument required to carry out the purposes of the 2015 LTIP;

•	delegate its authority to one or more officers of the Company with respect to awards that do not involve “covered employees” (within the meaning of Section 162(m) of the Code) or “directors” or “officers” (within the meaning of Section 16 of the Exchange Act)’

•	determine when awards are to be granted under the 2015 LTIP and the applicable grant date;

•	select participants;

•	determine the number of shares or the amount of cash to be made subject to each award;

•	determine whether each option is to be an incentive stock option or a nonqualified stock option;

•	determine the terms and conditions of the awards;

•	determine the target number of performance shares to be granted pursuant to a performance share award, the performance measures, the performance periods and the number of performance shares earned;

•	designate an award as a performance compensation award and select the performance criteria;

•	amend any outstanding awards;

•	determine whether and under what circumstances awards may be settled in cash, shares, other consideration or property or canceled, forfeited or suspended;

•	determine the duration and purpose of leaves and absences which may be granted without constituting termination of service for purposes of the 2015 LTIP;

•	make decisions with respect to outstanding awards that may become necessary upon a change in control or an event that triggers anti-dilution adjustments;

•	interpret, administer or reconcile any inconsistency in, correct any defect in and supply any omission in the 2015 LTIP and any instrument relating to or award granted under the 2015 LTIP; and

•	exercise discretion and make all other determinations necessary or advisable for the administration of the 2015 LTIP.

The Compensation Committee shall not have the right, without shareholder approval, to reduce the purchase price for an outstanding stock option or stock appreciation right, cancel an outstanding stock option or stock appreciation right for the purpose of replacing such stock option or stock appreciation right with a purchase price that is less than the original purchase price, extend the expiration date of a stock option or stock appreciation right or deliver stock, cash or other consideration in exchange for the cancellation of a stock option or stock appreciation right, the purchase price of which exceeds the fair market value of the shares underlying such stock option or stock appreciation right.

In addition, the Compensation Committee may delegate administration of the 2015 LTIP to a committee or committees of one or more members of the Board, and the term Compensation Committee shall apply to any person or persons to whom such authority has been delegated. Any authority granted to the Compensation Committee may also be exercised by the Board or another committee of the Board. In the event any action taken by the Board conflicts with action taken by the Compensation Committee, the Board action controls.

Shares Available under the 2015 LTIP

The 2010 Plan is currently the Company’s only equity compensation plan with shares available for future award grants. Upon approval of the 2015 LTIP, no further awards would be issued under the 2010 Plan. The 2015 LTIP has a term of 10 years. Under the 2015 LTIP, we will have the ability to grant awards for up to a total of 12,400,000 shares of which 9,740,191 will be transferred from the 2010 Plan. We are seeking stockholder approval for an additional 2,659,809 shares to be available for use under the 2015 LTIP. In addition to the 12,400,000 shares authorized for issuance under the plan, any shares underlying awards currently outstanding under the 2010 Plan that are cancelled, forfeited, expired or lapse for any reason will be added to the shares authorized for issuance under the 2015 LTIP. No more than 4,000,000 shares may be granted as incentive stock options. Shares issued under the 2015 LTIP may be authorized and unissued shares or treasury shares. The following shares may not again be made available for issuance as awards: shares not issued as a result of the net settlement of an outstanding stock appreciation right or stock option; shares used to pay the exercise price or withholding taxes related to an outstanding stock option or stock appreciation right; or shares repurchased on the open market with the proceeds of a stock option exercise price. The following will not be applied to the share limitations above: dividends or dividend equivalents paid in cash in connection with outstanding awards; any shares subject to an award under the 2015 LTIP which are not used because the award is forfeited, cancelled, terminated, expired or lapsed for any reason; and shares and any awards that are granted through the settlement, assumption or substitution of outstanding awards previously granted, or through obligations to grant future awards, as a result of a merger, spin-off, consolidation or acquisition of the employing company with or by us. If an award is settled in cash, the number of shares on which the award is based shall not count toward the above share limits.

Eligibility

All full-time and part-time employees (including officers and directors who are employees) (approximately 2,697 persons) and consultants (except with respect to grants of incentive stock options) (approximately 900 people) of the Company and its affiliates will be eligible to participate in the 2015 LTIP at the discretion of the Compensation Committee. As defined in the 2015 LTIP, an affiliate is any corporation that is a subsidiary of the Company and, for purposes other than the grant of incentive stock options, any limited liability company, partnership, corporation, joint venture or any other entity in which the Company or any subsidiary owns an equity interest. The Compensation Committee has discretionary authority to grant awards under the 2015 LTIP. No awards have been approved by the Compensation Committee to be granted under the 2015 LTIP subject to shareholder approval at the Meeting.

General Terms

Each award will be evidenced by an agreement, certificate or other instrument or document setting forth the terms and conditions of the award, which will include a term of not greater than 10 years. All awards are non-transferable unless the Compensation Committee permits the recipient to transfer an award.

Types of Awards

General.    The Compensation Committee has the discretion to award stock options, stock appreciation rights, restricted stock, performance shares, RSUs and other stock-based and cash-based awards.

Stock Options.    Stock options will be either incentive stock options or non-qualified stock options. Incentive stock options may only be granted to employees. The purchase price of the option will be set forth in the award but may not be less than 100% of the fair market value of a share on the grant date. “Fair market value,” as defined, generally means the closing sales price of a share of Common Stock. The purchase price will be payable in full at the time of exercise, in cash or by certified or bank check. The purchase price may be paid, if the Compensation Committee so permits and upon such terms as the Compensation Committee shall approve, (a) through delivery or tender to the Company of shares held, either actually or by attestation, by the recipient, (b) through a net or cashless form of exercise or (c) through a combination of (a) and (b). Further, the Compensation Committee may, in its discretion, approve other methods or forms of payment of the purchase price and establish rules and procedures therefor. Unless otherwise provided in the award, the purchase price of the shares pursuant to an option that is paid by delivery (or attestation) of other shares acquired, directly or indirectly from the Company, shall be paid only by shares that have been held for more than six months (or a longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Recipients holding options shall have no dividend rights with respect to shares subject to such options. Each option vests in whole or in part on terms provided in the award. An option that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the grant date. An option that vests based on performance standards shall not vest more rapidly than immediate vesting on the first anniversary of the grant date. Vesting of an option may be accelerated on events as provided in the award. No option may be exercised for a fraction of a share.

Incentive Stock Options.    A recipient may not hold incentive stock options with a fair market value (determined as of the date of grant) in excess of $100,000 in the year in which they are first exercisable if this limitation is necessary to qualify the option as an incentive stock option. If, upon the grant of an incentive stock option, the recipient possesses more than 10% of the total voting power of all of the stock of the Company and its subsidiaries, the option price for the incentive stock option will be at least 110% of the fair market value of the shares subject to the option on the grant date, and the option will expire five years after the grant date. Incentive stock options may only be granted to employees of the Company or its subsidiaries. The Company has no liability to any recipient or other person if an option designated as an incentive stock option fails to qualify as such.

Stock Appreciation Rights.    Stock appreciation rights entitle the recipient, subject to the terms and conditions of the award, to all or a portion of the excess of the fair market value of a specified number of shares on the exercise date over a specified price, which will not be less than 100% of the fair market value of the shares on the grant date. Each stock appreciation right may be exercisable in whole or in part according to the terms and conditions set forth in the award. Except as otherwise provided in the award, upon exercise of a stock appreciation right, the recipient will receive cash, shares or a combination of cash and shares (as determined by the Compensation Committee if not otherwise specified in the award) as promptly as practicable after exercise. The award may limit the amount or percentage of the total appreciation on which payment may be made in the event of the exercise of a stock appreciation right. Recipients holding stock appreciation rights shall have no dividend rights with respect to shares subject to such stock appreciation rights. Each stock appreciation right vests in whole or in part on the terms set forth in the award. Stock appreciation rights that vest solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the grant date. Stock appreciation rights that vest based on performance standards shall not vest more rapidly than immediate vesting on the first anniversary of the grant date. Vesting of a stock appreciation right may be accelerated on events as provided in the award. No stock appreciation right may be exercised for a fraction of a share.

Performance Shares.    Performance shares will entitle the recipient to future payments based upon the achievement of performance targets (as described below) established in writing by the Compensation Committee. The award may establish that a portion of the maximum amount of an award will be paid for performance that exceeds the minimum target but falls below the maximum target and will provide for the timing of payment. The award may permit an acceleration of the performance period and an adjustment of performance targets and payments with respect to some or all of the performance shares awarded to a recipient upon such terms and conditions as shall be set forth in the award, upon the occurrence of certain events, which may include a fundamental change, the recipient’s death or disability, a change in accounting practices of the Company or its affiliates, a reclassification, stock dividend, stock split or stock combination or other event as provided in the 2015 LTIP. Performance shares shall vest no more rapidly than immediate vesting on the first anniversary of the grant date. Recipients holding performance shares shall have no voting or dividend rights with respect to such performance shares other than as the Compensation Committee may provide.

A “fundamental change” generally means a dissolution or liquidation of the Company, a sale of substantially all of the Company’s assets (in one or a series of transactions), a merger or consolidation of the Company, regardless of whether the Company is the surviving entity, or a statutory share exchange.

Restricted Stock and RSUs.    Restricted stock may be granted in the form of shares registered in the name of the recipient but held by the Company until the restrictions have lapsed. RSUs are units representing a value equal to the same number of shares. Restricted stock and RSUs may be subject to conditions and restrictions as the Compensation Committee may establish in the award, which may include continuous service requirements, a requirement that a recipient pay a purchase price for the award, the achievement of performance goals and lapse of applicable securities law restrictions. Subject to the restrictions set forth in an award, during any period in which restricted stock or RSUs are restricted and subject to forfeiture, (i) recipients holding restricted stock may exercise full voting rights with respect to such shares and shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are restricted and (ii) recipients holding RSUs shall have no dividend rights with respect to shares subject to such RSUs other than as the Compensation Committee may provide in an award and no voting rights with respect to such awards. Any dividends or dividend equivalents may be paid currently or may be credited to a recipient’s account and may be subject to such restrictions and conditions as the Compensation Committee may establish. If the Compensation Committee determines that restricted stock shall be held by the Company or in escrow rather than delivered to the recipient pending the release of the applicable restrictions, the Compensation Committee may require the recipient to execute and deliver to the Company an escrow agreement satisfactory to the Compensation Committee and a blank stock power with respect to the restricted stock covered by such agreement. Restricted stock is subject to the following restrictions until the expiration of the period of restriction and to other terms and conditions in the award: (i) if an escrow arrangement is used, the recipient shall not be entitled to delivery of a stock certificate representing the shares; (ii) the shares shall be subject to the restrictions on transferability set forth in the award; (iii) the shares shall be subject to forfeiture for the period and satisfaction of performance goals during the period as provided in an award; and (iv) to the extent shares are forfeited, any stock certificates shall be returned to the Company, and all rights of the recipient to the shares shall terminate. RSUs shall be subject to (i) forfeiture until expiration of the period of restriction and the satisfaction of any performance goals as provided in an award, and to the extent RSUs are forfeited, all rights of the recipient to RSUs shall terminate and (ii) other terms as may be set forth in an award. The Compensation Committee has the authority to remove any or all of the restrictions on restricted stock and RSUs whenever it may determine that, by reason of changes in law or circumstances after the date of grant, such action is appropriate. An award of restricted stock or RSUs that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the grant date. In the case of a restricted stock or RSU award that vests based on performance standards, such award shall not vest more rapidly than immediate vesting on the first anniversary of the grant date. The vesting of such awards may be accelerated upon certain events provided in the award.

Other Awards.    The Compensation Committee may also grant other stock-based and cash-based awards in its sole discretion, including, without limitation, those awards pursuant to which a cash bonus award may be made or pursuant to which shares may be acquired in the future, such as awards denominated in stock, stock units, securities convertible into stock and phantom securities. The Compensation Committee may, in its sole discretion, direct the Company to issue shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the award to which the shares relate. In addition, the Compensation Committee may, in its sole discretion, grant other awards subject to performance criteria.

Performance-Based Awards.    If the Compensation Committee determines at the time an award is granted to a recipient that the recipient is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with the award, a covered employee within the meaning of Section 162(m) of the Code, the Compensation Committee may provide that performance-based provisions apply to the award. The Compensation Committee may provide, in its discretion, that an award granted to any other recipient is subject to performance-based provisions. Awards under the 2015 LTIP may be made subject to the achievement of performance criteria, which shall be performance goals established by the Compensation Committee relating to one or more business criteria. Performance criteria may be applied to the Company, an affiliate, a parent, subsidiary, division, business unit or corporate group or an individual or any combination thereof and may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or Company performance in a previous period. Performance may be measured over such period of time as determined by the Compensation Committee. Performance criteria that may be used to establish performance goals are: stock price growth; relative stock price growth (including to an index or group of peers); foregone margin; non-GAAP revenue; non-GAAP operating profit; adjusted non-GAAP operating profit; megawatt solar energy systems sold; megawatt retained on balance sheet; megawatt under construction; megawatt constructed (completions); fully developed solar energy systems average selling price; megawatt generating revenue (operating projects); solar project pipeline; solar project backlog; retained value; capital expenditures; operating expenses; segment net sales; segment operating earnings; revenue or revenue growth; diversity; economic value added or economic profit; index comparisons; earnings or net income (before or after taxes); operating margin; peer company comparisons; productivity; profit margin; return on revenue; return on, investment; return on capital; sales growth; return on assets; stock price; earnings per share; cash flow; free cash flow; working capital levels; working capital as a percentage of sales; days sales outstanding; months on hand; days payables outstanding; production levels or services levels; market share; costs; debt to equity ratio; net revenue or net revenue growth; gross revenue; base-business net sales; total segment profit; EBITDA; adjusted diluted earnings per share; earnings per share; gross profit; gross profit growth; adjusted gross profit; net profit margin; operating profit margin; adjusted operating profit; earnings or earnings per share before income tax (profit before taxes); net earnings or net earnings per share (profit after tax); compound annual growth in earnings per share; pretax income; expenses; capitalization; liquidity; results of customer satisfaction surveys; quality; safety; cost management; process improvement; inventory; total or net operating asset turnover; operating income; total shareholder return; compound shareholder return; return on equity; return on invested capital; pretax and pre-interest expense return on average invested capital, which may be expressed on a current value basis; or sales growth, marketing, operating or work plan goals.

Performance will be evaluated by excluding the effect of any extraordinary, unusual or non-recurring items that occur during the performance period. The performance goals for each recipient and the amount payable if those goals are met shall be established in writing for each period of performance by the Compensation Committee no later than 90 days after the start of the period of service to which the performance goals relate and while the outcome is substantially uncertain. The goals and the amount payable for each performance period if the goals are achieved will be set forth in the award. Following the conclusion or acceleration of each performance period, the Compensation Committee shall determine the extent to which (i) performance criteria have been attained, (ii) any other terms and conditions with respect to an award relating to such performance period have been satisfied and (iii) payment is due with respect to a performance-based award. The Compensation Committee may adjust downwards, but not upwards, the amount payable with respect to a performance-based award. The award may permit an acceleration of the performance period and an adjustment of performance targets and payments with respect to some or all of the performance-based awards upon the occurrence of certain events, which may include a fundamental change, death, disability, a change in accounting practices of the Company or its affiliates, a reclassification, stock dividend, stock split or stock combination or other event as provided under the 2015 LTIP. If the Compensation Committee determines that it is advisable to grant awards that will not meet the performance-based criteria, then the Compensation Committee may make such grants without satisfying the requirements of Code Section 162(m).

Termination of Employment

Each award shall set forth the extent to which the recipient shall have the right to exercise or retain an award following termination of the recipient’s service with the Company or its affiliates, including on death, disability or other termination of continuous service. The provisions shall be determined by the Compensation Committee, need not be uniform among awards and may reflect distinctions based on the reasons for termination.

Unless otherwise provided in an award, in the event a recipient’s continuous service terminates (other than on death or disability), the recipient may exercise a stock option to the extent that the recipient was entitled to exercise the option as of the date of termination, but only within the period of time ending on the earlier of (i) three months following the termination of the recipient’s continuous service or (ii) the expiration of the term of the option. If the termination of continuous service is by the Company for cause as defined in the 2015 LTIP, all outstanding options, whether or not vested, shall immediately terminate.

Unless otherwise provided in an award, in the event a recipient’s continuous service terminates as a result of disability, the recipient may exercise a stock option to the extent that the recipient was entitled to exercise the option as of the date of termination, but only within the period of time ending on the earlier of (i) 12 months following the termination of the recipient’s continuous service or (ii) the expiration of the term of the option.

Unless otherwise provided in an award, in the event a recipient’s continuous service terminates as a result of death, a stock option may be exercised to the extent that the recipient was entitled to exercise the option as of the date of death, by the recipient’s estate, by a person who acquired the right by bequest or inheritance or by a person designated to exercise the option, but only within the period of time ending on the earlier of (i) 12 months following the termination of the recipient’s continuous service or (ii) the expiration of the term of the option.

If the recipient or estate does not exercise a stock option within the time specified in the award, the option shall terminate.

“Continuous service” means that the participant’s service with the Company or an affiliate, whether as an employee or consultant is not interrupted or terminated. The participant’s continuous service shall not be deemed to have terminated merely because of a change in the capacity in which the participant renders service to the Company or an affiliate as an employee, consultant or otherwise, or a change in the entity for which the participant renders such service, provided that there is no interruption or termination of the participant’s continuous service. If an award is subject to Section 409A of the Code, the foregoing shall apply to the extent consistent with Section 409A of the Code. The Compensation Committee or its delegate may determine whether continuous service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

“Disability” means, except as otherwise provided in an award, that the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. For purposes of determining the term of an incentive stock option, the term “disability” shall have the meaning ascribed to it under Section 22(e)(3) of the Code. Whether an individual has a disability shall be determined under procedures established by the Compensation Committee. Except where the Compensation Committee is determining disability for purposes of an incentive stock option under Section 22(e)(3) of the Code, the Compensation Committee may rely on any determination that a participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any affiliate in which a participant participates, if the definition of disability under the plan meets the requirements of a “disability” under the 2015 LTIP.

Change in Control

Unless otherwise provided in an award, in the event of a participant’s termination of continuous service without cause (as defined in the 2015 LTIP) or for good reason (as defined in the 2015 LTIP) during the twelve-month period following a change in control, each option and stock appreciation right shall become immediately exercisable with respect to all of the shares subject to such option or stock appreciation right, the period of restrictions shall expire and the award shall vest immediately with respect to all of the shares of restricted stock, RSUs and any other award, and all performance goals or other vesting criteria will be deemed achieved at 100% target levels and all other terms and conditions will be deemed met as of the date of the participant’s termination of continuous service. In addition, an award may be treated, to the extent determined by the Compensation Committee to be appropriate and permitted under Section 409A of the Code, in accordance with one of the following methods as determined by the Compensation Committee in its sole discretion: (i) upon at least 10 days’ advance notice to the affected persons, cancel any outstanding awards and pay to the holders thereof, in cash or stock or any combination thereof, the value of such awards based on the price per share received or to be received by other shareholders of the Company; or (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the terms of any affected awards previously granted under the 2015 LTIP, as determined by the Compensation Committee in its discretion. In the case of any option or stock appreciation right with an exercise price that equals or exceeds the price paid for a share in connection with the change in control, the Compensation Committee may cancel the option or stock appreciation right without the payment of consideration therefor. Except as otherwise provided in an award, a change in control (as defined in the 2015 LTIP), generally includes:

(i)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof;
(ii)	the commencement of the liquidation or dissolution of the Company that occurs following the approval by the holders of capital stock of the Company of any plan or proposal for such liquidation or dissolution of the Company;
(iii)	any person or Group shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of shares representing more than 50% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors, managers or trustees (“Voting Stock”) of the Company and such person or Group actually has the power to vote such shares in any such election;

(iv)	the replacement of a majority of the Board over a two-year period from the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who were members of such Board at the beginning of such period; or
(v)	a merger or consolidation of the Company with another entity in which holders of Common Stock immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction.

An event described above will be a change in control only if it is also a change in control event under Section 409A of the Code, to the extent necessary to avoid adverse tax consequences under Section 409A of the Code.

Miscellaneous Provisions

No participant shall be granted (i) options to purchase shares and stock appreciation rights with respect to more than 4,000,000 shares in the aggregate, (ii) any other awards with respect to more than 4,000,000 shares in the aggregate (or, in the event such award denominated or expressed in terms of number of shares is paid in cash, the equivalent cash value) or (iii) any cash bonus award not denominated or expressed in terms of number of shares or units with a value that exceeds $5,000,000 in the aggregate, in each case, in any fiscal year of the Company under the 2015 LTIP.

Appropriate adjustments will automatically be made to give effect to adjustments in the number or type of shares outstanding caused by certain fundamental changes, including with respect to the following: the aggregate number and type of securities that may be issued, represented and available for awards; the limitations on the number and type of securities that may be issued to an individual participant; the number and type of securities and amount of cash subject to awards then outstanding; the option purchase price as to any outstanding options; the purchase price as to any outstanding stock appreciation rights; outstanding performance shares and performance-based awards and payments with respect to such awards; and comparable adjustments, if applicable, to any outstanding other award.

The Compensation Committee shall have the power to accelerate the time at which an award may first be exercised or the time during which an award or any part thereof will vest, notwithstanding the provisions in an award stating the time at which it may first be exercised or the time during which it will vest. The 2015 LTIP will be unfunded and will not require the segregation of any assets.

The Compensation Committee may specify in an award that the recipient’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to vesting conditions. Such events may include breach of non-competition, non-solicitation, confidentiality or other restrictive covenants in the award or otherwise applicable to the recipient, a termination of continuous service for cause or other conduct by the recipient detrimental to the business or reputation of the Company or its affiliates. Any award will be subject to such deductions and clawback as may be required to be made pursuant to any applicable law, government regulation or stock exchange listing requirement, or any policy adopted by the Company.

The 2010 Plan shall remain in effect, but grants of awards thereunder with respect to consultants and employees shall not be made after the effective date of the 2015 LTIP. All grants and awards previously made under the 2010 Plan shall be governed by the terms of such plan.

Amendment, Modification and Termination

Subject to the terms of the 2015 LTIP, the Board may at any time amend, modify or suspend the 2015 LTIP, and the Compensation Committee may at any time alter or amend any or all awards under the 2015 LTIP to the extent permitted by law. Any alterations or amendments may be made unilaterally by the Compensation Committee, subject to the provisions of the 2015 LTIP, unless such amendments are deemed by the Compensation Committee to be materially adverse to the participants and are not required as a matter of law. Amendments are subject to approval of the shareholders of the Company only as required by law, or if the amendment increases the total number of shares available under the 2015 LTIP, except as adjusted for specified changes in capitalization. No termination, suspension or modification of the 2015 LTIP may materially and adversely affect any right acquired by any recipient under an award granted before the date of termination, suspension or modification, unless otherwise provided in an award or other document or notification or required as a matter of law. Any adjustment for changes in capitalization is conclusively presumed not to adversely affect any right of a recipient or other person under an award. The Board may amend the 2015 LTIP in any respect the Board deems necessary or advisable to provide the maximum benefits under provisions of the Code relating to incentive stock options or the provisions of Section 409A of the Code or to bring the 2015 LTIP or awards into compliance therewith.

Withholding

The Company shall withhold an amount sufficient to cover any required withholding taxes with respect to income arising from an award. The Company shall have the right to require the payment of any taxes before issuing any shares pursuant to an award. In lieu of all or any part of a cash payment from a person receiving shares under the 2015 LTIP, the Compensation Committee may permit a person to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the full FICA and federal, state and local income tax with respect to income arising from payment of the award, through reduction of the number of shares delivered to such person or a delivery or tender to the Company of shares held by such person, in each case valued in the same manner as used in computing the withholding taxes under law. No shares shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law.

Certain U.S. Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences that generally will arise with respect to awards granted under the 2015 LTIP. This summary is based upon the provisions of the Code, and regulations promulgated thereunder, as in effect on the date of this proxy statement. Changes in the law may modify this discussion, and in some cases, the changes may be retroactive. Further, this summary is not intended to be a complete discussion of all the federal income tax consequences associated with the 2015 LTIP. Accordingly, for precise advice as to any specific transaction or set of circumstances, participants should consult with their own tax and legal advisors. Participants should also consult with their own tax and legal advisors regarding the application of any state, local and foreign taxes and any federal gift, estate and inheritance taxes.

Incentive Stock Options.    Some options may constitute “incentive stock options” within the meaning of Section 422 of the Code. If the Company grants an incentive stock option, the recipient will not be required to recognize income upon the grant of the incentive stock option, and the Company will not be allowed to take a deduction.

Similarly, when the recipient exercises any incentive stock options, provided the recipient has not ceased to be an employee for more than three months before the date of exercise, the recipient will not be required to recognize income, and the Company will not be allowed to take a deduction. For purposes of the alternative minimum tax, however, the amount by which the aggregate fair market value of Common Stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the recipient’s alternative minimum taxable income for the year in which the incentive stock option is exercised. The Code imposes an alternative minimum tax on a taxpayer whose alternative minimum taxable income, as defined in Section 55(b)(2) of the Code, exceeds the taxpayer’s adjusted gross income.

Additional tax consequences will depend upon how long recipients hold the shares of Common Stock received after exercising the incentive stock options. If a recipient holds the shares for more than two years from the date of grant and one year from the date of exercise of the option, upon disposition of the shares, the recipient will not recognize any ordinary income, and the Company will not be allowed to take a deduction. However, the difference between the amount the recipient realizes upon disposition of the shares and the basis (i.e., the amount the recipient paid upon exercise of the incentive stock option) in those shares will be taxed as a long-term capital gain or loss.

If the recipient disposes of shares acquired upon exercise of an incentive stock option which he or she has held for less than two years from the date of grant or one year from the date of exercise, the recipient generally will recognize ordinary income in the year of the disposition. To calculate the amount of ordinary income that must be recognized upon such a disposition, make the following determinations and calculations:

•	determine which is smaller: the amount realized on disposition of the shares or the fair market value of the shares on the date of exercise; and

•	next, subtract the basis in those shares from the smaller amount. This is the amount of ordinary income that the recipient must recognize.

To the extent that the recipient recognizes ordinary income, the Company is allowed to take a deduction. In addition, the recipient must recognize as short-term or long-term capital gain, depending on whether the holding period for the shares exceeds one year, any amount that the recipient realizes upon disposition of those shares which exceeds the fair market value of those shares on the date the recipient exercised the option. The recipient will recognize a short-term or long-term capital loss, depending on whether the holding period for the shares exceeds one year, to the extent the basis in the shares exceeds the amount realized upon disposition of those shares.

As noted above, the excess of the fair market value of the shares at the time the recipient exercises his or her incentive stock option over the exercise price for the shares is a tax adjustment item for the purposes of the alternative minimum tax.

Non-Qualified Stock Options.    If the recipient receives a non-qualified stock option, the recipient will not recognize income at the time of the grant of the stock option; however, the recipient will recognize ordinary income upon the exercise of the non-qualified stock option. The amount of ordinary income recognized equals the difference between (a) the fair market value of the stock on the date of exercise and (b) the exercise price. The Company will be entitled to a deduction in the same amount. The ordinary income the recipient recognizes will be subject to applicable tax withholding by the Company. When the recipient sells these shares, any difference between the sales price and the basis (i.e., the exercise price plus the ordinary income recognized by the recipient) will be treated as a capital gain or loss.

Restricted Stock.    Unless a timely Section 83(b) election is made as described in the following paragraph, a recipient generally will not recognize taxable income upon the grant of restricted stock because the restricted stock generally will be nontransferable and subject to a substantial risk of forfeiture. A recipient will recognize ordinary income when the restrictions that impose a substantial risk of forfeiture of the shares of Common Stock or the transfer restrictions lapse. The amount recognized will be equal to the difference between the fair market value of the shares at this time and the original purchase price paid for the shares, if any. The ordinary income recognized by a recipient with respect to restricted stock awarded under the 2015 LTIP will be subject to applicable tax withholding by the Company. If a timely Section 83(b) election has not been made, any dividends received with respect to Common Stock subject to such restrictions will be treated as additional compensation income and not as dividend income.

A recipient may elect, pursuant to Section 83(b) of the Code, to recognize as ordinary income the fair market value of the restricted stock upon grant, notwithstanding that the restricted stock would otherwise not be includable in gross income at that time. If the election is made within 30 days of the date of grant, then the recipient would include in gross income an amount equal to the difference between the fair market value of the restricted stock on the date of grant and the purchase price paid for the restricted stock, if any. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the shares are disposed of by the recipient. If the Section 83(b) election is made, the recipient’s capital gains holding period begins on the date of grant.

The Section 83(b) election is irrevocable. If a Section 83(b) election is made and the recipient then forfeits the restricted stock, the recipient may not deduct as a loss the amount previously included in gross income.

A recipient’s tax basis in shares of restricted stock received pursuant to the 2015 LTIP will be equal to the sum of the amount (if any) the recipient paid for the Common Stock and the amount of ordinary income recognized by the recipient as a result of making a Section 83(b) election or upon the lapse of the restrictions. Unless a Section 83(b) election is made, the recipient’s holding period for the shares for purposes of determining gain or loss on a subsequent sale will begin on the date the restrictions lapse.

In general, the Company will be entitled to a deduction at the same time and in an amount equal to the ordinary income recognized by a recipient with respect to shares of restricted stock awarded pursuant to the 2015 LTIP.

If, subsequent to the lapse of the restrictions on the shares, the recipient sells the shares, the difference, if any, between the amount realized from the sale and the tax basis of the shares to the recipient will be taxed as a capital gain or capital loss.

Stock Appreciation Rights / Performance Shares / RSUs.    A recipient generally will not recognize taxable income upon the grant of stock appreciation rights, performance shares or RSUs. Instead, a recipient will recognize as ordinary income, and the Company will have as a corresponding deduction, any cash delivered and the fair market value of any Common Stock delivered in payment of an amount due under the stock appreciation right, performance share or RSU award. The ordinary income the recipient recognizes will be subject to applicable tax withholding by the Company.

Upon selling any Common Stock received by a recipient in payment of an amount due under a stock appreciation right, performance share or RSU award, the recipient generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the recipient’s tax basis in the Common Stock (i.e., the ordinary income recognized by the recipient).

Other Stock-Based and Cash-Based Awards.    The tax consequences associated with any other stock-based or cash-based award granted under the 2015 LTIP will vary depending on the specific terms of the award, including whether the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the recipient under the award, any applicable holding period and the recipient’s tax basis.

Section 162(m) of the Code.    Pursuant to Section 162(m) of the Code, the Company may not deduct compensation of more than $1,000,000 that is paid in a taxable year to an individual who, on the last day of the taxable year, is our CEO or among one of our three other highest compensated officers for that year (other than our CFO). The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. The Compensation Committee may structure certain performance-based awards utilizing the performance criteria set forth in the 2015 LTIP so that payments under such awards may be treated as qualified performance-based compensation, although it may determine not to so structure awards.

Section 409A of the Code.    Pursuant to Section 409A of the Code, significant restrictions have been imposed on the ability to defer the taxation of compensation, including, without limitation, the deferral of income pursuant to some of the arrangements described herein (e.g., performance shares). Violation of Section 409A of the Code triggers immediate inclusion in income and application of income and additional taxes.

Section 280G of the Code and Section 4999 of the Code.    Under Section 280G of the Code and Section 4999 of the Code, the Company is prohibited from deducting any “excess parachute payment” to an individual, and the individual must pay a 20% excise tax on any “excess parachute payment.” An individual’s “parachute payments” which exceed his or her average annual compensation will generally be treated as “excess parachute payments” if the present value of such payments equals or exceeds three times the individual’s average annual compensation. A payment generally may be considered a “parachute payment” if it is contingent on a change in control of the Company.

Non-United States Taxpayers.    If the recipient is subject to the tax laws of any country other than the United States, the recipient should consult his or her own tax and legal advisors to determine the tax and legal consequences of any award received under the 2015 LTIP.

New Plan Benefits

All future grants under the 2015 LTIP are within the discretion of the Compensation Committee. For this reason, the benefits that will be received by or allocated to any person or group of persons under the 2015 LTIP in future periods is not presently determinable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SUNEDISON, INC. 2015 LONG-TERM INCENTIVE PLAN

ITEM NO. 5—APPROVAL OF SUNEDISON, INC.

2015 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

On February 4, 2015, the Board adopted the Director LTIP and directed that it be submitted for shareholder approval. The 2010 Plan is currently the only benefit plan that the Company uses to grant stock options, restricted stock, performance units, and other share-based awards to consultants, directors and employees. Upon approval of the Director LTIP by our stockholders, the Director LTIP will replace the 2010 Plan with respect to awards to non-employee directors and no further awards will be issued under the 2010 Plan to non-employee directors. In addition, on February 4, 2015, the Board adopted the 2015 LTIP and directed that it be submitted for shareholder approval. (See Item No. 4, above.) Upon approval of the 2015 LTIP by our stockholders, the 2015 LTIP will replace the 2010 Plan with respect to awards to consultants and employees and no further awards will be issued under the 2010 Plan to consultants or employees.

The Board adopted the Director LTIP to further promote good compensation practices, including providing for a separate shareholder-approved plan for directors. Long-term incentive awards are an important part of the Company’s overall compensation program. We believe that the Director LTIP is necessary in order to enable the Company to attract and retain qualified and experienced individuals to serve as directors, to compensate them for their contributions to the long-term growth and profits of the Company and to encourage them to acquire a proprietary interest in the success of the Company, consistent with our Stock Ownership Guidelines adopted in 2012.

The Director LTIP does not increase the number of shares authorized for grants under the Company’s long-term incentive compensation program. Upon approval of the Director LTIP, a portion of the shares of Common Stock remaining available for awards under the 2010 Plan will become available for the grant of awards under the Director LTIP. In addition, upon approval of the 2015 LTIP described above in Item No. 4, a portion of the shares of Common Stock remaining available for awards under the 2010 Plan will become available for the grants under the 2015 LTIP. The shares that become available for grants under the 2015 LTIP and Director LTIP, upon their respective approvals, will not exceed the total number of shares available for awards under the 2010 Plan.

There are currently 41,182,804shares of Common Stock authorized for grants under the 2010 Plan, and of that number of shares, there remain 9,740,191 shares available for grants under the 2010 Plan and 26,629,156shares subject to outstanding awards under the 2010 Plan as further described under Item 4, above. The closing market price of a share of Common Stock on the record date for this annual meeting was $25.15.

Key Highlights

We believe that our long-term incentive compensation program aligns the interests of non-employee directors with those of our stockholders to create long-term shareholder value. The Director LTIP will continue our ability to achieve this objective by providing us with the ability to continue granting various types of equity-based awards, which we believe will help us continue to attract and retain qualified and experienced individuals to serve as directors.

Determination of Share Amounts.    In determining the terms of the Director LTIP and the amount of shares to be reserved under the Director LTIP, the Board considered the factors above and a number of other factors, including the number of eligible individuals, competitive market practice for eligible individuals and the size, purpose and frequency of equity grants.

Historical Amounts of Equity Awards.    In connection with its compensation programs, the Company granted the following number of shares, calculated based on ISS methodology as noted in Item No. 4 above, in each of the past three years: 9,617,600 shares in 2014; 8,708,720 shares in 2013; and 19,995,308 shares in 2012. These amounts are not necessarily indicative of the shares that might be awarded over the next three years or more under the Director LTIP.

For comparison purposes, under the current non-employee director compensation program, the Company makes annual equity awards in the form of RSUs, with the number of shares of Common Stock underlying each award approximating a value on the date of grant of $185,000. These annual RSU awards vest in one year. In 2014, each non-employee director received 9,000 RSUs pursuant to this program. (See complete description of non-employee director compensation on pages 22—23, above.)

Historical Equity Award Burn Rate.    The Company’s adjusted three-year average annual equity grant rate, or “burn rate,” for the 2012-2014 period, calculated based on ISS methodology, was 5.4%, which was well below ISS’s maximum burn rate guidance of 6.9% for our industry classification.

Current and Projected Overhang Percentage.    The Company currently has 36,369,347 shares of Common Stock subject to outstanding equity awards or available for future equity awards under the 2010 Plan, which represents approximately 13.3% of fully diluted shares of Common Stock outstanding. The 600,000 shares proposed to be included in the Director LTIP, combined with the shares proposed to be included in the 2015 LTIP as described above in Item No. 4, would not increase the overhang percentage.

Anticipated Duration.    If the Company continues making equity awards consistent with practices over the past three years as set forth above, we estimate that the shares available for future awards under the Director LTIP Plan will be sufficient for at least five (5) years.

Principal Features of the Director LTIP

The full text of the Director LTIP is set forth in Appendix B hereto, and stockholders are urged to refer to it for a complete description. The summary of the principal features of the Director LTIP that follows is subject to and qualified entirely by reference to the full text of the Director LTIP set forth in Appendix B.

Administration

The Compensation Committee will administer the Director LTIP and grant awards under the Director LTIP. Subject to the terms of the Director LTIP, the Compensation Committee’s charter and applicable laws, the Compensation Committee has the authority to (i) interpret the Director LTIP and apply its provisions, (ii) promulgate, amend and rescind rules relating to the Director LTIP, (iii) authorize any person to execute on behalf of the Company any instrument required to carry out the purposes of the Director LTIP, (iv) determine when awards are to be granted under the Director LTIP and the applicable grant date, (v) select participants, (vi) determine the number of shares or the amount of cash to be made subject to each award, (vii) determine the terms and conditions of the awards, (viii) determine the target number of performance shares to be granted pursuant to a performance share award, the performance measures, the performance periods and the number of performance shares earned, (ix) designate an award as a performance compensation award and select the performance criteria, (x) amend any outstanding awards, (xi) determine whether and under what circumstances awards may be settled in cash, shares, other consideration or property or canceled, forfeited or suspended, (xii) determine the duration and purpose of leaves and absences which may be granted without constituting termination of service for purposes of the Director LTIP, (xiii) make decisions with respect to outstanding awards that may become necessary upon a change in control or an event that triggers anti-dilution adjustments, (xiv) interpret, administer or reconcile any inconsistency in, correct any defect in and supply any omission in the Director LTIP and any instrument relating to or award granted under the Director LTIP and (xv) exercise discretion and make all other determinations necessary or advisable for the administration of the Director LTIP.

The Compensation Committee shall not have the right, without shareholder approval, to reduce the purchase price for an outstanding stock option or stock appreciation right, cancel an outstanding stock option or stock appreciation right for the purpose of replacing such stock option or stock appreciation right with a purchase price that is less than the original purchase price, extend the expiration date of a stock option or stock appreciation right or deliver stock, cash or other consideration in exchange for the cancellation of a stock option or stock appreciation right, the purchase price of which exceeds the fair market value of the shares underlying such stock option or stock appreciation right.

In addition, the Compensation Committee may delegate administration of the Director LTIP to a committee or committees of one or more members of the Board, and the term Compensation Committee shall apply to any person or persons to whom such authority has been delegated. Any authority granted to the Compensation Committee may also be exercised by the Board or another committee of the Board. In the event any action taken by the Board conflicts with action taken by the Compensation Committee, the Board action controls.

Shares Available under the Director LTIP

Currently, the 2010 Plan is the Company’s only equity compensation plan with shares available for future grants. Upon stockholder approval of the Director LTIP, no further awards would be issued under the 2010 Plan to non-employee directors. The Director LTIP has a term of 10 years. Under the Director LTIP, we have the ability to grant awards for up to a total of 600,000 shares. Shares issued under the Director LTIP may be authorized and unissued shares or treasury shares.

The following shares may not again be made available for issuance as awards: shares not issued as a result of the net settlement of an outstanding stock appreciation right or stock option; shares used to pay the exercise price or taxes related to an outstanding stock option or stock appreciation right; or shares repurchased on the open market with the proceeds of a stock option exercise price. The following will not be applied to the share limitations above: dividends or dividend equivalents paid in cash in connection with outstanding awards; any shares subject to an award under the Director LTIP which are not used because the award is forfeited, cancelled, terminated, expires or lapses for any reason; and shares and any awards that are granted through the settlement, assumption or substitution of outstanding awards previously granted, or through obligations to grant future awards, as a result of a merger, spin-off, consolidation or acquisition of the employing company with or by us. If an award is settled in cash, the number of shares on which the award is based shall not count toward the above share limits.

Eligibility

All non-employee directors (currently eight persons) of the Company will be eligible to participate in the Director LTIP at the discretion of the Compensation Committee. The Compensation Committee has discretionary authority to grant awards under the Director LTIP.

General Terms

Each award will be evidenced by an agreement, certificate or other instrument or document setting forth the terms and conditions of the award, which will include a term of not greater than 10 years. All awards are non-transferable unless the Compensation Committee permits the recipient to transfer an award.

Types of Awards

General.    The Compensation Committee has the discretion to award stock options, stock appreciation rights, restricted stock, performance shares, RSUs and other stock-based and cash-based awards.

Stock Options.    Stock options will be non-qualified stock options. The purchase price of the option will be set forth in the award but may not be less than 100% of the fair market value of a share on the grant date. “Fair market value,” as defined, generally means the closing sales price of a share of Common Stock. The purchase price will be payable in full at the time of exercise, in cash or by certified or bank check. The purchase price may be paid, if the Compensation Committee so permits and upon such terms as the Compensation Committee shall approve, (a) through delivery or tender to the Company of shares held, either actually or by attestation, by the recipient, (b) through a net or cashless form of exercise or (c) through a combination of (a) and (b). Further, the Compensation Committee may, in its discretion, approve other methods or forms of payment of the purchase price and establish rules and procedures therefor. Unless otherwise provided in the award, the purchase price of the shares pursuant to an option that is paid by delivery (or attestation) of other shares acquired, directly or indirectly from the Company, shall be paid only by shares that have been held for more than six months (or a longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Recipients holding options shall have no dividend rights with respect to shares subject to such options. Each option vests in whole or in part on terms provided in the award. An option that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than immediate vesting on the first anniversary of the grant date. An option that vests based on performance standards shall not vest more rapidly than immediate vesting on the first anniversary of the grant date. Vesting of an option may be accelerated on events as provided in the award. No option may be exercised for a fraction of a share.

Stock Appreciation Rights.    Stock appreciation rights entitle the recipient, subject to the terms and conditions of the award, to all or a portion of the excess of the fair market value of a specified number of shares on the exercise date over a specified price, which will not be less than 100% of the fair market value of the shares on the grant date. Each stock appreciation right may be exercisable in whole or in part according to the terms and conditions set forth in the award. Except as otherwise provided in the award, upon exercise of a stock appreciation right, the recipient will receive cash, shares or a combination of cash and shares (as determined by the Compensation Committee if not otherwise specified in the award) as promptly as practicable after exercise. The award may limit the amount or percentage of the total appreciation on which payment may be made in the event of the exercise of a stock appreciation right. Recipients holding stock appreciation rights shall have no dividend rights with respect to shares subject to such stock appreciation rights. Each stock appreciation right vests in whole or in part on the terms set forth in the award. Stock appreciation rights that vest solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than immediate vesting on the first anniversary of the grant date. Stock appreciation rights that vest based on performance standards shall not vest more rapidly than immediate vesting on the first anniversary of the grant date. Vesting of a stock appreciation right may be accelerated on events as provided in the award. No stock appreciation right may be exercised for a fraction of a share.

Performance Shares.    Performance shares will entitle the recipient to future payments based upon the achievement of performance targets (as described below) established in writing by the Compensation Committee. The award may establish that a portion of the maximum amount of an award will be paid for performance that exceeds the minimum target but falls below the maximum target and will provide for the timing of payment. The award may permit an acceleration of the performance period and an adjustment of performance targets and payments with respect to some or all of the performance shares awarded to a recipient upon such terms and conditions as shall be set forth in the award, upon the occurrence of certain events, which may include a fundamental change, the recipient’s death or disability, a change in accounting practices of the Company or its affiliates, a reclassification, stock dividend, stock split or stock combination or other event as provided in the Director LTIP. Performance shares shall vest no more rapidly than immediate vesting on the first anniversary of the grant date. Recipients holding performance shares shall have no voting or dividend rights with respect to such performance shares other than as the Compensation Committee may provide.

A “fundamental change” generally means a dissolution or liquidation of the Company, a sale of substantially all of the Company’s assets (in one or a series of transactions), a merger or consolidation of the Company, regardless of whether the Company is the surviving entity, or a statutory share exchange.

Restricted Stock and RSUs.    Restricted stock may be granted in the form of shares registered in the name of the recipient but held by the Company until the restrictions have lapsed. RSUs are units representing a value equal to the same number of shares. Restricted stock and RSUs may be subject to conditions and restrictions as the Compensation Committee may establish in the award, which may include continuous service requirements, a requirement that a recipient pay a purchase price for the award, the achievement of performance goals and lapse of applicable securities law restrictions. Subject to the restrictions set forth in an award, during any period in which restricted stock or RSUs are restricted and subject to forfeiture, (i) recipients holding restricted stock may exercise full voting rights with respect to such shares and shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are restricted and (ii) recipients holding RSUs shall have no dividend rights with respect to shares subject to such RSUs other than as the Compensation Committee may provide in an award and no voting rights with respect to such awards. Any dividends or dividend equivalents may be paid currently or may be credited to a recipient’s account and may be subject to such restrictions and conditions as the Compensation Committee may establish. If the Compensation Committee determines that restricted stock shall be held by the Company or in escrow rather than delivered to the recipient pending the release of the applicable restrictions, the Compensation Committee may require the recipient to execute and deliver to the Company an escrow agreement satisfactory to the Compensation Committee and a blank stock power with respect to the restricted stock covered by such agreement. Restricted stock is subject to the following restrictions until the expiration of the period of restriction and to other terms and conditions in the award: (i) if an escrow arrangement is used, the recipient shall not be entitled to delivery of a stock certificate representing the shares; (ii) the shares shall be subject to the restrictions on transferability set forth in the award; (iii) the shares shall be subject to forfeiture for the period and satisfaction of performance goals during the period as provided in an award; and (iv) to the extent shares are forfeited, any stock certificates shall be returned to the Company, and all rights of the recipient to the shares shall terminate. RSUs shall be subject to (i) forfeiture until expiration of the period of restriction and the satisfaction of any performance goals as provided in an award, and to the extent RSUs are forfeited, all rights of the recipient to RSUs shall terminate and (ii) other terms as may be set forth in an award. The Compensation Committee has the authority to remove any or all of the restrictions on restricted stock and RSUs whenever it may determine that, by reason of changes in law or circumstances after the date of grant, such action is appropriate. An award of restricted stock that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than immediate vesting on the first anniversary of the grant date. In the case of a restricted stock award that vests based on performance standards, such award shall not vest more rapidly than immediate vesting on the first anniversary of the grant date. An award of RSUs shall not vest more rapidly than immediate vesting on the first anniversary of the grant date. The vesting of such awards may be accelerated upon certain events provided in the award.

Other Awards.    The Compensation Committee may also grant other stock-based and cash-based awards in its sole discretion, including, without limitation, those awards pursuant to which a cash bonus award may be made or pursuant to which shares may be acquired in the future, such as awards denominated in stock, stock units, securities convertible into stock and phantom securities. The Compensation Committee may, in its sole discretion, direct the Company to issue shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the award to which the shares relate. In addition, the Compensation Committee may, in its sole discretion, grant other awards subject to performance criteria.

Performance-Based Awards.    Awards may be made subject to achievement of performance goals established by the Compensation Committee relating to one or more business criteria as determined in the sole discretion of the Compensation Committee. The award may permit an acceleration of the performance period and an adjustment of performance targets and payments with respect to some or all of the performance-based awards upon the occurrence of certain events, which may include a fundamental change, death, disability, a change in accounting practices of the Company or its affiliates, a reclassification, stock dividend, stock split or stock combination or other event as provided under the Director LTIP.

Termination of Continuous Service

Each award shall set forth the extent to which the recipient shall have the right to exercise or retain an award following termination of the recipient’s service with the Company, including on death, disability or other termination of continuous service. The provisions shall be determined by the Compensation Committee, need not be uniform among awards and may reflect distinctions based on the reasons for termination.

Unless otherwise provided in an award, in the event a recipient’s continuous service terminates (other than on death or disability), the recipient may exercise a stock option to the extent that the recipient was entitled to exercise the option as of the date of termination, but only within the period of time ending on the earlier of (i) three months following the termination of the recipient’s continuous service or (ii) the expiration of the term of the option. If the termination of continuous service is by the Company for cause as defined in the Director LTIP, all outstanding options, whether or not vested, shall immediately terminate.

Unless otherwise provided in an award, in the event a recipient’s continuous service terminates as a result of disability, the recipient may exercise a stock option to the extent that the recipient was entitled to exercise the option as of the date of termination, but only within the period of time ending on the earlier of (i) 12 months following the termination of the recipient’s continuous service or (ii) the expiration of the term of the option.

Unless otherwise provided in an award, in the event a recipient’s continuous service terminates as a result of death, a stock option may be exercised to the extent that the recipient was entitled to exercise the option as of the date of death, by the recipient’s estate, by a person who acquired the right by bequest or inheritance or by a person designated to exercise the option, but only within the period of time ending on the earlier of (i) 12 months following the termination of the recipient’s continuous service or (ii) the expiration of the term of the option.

If the recipient or estate does not exercise a stock option within the time specified in the award, the option shall terminate.

“Continuous service” means that the participant’s service with the Company is not interrupted or terminated. If an award is subject to Section 409A of the Code, the foregoing shall apply to the extent consistent with Section 409A of the Code. The Compensation Committee or its delegate may determine whether continuous service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

“Disability” means, except as otherwise provided in an award, that the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Whether an individual has a disability shall be determined under procedures established by the Compensation Committee.

Change in Control

Unless otherwise provided in an award, in the event of a participant’s termination of continuous service without cause (as defined in the Director LTIP) during the twelve-month period following a change in control, each option and stock appreciation right shall become immediately exercisable with respect to all of the shares subject to such option or stock appreciation right, the period of restrictions shall expire and the award shall vest immediately with respect to all of the shares of restricted stock, RSUs and any other award, and all performance goals or other vesting criteria will be deemed achieved at one hundred percent target levels and all other terms and conditions will be deemed met as of the date of the participant’s termination of continuous service. In addition, an award may be treated, to the extent determined by the Compensation Committee to be appropriate and permitted under Section 409A of the Code, in accordance with one of the following methods as determined by the Compensation Committee in its sole discretion: (i) upon at least 10 days’ advance notice to the affected persons, cancel any outstanding awards and pay to the holders thereof, in cash or stock or any combination thereof, the value of such awards based on the price per share received or to be received by other shareholders of the Company; or (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the terms of any affected awards previously granted under the Director LTIP, as determined by the Compensation Committee in its discretion. In the case of any option or stock appreciation right with an exercise price that equals or exceeds the price paid for a share in connection with the change in control, the Compensation Committee may cancel the option or stock appreciation right without the payment of consideration therefor. Except as otherwise provided in an award, a change in control (as defined in the Director LTIP), generally includes:

(i)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof;
(ii)	the commencement of the liquidation or dissolution of the Company that occurs following the approval by the holders of capital stock of the Company of any plan or proposal for such liquidation or dissolution of the Company;
(iii)	any person or Group shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of shares representing more than 50% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors, managers or trustees (“Voting Stock”) of the Company and such person or Group actually has the power to vote such shares in any such election;
(iv)	the replacement of a majority of the Board over a two-year period from the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who were members of such Board at the beginning of such period; or
(v)	a merger or consolidation of the Company with another entity in which holders of the Common Stock immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction.

An event described above will be a change in control only if it is also a change in control event under Section 409A of the Code, to the extent necessary to avoid adverse tax consequences under Section 409A of the Code.

Miscellaneous Provisions

No participant shall be granted (i) options to purchase shares and stock appreciation rights with respect to more than 50,000 shares in the aggregate, (ii) any other awards with respect to more than 50,000 shares in the aggregate (or, in the event such award denominated or expressed in terms of number of shares is paid in cash, the equivalent cash value) or (iii) any cash bonus award not denominated or expressed in terms of number of shares or units with a value that exceeds $300,000 in the aggregate, in each case, in any fiscal year of the Company under the Director LTIP.

Appropriate adjustments will automatically be made to give effect to adjustments in the number or type of shares outstanding caused by certain fundamental changes, including with respect to the following: the aggregate number and type of securities that may be issued, represented and available for awards; the limitations on the number and type of securities that may be issued to an individual participant; the number and type of securities and amount of cash subject to awards then outstanding; the option purchase price as to any outstanding options; the purchase price as to any outstanding stock appreciation rights; outstanding performance shares and performance-based awards and payments with respect to such awards; and comparable adjustments, if applicable, to any outstanding other award.

The Compensation Committee shall have the power to accelerate the time at which an award may first be exercised or the time during which an award or any part thereof will vest, notwithstanding the provisions in an award stating the time at which it may first be exercised or the time during which it will vest. The Director LTIP will be unfunded and will not require the segregation of any assets.

The Compensation Committee may specify in an award that the recipient’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to vesting conditions. Such events may include breach of non-competition, non-solicitation, confidentiality or other restrictive covenants in the award or otherwise applicable to the recipient, a termination of continuous service for cause or other conduct by the recipient detrimental to the business or reputation of the Company or its affiliates. Any award will be subject to such deductions and clawback as may be required to be made pursuant to any applicable law, government regulation or stock exchange listing requirement, or any policy adopted by the Company.

The 2010 Plan shall remain in effect, but grants of awards thereunder with respect to non-employee directors shall not be made after the effective date of the Director LTIP. All grants and awards previously made under the 2010 Plan shall be governed by the terms of such plan.

Amendment, Modification and Termination

Subject to the terms of the Director LTIP, the Board may at any time amend, modify or suspend the Director LTIP, and the Compensation Committee may at any time alter or amend any or all awards under the Director LTIP to the extent permitted by law. Any alterations or amendments may be made unilaterally by the Compensation Committee, subject to the provisions of the Director LTIP, unless such amendments are deemed by the Compensation Committee to be materially adverse to the participants and are not required as a matter of law. Amendments are subject to approval of the shareholders of the Company only as required by law, or if the amendment increases the total number of shares available under the Director LTIP, except as adjusted for specified changes in capitalization. No termination, suspension or modification of the Director LTIP may materially and adversely affect any right acquired by any recipient under an award granted before the date of termination, suspension or modification, unless otherwise provided in an award or other document or notification or required as a matter of law. Any adjustments for changes in capitalization are conclusively presumed not to adversely affect any right of a recipient or other person under an award. The Board may amend the Director LTIP in any respect the Board deems necessary or advisable to provide the maximum benefits under the provisions of Section 409A of the Code or to bring the Director LTIP or awards into compliance therewith.

Taxes

A recipient participant shall be solely responsible for any applicable taxes and penalties, and any interest that accrues thereon, that he or she incurs in connection with the receipt, vesting or exercise of an award. As a condition to the delivery of any shares, cash or other securities or property pursuant to an award, the lifting or lapse of restrictions on any award or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an award, (i) the Company may deduct or withhold from any payment or distribution, whether or not pursuant to the Director LTIP, (ii) the Compensation Committee will be entitled to require that the participant remit cash to the Company or (iii) the Company may enter into any other suitable arrangements to withhold. No shares shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law.

Certain U.S. Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences that generally will arise with respect to awards granted under the Director LTIP. This summary is based upon the provisions of the Code, and regulations promulgated thereunder, as in effect on the date of this proxy statement. Changes in the law may modify this discussion, and in some cases, the changes may be retroactive. Further, this summary is not intended to be a complete discussion of all the federal income tax consequences associated with the Director LTIP. Accordingly, for precise advice as to any specific transaction or set of circumstances, participants should consult with their own tax and legal advisors. Participants should also consult with their own tax and legal advisors regarding the application of any state, local and foreign taxes and any federal gift, estate and inheritance taxes.

Non-Qualified Stock Options.    If the recipient receives a non-qualified stock option, the recipient will not recognize income at the time of the grant of the stock option; however, the recipient will recognize ordinary income upon the exercise of the non-qualified stock option. The amount of ordinary income recognized equals the difference between (a) the fair market value of the stock on the date of exercise and (b) the exercise price. The Company will be entitled to a deduction in the same amount. When the recipient sells these shares, any difference between the sales price and the basis (i.e., the exercise price plus the ordinary income recognized by the recipient) will be treated as a capital gain or loss.

Restricted Stock.    Unless a timely Section 83(b) election is made as described in the following paragraph, a recipient generally will not recognize taxable income upon the grant of restricted stock because the restricted stock generally will be nontransferable and subject to a substantial risk of forfeiture. A recipient will recognize ordinary income when the restrictions that impose a substantial risk of forfeiture of the shares of Common Stock or the transfer restrictions lapse. The amount recognized will be equal to the difference between the fair market value of the shares at this time and the original purchase price paid for the shares, if any. If a timely Section 83(b) election has not been made, any dividends received with respect to Common Stock subject to such restrictions will be treated as additional compensation income and not as dividend income.

A recipient may elect, pursuant to Section 83(b) of the Code, to recognize as ordinary income the fair market value of the restricted stock upon grant, notwithstanding that the restricted stock would otherwise not be includable in gross income at that time. If the election is made within 30 days of the date of grant, then the recipient would include in gross income an amount equal to the difference between the fair market value of the restricted stock on the date of grant and the purchase price paid for the restricted stock, if any. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the shares are disposed of by the recipient. If the Section 83(b) election is made, the recipient’s capital gains holding period begins on the date of grant.

The Section 83(b) election is irrevocable. If a Section 83(b) election is made and the recipient then forfeits the restricted stock, the recipient may not deduct as a loss the amount previously included in gross income.

A recipient’s tax basis in shares of restricted stock received pursuant to the Director LTIP will be equal to the sum of the amount (if any) the recipient paid for the Common Stock and the amount of ordinary income recognized by the recipient as a result of making a Section 83(b) election or upon the lapse of the restrictions. Unless a Section 83(b) election is made, the recipient’s holding period for the shares for purposes of determining gain or loss on a subsequent sale will begin on the date the restrictions lapse.

In general, the Company will be entitled to a deduction at the same time and in an amount equal to the ordinary income recognized by a recipient with respect to shares of restricted stock awarded pursuant to the Director LTIP.

If, subsequent to the lapse of the restrictions on the shares, the recipient sells the shares, the difference, if any, between the amount realized from the sale and the tax basis of the shares to the recipient will be taxed as a capital gain or capital loss.

Stock Appreciation Rights / Performance Shares / RSUs.    A recipient generally will not recognize taxable income upon the grant of stock appreciation rights, performance shares or RSUs. Instead, a recipient will recognize as ordinary income, and the Company will have as a corresponding deduction, any cash delivered and the fair market value of any Common Stock delivered in payment of an amount due under the stock appreciation right, performance share or RSU award.

Upon selling any Common Stock received by a recipient in payment of an amount due under a stock appreciation right, performance share or RSU award, the recipient generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the recipient’s tax basis in the Common Stock (i.e., the ordinary income recognized by the recipient).

Other Stock-Based and Cash-Based Awards.    The tax consequences associated with any other stock-based or cash-based award granted under the Director LTIP will vary depending on the specific terms of the award, including whether the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the recipient under the award, any applicable holding period and the recipient’s tax basis.

Section 409A of the Code.    Pursuant to Section 409A of the Code, significant restrictions have been imposed on the ability to defer the taxation of compensation, including, without limitation, the deferral of income pursuant to some of the arrangements described herein (e.g., performance shares). Violation of Section 409A of the Code triggers immediate inclusion in income and application of income and additional taxes.

Section 280G of the Code and Section 4999 of the Code.    Under Section 280G of the Code and Section 4999 of the Code, the Company is prohibited from deducting any “excess parachute payment” to an individual, and the individual must pay a 20% excise tax on any “excess parachute payment.” An individual’s “parachute payments” which exceed his or her average annual compensation will generally be treated as “excess parachute payments” if the present value of such payments equals or exceeds three times the individual’s average annual compensation. A payment generally may be considered a “parachute payment” if it is contingent on a change in control of the Company.

Non-United States Taxpayers.    If the recipient is subject to the tax laws of any country other than the United States, the recipient should consult his or her own tax and legal advisors to determine the tax and legal consequences of any award received under the Director LTIP.

New Plan Benefits

All future grants under the Director LTIP are within the discretion of the Compensation Committee. In early 2014, however, the Board approved a modification to the non-employee director compensation program. Pursuant to this modification, the equity-based portion of the non-employee director compensation program will provide for an annual equity compensation grants as follows:

Outside directors are awarded RSUs for shares of Common Stock on an annual basis (as of the date of the annual stockholder meeting each year). The RSUs vest 100% on the first anniversary of the grant date. RSUs will be awarded in an amount such that the number of underlying shares of Common Stock has a total value of $185,000 on the date the award is granted (rounded to the nearest 100 shares). For newly elected or appointed outside directors that become directors on a date other than the date of the annual stockholder meeting, such directors would receive RSUs for a pro rata portion of the $185,000 total value based on their start date.

Accordingly, if the 2015 Director LTIP is approved by stockholders, we anticipate that the foregoing grant of RSUs will be made to non-employee directors in 2016 and for each year thereafter for so long as this program is in place. Because the number of shares underlying the RSUs depends on the market value of Common Stock on the date of grant, the exact number cannot be known.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SUNEDISON, INC. 2015 DIRECTOR INCENTIVE PLAN

ITEM NO. 6—APPROVAL OF 2015 SUNEDISON SUNEDISON, INC.

EMPLOYEE STOCK PURCHASE PLAN

General

On February 4, 2015, the Board adopted the SunEdison, Inc. Employee Stock Purchase Plan (the “ESPP”), subject to stockholder approval. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

The purpose of the ESPP is to provide employees of the Company and its participating subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The principal provisions of the ESPP are summarized below. This summary is not a complete description of all of the ESPP’s provisions and is qualified in its entirety by reference to the ESPP, which is attached as Appendix C to this proxy statement.

Summary of Material Terms of the ESPP

Administration.    The ESPP is administered by a committee appointed by the Board (the “Committee”). The Committee has the authority to construe and interpret the ESPP, prescribe, amend and rescind rules relating to the ESPP’s administration and take any other actions necessary or desirable for the administration of the ESPP including, without limitation, adopting sub-plans applicable to particular participating subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the ESPP. The decisions of the Committee shall be final and binding on all persons.

Securities.    Participants in the ESPP may receive options to purchase shares of Common Stock. The maximum number of shares that we may issue under the ESPP is 2,000,000 shares. In the event that a change in the Company’s structure affecting the Common Stock occurs, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the ESPP, the purchase price per share and the number of shares covered by each outstanding option under the ESPP and the numerical limits.

Eligibility.    Any individual who is an employee of the Company or a participating subsidiary on the first day of an enrollment period designated by the Committee for a particular offering period, may be eligible to participate in the ESPP (approximately 2,800 persons as of March 1, 2015), subject to additional limitations imposed by Section 423 of the Code and limitations on stock ownership described in the ESPP. The Committee may, on a prospective basis prior to the beginning of an offering period and in a manner consistent with Section 423 of the Code, (i) exclude from participation in the ESPP or any offering, employees whose customary employment is for not more than twenty (20) hours per week or five (5) months per year (or such lesser number of hours or months as the Committee may determine), and (ii) impose an eligibility service requirement of up to two years of employment. The Committee may also exclude from participation any employees who are highly compensated employees of the Company or a participating subsidiary (as determined under the Code) or a subset of such highly compensated employees. The Committee currently intends to allow executive officers to participate in the ESPP.

Participation; Payroll Deductions.    An eligible employee may elect to participate in the ESPP by completing an enrollment form, which may be electronic, and submitting it to the Company, in accordance with the enrollment procedures established by the Committee. By submitting an enrollment form, the employee authorizes payroll deductions in an amount equal to at least one percent (1%), but not more than ten percent (10%), of compensation on each pay day during an offering period (or such other maximum percentage as the Committee may establish before an offering period begins). Payroll deductions begin on the first payroll date following the offering date and end on the last payroll date on or before the purchase date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a participant may not make any separate contributions or payments to the ESPP.

Election Changes.    During an offering period, a participant may decrease or increase the rate of payroll deductions applicable to such offering period only once. The participant must submit a new enrollment form authorizing the new rate of payroll deductions at least fifteen (15) days before the purchase date. A participant may decrease or increase the rate of payroll deductions for future offering periods by submitting a new enrollment form authorizing the new rate of payroll deductions at least fifteen (15) days before the start of the next offering period.

Automatic Re-enrollment.    The deduction rate selected in the enrollment form shall remain in effect for subsequent offering periods unless the participant submits a new enrollment form authorizing a new level of payroll deductions in accordance with the ESPP, withdraws from the ESPP in accordance with the ESPP or terminates employment or otherwise becomes ineligible to participate in the ESPP.

Offering Periods; Purchase Price.    The ESPP has offering periods of six (6) months’ duration, with new offering periods commencing on or about January 1 and July 1 of each year (or such other times as determined by the Committee). Prior to the beginning of an offering period, the Committee has the authority to change the duration, frequency, start and end dates of offering periods. The purchase price shall be an amount equal to the lesser of (i) eighty-five percent (85%) of the closing price of a share of Common Stock on the first trading day of the offering period (“offering date”) or (ii) eighty-five percent (85%) of the closing price of a share of Common Stock on the last trading date of the offering period (“purchase date”). The Committee may increase, but not decrease, this purchase price.

Grant of Option.    On each offering date, each participant is granted an option to purchase on the purchase date during that offering period a number of shares of Common Stock determined by dividing the participant’s accumulated payroll deductions for the offering period by the applicable purchase price. No participant may purchase more than 5,000 shares of Common Stock during an offering period. In addition, no participant shall be granted an option under the ESPP if immediately after the grant of the option, the participant would own capital stock of the Company or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power of the Company or any subsidiary. A participant shall not be granted an option under the ESPP if such option would permit the participant’s rights to purchase stock to accrue at a rate that exceeds $25,000 fair market value of stock for each calendar year in which such option is outstanding at any time.

Exercise of Option; Purchase of Shares.    A participant’s option will be exercised automatically on the purchase date of each offering period. The participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with such amounts. No fractional shares may be purchased but notional fractional shares will be allocated to the participant’s account to be aggregated with other notional fractional shares on future purchase dates, subject to earlier withdrawal by the participant or termination of employment.

Transfer of Shares.    The Company will arrange for the delivery to each participant of the shares purchased upon exercise of the option. The Committee may permit or require that the shares be deposited directly into an ESPP account established in the name of the participant with a designated broker and may require that the shares be retained with such designated broker for a specified period of time. Participants will not have any voting, dividend or other rights of a shareholder with respect to the shares subject to any option granted hereunder until such shares have been delivered.

Withdrawal.    A participant may withdraw from an offering by submitting to the Company a revised enrollment form indicating his or her election to withdraw at least fifteen (15) days prior to the purchase date. The accumulated payroll deductions held on behalf of a participant in his or her notional account that have not been used to purchase shares shall be paid to the participant promptly following receipt of the participant’s enrollment form indicating the election to withdraw and the participant’s option shall be automatically terminated. If a participant withdraws from an offering period, no payroll deductions will be made during any succeeding offering period, unless the Participant re-enrolls in accordance with the ESPP.

Termination of Employment; Change in Employment Status.    Upon termination of a participant’s employment for any reason, including death, disability or retirement or a change in the participant’s employment status following which the participant is no longer eligible to participate in the ESPP, which in either case occurs more than thirty (30) days before the purchase date, the participant will be deemed to have withdrawn from the ESPP and the payroll deductions in the participant’s notional account that have not been used to purchase shares shall be returned to the participant, or in the case of the participant’s death, to the person entitled to such amounts under the ESPP, and the participant’s option shall be automatically terminated. If the participant’s termination of employment or change in status occurs within thirty (30) days of a purchase date, the accumulated payroll deductions shall be used to purchase shares on the purchase date.

Over-Subscribed Offerings.    The number of shares which a participant may purchase in an offering may be reduced if the offering is over-subscribed. No option granted under the ESPP shall permit a participant to purchase shares which, if added together with the total number of shares purchased by all other participants in such offering, would exceed the total number of shares remaining available under the ESPP. If the Committee determines that, on a particular purchase date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the ESPP, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

Transferability.    No payroll deductions credited to a participant, nor any rights with respect to the exercise of an option or any rights to receive shares hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as otherwise provided under the ESPP upon death) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.

Adjustments.    In the event that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the ESPP, the purchase price per share and the number of shares covered by each outstanding option under the ESPP and the numerical limits under the ESPP.

Dissolution or Liquidation; Corporate Transaction.    Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any offering period then in progress will be shortened by setting a new purchase date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new purchase date will be before the date of the Company’s proposed dissolution or liquidation. In the event of certain corporate transactions, such as a merger, consolidation, acquisition, separation or reorganization, if the successor corporation refuses to assume or substitute the option, the offering period with respect to which the option relates will be shortened by setting a new purchase date on which the offering period will end. The new purchase date will occur before the date of the corporate transaction.

Rights As Shareholder.    A participant will become a shareholder with respect to the shares of common stock that are purchased pursuant to options granted under the ESPP when the shares are transferred to the participant’s ESPP account. A participant will have no rights as a shareholder with respect to shares of Common Stock for which an election to participate in an offering period has been made until such participant becomes a shareholder as provided above.

Notice of Disqualifying Dispositions.    Each participant shall give the Company prompt written notice of any disposition or other transfer of shares acquired pursuant to the exercise of an option acquired under the ESPP, if such disposition or transfer is made within two (2) years after the offering date or within one (1) year after the purchase date.

Term of ESPP.    The ESPP shall become effective on the date the plan is approved by the Board and, unless terminated earlier pursuant the ESPP, shall have a term of ten (10) years.

Amendment or Termination.    The Committee may, in its sole discretion, amend, suspend or terminate the ESPP at any time and for any reason. If the ESPP is terminated, the Committee may elect to terminate all outstanding offering periods either immediately or once shares have been purchased on the next purchase date (which may, in the discretion of the Committee, be accelerated) or permit offering periods to expire in accordance with their terms (and subject to any adjustment in accordance with the ESPP). If any offering period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares will be returned to participants as soon as administratively practicable.

Certain Federal Income Tax Consequences for Participants Subject to United States Tax Law

The following is a brief discussion of the United States federal income tax treatment that will generally apply to grants of options to United States taxpayers under the provisions of the ESPP. This discussion is based on the United States federal tax laws and regulations currently in effect, which are subject to change, and it does not purport to be a complete description of the federal income tax aspects of the ESPP. A participant also may be subject to state and local taxes in connection with grants of options and purchases under the ESPP. The participant should consult with his or her tax advisor to determine the applicability of the tax rules to his or her individual tax situation.

No income will be taxable to a participant upon the grant of an option under the ESPP or at the time the option is exercised and the Common Stock are purchased. A participant may become liable for tax upon the disposition of the Common Stock acquired upon exercise of an option, as summarized below.

When a participant subsequently sells the shares acquired under the ESPP, the tax treatment applicable to a participant as a result of the sale will depend on how long the participant held the shares prior to sale.

Qualifying Disposition.    If a participant held the shares for (i) more than two (2) years after the beginning of the offering period pursuant to which he or she acquired such shares, and (ii) more than one (1) year after date such shares were transferred to the participant (which will generally occur at the time of purchase), he or she will recognize ordinary income at the time of sale in an amount equal to the lesser of:

(a)	the difference between the sales proceeds and the purchase price of the shares; and
(b)	the difference between the fair market value of the shares on the date of grant (i.e., the first day of the offering period in which the shares were purchased) and the purchase price computed as if the option had been exercised on the grant date.

This amount will be included in a participant’s taxable income for the year of sale and taxed at his or her ordinary income tax rate. Any additional gain (or loss) will be treated as long-term capital gain (or loss).

Disqualifying Disposition.    If the holding period requirements described above are not met, a participant will recognize ordinary income at the time of sale in an amount equal to the difference between the fair market value of the shares on the date of purchase and the purchase price. This amount will be included in the participant’s taxable income for the year of sale and taxed at the participant’s ordinary income tax rate, regardless of whether the participant actually realizes any gain on the sale of shares. The difference, if any, between the sale proceeds and the fair market value of the shares on the date of purchase will be treated as a capital gain (or loss), which is long-term capital gain (or loss) if the stock has been held more than one (1) year.

Medicare Surtax.    A participant may be subject to a Medicare surtax on some or all of his or her investment income. This tax may be imposed on the lesser of (i) the participant’s net investment income and (ii) the excess of his or her modified adjusted gross income over a threshold amount that is determined based on the participant’s filing status. Participants should consult with their tax advisors for further information.

Withholding.    We are not required to withhold income or employment taxes in the event of sale of the shares in a qualifying or disqualifying disposition of the shares. The participant is responsible for paying taxes (ordinary income or capital gains) applicable to sale of the shares of our common stock under the ESPP. The participant should make provisions for these taxes at the time the participant disposes of the shares of common stock acquired under the ESPP. In the event any income or employment tax withholding is required under the ESPP, we may withhold any required amounts from the participant’s compensation.

New Plan Benefits

We have not yet made any awards pursuant to the ESPP. Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, it is not possible to determine the benefits or amounts that will be received in the future by individual employees or groups under the ESPP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SUNEDISON, INC. EMPLOYEE STOCK PURCHASE PLAN

ITEM NO. 7—STOCKHOLDER PROPOSAL: RIGHT TO ACT BY WRITTEN CONSENT

The Company received a proposal from a stockholder as set forth below. It has been carefully considered by the Board, which has concluded that its adoption would not be in the best interests of the Company or our stockholders. For the reasons stated after the proposal, the Board recommends a vote “AGAINST” the proposal.

The proposal and supporting statement are presented as received from the stockholder in accordance with SEC rules, and the Board and the Company disclaim any responsibility for their content. The Company will furnish the name, address and share ownership position of the proponent of the shareholder proposal promptly upon written or oral request directed to Martin H. Truong, SunEdison’s Corporate Secretary, whose address is 13736 Riverport Dr., Maryland Heights, Missouri 63043. The proposal is required to be voted on at the Meeting only if properly presented at the Meeting by the shareholder proponent.

The proposal is set for below verbatim:

Item No. 7—Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

The shareholders of Wet Seal (WTSLA) successfully used written consent to replace certain underperforming directors in 2012. This proposal topic also won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A study by Harvard professor Paul Gompers supports the concept that shareholder dis-empowering governance features, including restrictions on shareholder ability to act by written consent, are significantly related to reduced shareholder value.

A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle.

A shareholder right to act by written consent is one method to equalize our limited provisions for shareholders to call a special meeting. Delaware law allows 10% of shareholders to call a special meeting. However it takes 30% of SunEdison shareholders to call a special meeting.

Please vote to enhance shareholder value:

Right to Act by Written Consent—Item No. 7

Board’s Statement Opposing the Proposal

After careful consideration, and for the reasons set out below, the Board believes that the proposal is not in the best interests of the Company or its stockholders, and the Board recommends voting “AGAINST” this proposal.

1.	The Board believes matters that are sufficiently important to be subject to a stockholder vote should be communicated to all stockholders who should be given the opportunity to discuss the proposed action and vote on it at an annual or special meeting of stockholders. SunEdison’s Amended and Restated Certificate of Incorporation (the “Certificate”) and Amended and Restated By-Laws (the “By-Laws”) require actions subject to a stockholder vote be considered at a meeting of stockholders. This requirement assures that all stockholders receive advance notice of and have an opportunity to discuss the proposed action. This process helps ensure that all stockholders have time to consider the proposed action and all points of view before a vote. In contrast, the proposed action by written consent would allow critical actions to be approved without advance notice to all stockholders or the Company and without the benefit of discussion at a meeting of stockholders. We believe this proposal, if adopted, could disenfranchise many stockholders—particularly smaller stockholders—and may deprive them of these rights and protections while enabling other short-term or special interest investors to advance proposals that are not in the best interests of all stockholders. Further, actions by written consent could result in duplicative or contradictory written consents being circulated at the same time, disrupting management and confusing stockholders.

2.	The Company’s stockholders have channels outside the annual meeting cycle to raise important matters. Our stockholders already have the right to call a special meeting of stockholders. This allows stockholders to initiate action without waiting for the Company’s next annual meeting, making action by written consent unnecessary to facilitate prompt action by stockholders. A special meeting is preferable to action by written consent because a special meeting allows all stockholders to participate in the proposed action and allows the Board to make a considered recommendation regarding the action. Further, our senior executives and some of our independent directors periodically discuss stockholder proposals and other governance matters with major institutional stockholders. These mechanisms for stockholders to initiate action and express their views and concerns to the Company make the proposed written consent procedure unnecessary.

3.	The Company’s current governance structure, as revised in recent years to incorporate evolving best practices, ensures that the Board is responsive to our stockholders. Our Board has taken numerous actions (including actions originally proposed by stockholders) to promote effective corporate governance and accountability to stockholders, including the following:

•	Declassifying the Board—In 2013, the Board recommended and the stockholders approved amendments to the Certificate to eliminate the classified board structure and to provide for the annual election of all directors. Upon approval by the stockholders, the Board made conforming changes to the By-Laws. This is currently being phased in and by 2016 all members of our Board will be serving terms of one year.

•	Stockholders may call special meetings—In 2014, in response to a proposal raised by a stockholder of the Company, the Board recommended and the stockholders approved amendments to the Certificate to provide stockholders holding at least 30% of the outstanding Common Stock the ability to call a special meeting of stockholders. Upon approval by the stockholders, the Board made conforming amendments to the By-Laws to accommodate such stockholder meeting call rights.

•	Majority voting. In 2010, the Board adopted amendments to the By-Laws to provide for majority voting in director elections. Prior to these amendments, directors were elected by a plurality of the votes cast.

•	Independent Chairman of the Board—The Chairman of the Board is an independent director. The Chairman has the authority to call and preside over meetings of the Board and of the independent directors.

•	Majority independent Board. All but one Board member (our CEO, Ahmad Chatilla) is independent.

The Board believes in policies and governance practices that serve the interests of the Company and its stockholders as a whole. Adoption of this stockholder proposal would not serve those purposes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL FOR THE REASONS DISCUSSED ABOVE.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “AGAINST” THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE IN VOTING THE PROXY.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Stockholder proposals intended to be presented at our 2016 annual meeting of stockholders must be received by us by December 17, 2015 for inclusion in our proxy statement and proxy card for that meeting.

In order for a stockholder to bring other business before an annual stockholders’ meeting, we must receive timely notice in advance of the meeting. Such notice must be given not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual stockholders’ meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement pursuant to Rule 14a-8 under the Exchange Act. Upon receipt of any such proposal, we will determine whether such proposal will come before the stockholders at the annual meeting. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

In order for a stockholder to nominate a candidate for director for election at an annual stockholders’ meeting, under the Certificate and the By-Laws, we must receive timely notice of the nomination in advance of the meeting. Such notice must be given not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual stockholders’ meeting. The stockholder filing a notice of nomination must include information about the nominee, such as name, address, occupation and shares held.

In each case, the notice must be given to Martin H. Truong, SunEdison’s Corporate Secretary, whose address is 13736 Riverport Dr., Maryland Heights, Missouri 63043. Any stockholder desiring a copy of the Certificate or the By-Laws will be furnished a copy without charge upon written request to our Corporate Secretary.

OTHER MATTERS

The Board knows of no other matters to be presented for consideration at the Meeting by the Board or stockholders. If any other matter shall properly come before the Meeting, the persons named in the proxy card intend to vote on such matters in accordance with their judgment.

HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy materials, including the Notice, with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household annual reports and proxy materials, including the Notice, by delivering a single document set to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of the Notice, annual report or proxy statement, by sending a written request to SunEdison, Inc., 13736 Riverport Dr., Maryland Heights, Missouri 63043, Attn: Investor Relations, or by telephoning 314-770-7300.

If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to SunEdison, Inc., 13736 Riverport Dr., Maryland Heights, Missouri 63043, Attn: Investor Relations, or by telephoning 314-770-7300.

If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Notice, annual report and proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to SunEdison, Inc., 13736 Riverport Drive, Maryland Heights, Missouri 63043, Attn: Investor Relations, or by telephoning 314-770-7300.

Appendix A

SUNEDISON, INC.

2015 LONG-TERM INCENTIVE PLAN

1. Establishment and Purpose. SunEdison, Inc. hereby establishes, effective                     , 2015, an incentive compensation plan known as the “SunEdison, Inc. 2015 Long-Term Incentive Plan.” The purposes of the Plan are to (a) enable the Company and its Affiliates to attract and retain individuals who will contribute to the Company’s long range success; (b) motivate key personnel to produce a superior return to the shareholders of the Company and its Affiliates by offering such individuals an opportunity to realize stock appreciation, by facilitating stock ownership, and by rewarding them for achieving a high level of corporate performance; and (c) promote the success of the Company’s business.

2. Definitions. The capitalized terms used in this Plan have the meanings set forth below.

(a) “Affiliate” means any corporation that is a Subsidiary of the Company and, for purposes other than the grant of Incentive Stock Options, any limited liability company, partnership, corporation, joint venture, or any other entity in which the Company or any such Subsidiary owns an equity interest.

(b) “Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an Award which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Agreement shall be subject to the terms and conditions of the Plan.

(c) “Award” means a grant made under this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or any Other Award, whether singly, in combination or in tandem.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” shall mean, except as otherwise provided in an Agreement (i) the failure of the Participant to make a good faith effort to substantially perform his or her duties (other than any such failure due to the Participant’s Disability) or Participant’s insubordination with respect to a specific directive of the Participant’s supervisor or officer to which the Participant reports directly or indirectly; (ii) Participant’s dishonesty, gross negligence in the performance of his or her duties hereunder or engaging in willful misconduct, which in the case of any such gross negligence, has caused or is reasonably expected to result in direct or indirect material injury to the Company or any of its Affiliates; (iii) breach by Participant of any material provision of any written agreement with the Company or any of its Affiliates or material violation of any Company policy applicable to Participant; or (iv) Participant’s commission of a crime that constitutes a felony or other crime of moral turpitude or fraud. If, subsequent to Participant’s termination of employment hereunder for other than Cause, it is determined in good faith by the Company that Participant’s employment could have been terminated for Cause hereunder, Participant’s employment shall, at the election of the Company, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

(f) “Change in Control” shall mean, except as otherwise provided in an Agreement, any of the following:

(i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof;

(ii) the commencement of the liquidation or dissolution of the Company that occurs following the approval by the holders of capital stock of the Company of any plan or proposal for such liquidation or dissolution of the Company;

(iii) any Person or Group shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of shares representing more than 50% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors, managers or trustees (the “Voting Stock”) of the Company and such Person or Group actually has the power to vote such shares in any such election;

(iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period; or

(v) a merger or consolidation of the Company with another entity in which holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction.

Notwithstanding anything herein to the contrary, an event described above shall be considered a Change in Control hereunder only if it also constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid the adverse tax consequences thereunder with respect to any Award subject to Section 409A of the Code.

(g) “Change in Control Date” shall mean the date on which the event giving rise to the Change in Control occurs, provided, in the case of a Change in Control defined in clause (ii) of the definition thereof, such date shall be the date on which the Company shall commence such liquidation or dissolution.

(h) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(i) “Committee” means the committee of directors appointed by the Board to administer this Plan. In the absence of a specific appointment, “Committee” shall mean the Compensation Committee of the Board.

(j) “Company” means SunEdison Inc., or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

(k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee or consultant is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absences.

(l) “Director” means a member of the Board.

(m) “Disability” means, except as otherwise provided in an Agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, provided, however, for purposes of determining the term of an Incentive Stock Option, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option within the meaning of Section 22(e) (3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates, provided that the definition of disability applied under such disability plan meets the requirements of a Disability in the first sentence hereof.

(n) “Eligible Employee” means any full-time or part-time employee (including an officer or director who is also an employee) of the Company or an Affiliate. Except with respect to grants of Incentive Stock Options, “Eligible Employee” shall also include any consultant to the Company or an Affiliate. References in this Plan to “employment” and related terms (except for references to “employee” in this definition of “Eligible Employee” or in Section 7(a)(i)) shall include the providing of services as a consultant or advisor.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended; “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor regulation.

(p) “Fair Market Value” as of any date means, unless otherwise expressly provided in this Plan:

(i) the closing sales price of a Share on the Nasdaq Global Select Market, or if Shares are not quoted on the Nasdaq Global Select Market, on the New York Stock Exchange (“NYSE”) or any similar system then in use, or

(ii) if clause (i) is not applicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, taking into account the requirements of Section 409A of the Code, which determination shall be conclusive and binding on all persons.

In the case of an Incentive Stock Option, if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 13(f) hereof.

(q) “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company (in one or a series of transactions), a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

(r) “Good Reason” means, except as otherwise provided in an Agreement, the occurrence of one or more of the following, which circumstances are not remedied by the Company within thirty (30) days after its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within 90 days after the Participant’s knowledge of the applicable circumstances): (i) a material diminution in a Participant’s duties and responsibilities other than a change in such Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) a decrease in a Participant’s base salary, bonus opportunity or benefits other than a decrease in benefits that applies generally to all employees of the Employer or its Subsidiaries otherwise eligible to participate in the affected plan, or (iii) a relocation of a Participant’s primary work location more than 50 miles from the work location immediately prior to the Change in Control, in each case, without written consent; provided that in each case, the Participant must actually terminate his or her employment within thirty (30) days following the Company’s thirty (30)-day cure period specified herein.

(s) “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code or any successor to such section.

(t) “Non-Employee Director” means a member of the Board who is a “non-employee director” within the meaning of Rule 16b-3.

(u) “Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

(v) “Option” means a right to purchase Stock (or, if the Committee so provides in an applicable Agreement, Restricted Stock), including both Non-Qualified Stock Options and Incentive Stock Options.

(w) “Other Award” means a cash-based Award, an Award of Stock, or an Award based on Stock other than Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Shares.

(x) “Outside Director” means a member of the Board who is an “outside director” within the meaning of Section 162(m) of the Code.

(y) “Parent” means a “parent corporation,” as that term is defined in Section 424(e) of the Code, or any successor provision.

(z) “Participant” means an Eligible Employee to whom an Award is granted pursuant to the Plan or, if applicable, such other person who validly holds an outstanding Award.

(aa) “Performance Criteria” means performance goals relating to certain criteria as further described in Section 12 hereof.

(bb) “Performance Period” means one or more periods of time in duration, as the Committee may select, over which the attainment of one or more performance goals will be measured for the purpose of determining which Awards, if any, are to vest or be earned.

(cc) “Performance Shares” means a contingent award of a specified number of Shares or Units, with each Performance Share equivalent to one or more Shares or a fractional Share or a Unit expressed in terms of one or more Shares or a fractional Share, as specified in the applicable Agreement, a variable percentage of which may vest or be earned depending upon the extent of achievement of specified performance objectives during the applicable Performance Period.

(dd) “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(ee) “Plan” means this SunEdison Inc. 2015 Long-Term Incentive Plan, as amended and in effect from time to time.

(ff) “Restricted Stock” means Stock granted under Section 10 hereof so long as such Stock remains subject to one or more restrictions.

(gg) “Restricted Stock Units” means Units of Stock granted under Section 10 hereof.

(hh) “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(ii) “Share” means a share of Stock.

(jj) “Stock” means the Company’s common stock, or any securities issued in respect thereof by the Company or any successor to the Company as a result of an event described in Section 13(f).

(kk) “Stock Appreciation Right” means a right pursuant to an Award granted under Section 8.

(ll) “Subsidiary” means a “subsidiary corporation,” as that term is defined in Section 424(f) of the Code, or any successor provision.

(mm) “Successor” with respect to a Participant means, except as otherwise provided in an Agreement, the legal representative of an incompetent Participant and, if the Participant is deceased, the beneficiary, if any, designated on forms prescribed by and filed with the Committee. If no designation of a beneficiary has been made, or if the Committee shall be in doubt as to the rights of any beneficiary, as determined in the Committee’s discretion, the Successor shall be the legal representative of the estate of the Participant or the person or persons who may, by bequest, inheritance, will, or the laws of descent and distribution, or under the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant’s death.

(nn) “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on Restricted Stock, Restricted Stock Units, or any other Award are in effect.

(oo) “Unit” means a bookkeeping entry that may be used by the Company to record and account for the grant of Stock, Units of Stock, Stock Appreciation Rights, Performance Shares, and any other Award expressed in terms of Units of Stock until such time as the Award is paid, canceled, forfeited or terminated. No Shares shall be issued at the time of grant, and the Company will not be required to set aside a fund for the payment of any such Award.

Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3. Administration.

(a) Authority of Committee. The Committee shall administer this Plan or delegate its authority to do so as provided in Section 3(c) hereof or, in the Board’s sole discretion or in the absence of the Committee, the Board shall administer this Plan. Subject to the terms of the Plan, the Committee’s charter and applicable laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(i) to construe and interpret the Plan and apply its provisions;

(ii) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) to delegate its authority to one or more officers of the Company with respect to Awards that do not involve “covered employees” (within the meaning of Section 162(m) of the Code) or “directors” or “officers” within the meaning of Section 16 of the Exchange Act, to the extent permitted by applicable law; provided that, in delegating such authority, the Committee shall specify the maximum number of Shares that may be awarded to any single employee and shall otherwise comply with applicable law;

(v) to determine when Awards are to be granted under the Plan and the applicable grant date;

(vi) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(vii) to determine the number of shares of Stock or the amount of cash to be made subject to each Award, subject to the limitations set forth in this Plan;

(viii) to determine whether each Option is to be an Incentive Stock Option or a Non-Qualified Stock option;

(ix) to prescribe the terms and conditions of each Award, including, without limitation, the Award type, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Agreement relating to such grant;

(x) to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the performance goals, the performance period(s) and the number of Performance Shares earned by a Participant;

(xi) to designate an Award (including a cash bonus) as a performance compensation Award and to select the performance criteria that will be used to establish the performance goals;

(xii) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(xiii) to determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited, or suspended;

(xiv) to determine the duration and purpose of leaves and absences which may be granted to a Participant without constituting termination of employment for purposes of the Plan;

(xv) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(xvi) to interpret, administer, or reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(xvii) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee shall not have the right, without shareholder approval to (i) reduce or decrease the purchase price for an outstanding Option or Stock Appreciation Right, (ii) cancel an outstanding Option or Stock Appreciation Right for the purpose of replacing or re-granting such Option or Stock Appreciation Right with a purchase price that is less than the original purchase price, (iii) extend the expiration date of an Option or Stock Appreciation Right, or (iv) deliver stock, cash, or other consideration in exchange for the cancellation of an Option or Stock Appreciation Right, the purchase price of which exceeds the Fair Market Value of the Shares underlying such Option or Stock Appreciation Right.

(b) Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

(c) Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish, suspend or supersede the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however, caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(d) Board Authority. Any authority granted to the Committee may also be exercised by the Board or another committee of the Board duly appointed for such purpose, except to the extent that the grant or exercise of such authority would cause any Award intended to qualify for favorable treatment under Section 162(m) of the Code to cease to qualify for the favorable treatment under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. Without limiting the generality of the foregoing, to the extent the Board has delegated any authority under this Plan to another committee of the Board, such authority shall not be exercised by the Committee unless expressly permitted by the Board in connection with such delegation.

(e) Committee Composition. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

4. Shares Available; Maximum Payouts.

(a) Shares Available. Subject to adjustment in accordance with Section 13(f), a total of 12,400,000 Shares shall be available for the grant of Awards under the Plan. Such number of Shares shall be increased by (i) the number of Shares made available as a result of any awards that are forfeited, cancelled, terminated, or that expire or lapse for any reason, after the effective date of this Plan, under the SunEdison Inc. 2010 Equity Incentive Plan and (ii) the number of Shares subject to awards under the SunEdison Inc. 2010 Equity Incentive Plan that are exchanged for awards under the SunEdison Semiconductor 2014 Long-Term Incentive Plan. No more than 4,000,000 Shares may be granted as Incentive Stock Options. Shares issued under this Plan may be authorized and unissued shares or issued shares held as treasury shares. The following Shares may not again be made available for issuance as Awards: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right or Stock Option, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Stock Option or Stock Appreciation Right, or (iii) Shares repurchased on the open market with the proceeds of a Stock Option exercise price.

(b) Shares Not Applied to Limitations. The following will not be applied to the Share limitations of subsection 4(a) above: (i) dividends or dividend equivalents paid in cash in connection with outstanding Awards, (ii) any Shares subject to an Award under the Plan which Award is forfeited, cancelled, terminated, expires or lapses for any reason, and (iii) Shares and any Awards that are granted through the settlement, assumption, or substitution of outstanding awards previously granted (subject to applicable repricing restrictions herein), or through obligations to grant future awards, as a result of a merger, spin-off, consolidation, or acquisition of the employing company with or by the Company. If an Award is to be settled in cash, the number of Shares on which the Award is based shall not count toward the Share limitations of subsection 4(a).

(c) Award Limitations. No Participant shall be granted (i) Options to purchase Shares and Stock Appreciation Rights with respect to more than 4,000,000 Shares in the aggregate, (ii) any other Awards with respect to more than 4,000,000 Shares in the aggregate (or, in the event such Award denominated or expressed in terms of number of Shares or Units is paid in cash, the equivalent cash value thereof), or (iii) any cash bonus Award not denominated or expressed in terms of number of Shares or Units with a value that exceeds $5,000,000 in the aggregate, in each case, in any fiscal year of the Company under this Plan (such share limits being subject to adjustment under Section 13(f) hereof).

(d) No Fractional Shares. No fractional Shares may be issued under this Plan; fractional Shares will be rounded down to the nearest whole Share.

5. Eligibility. Awards may be granted under this Plan to any Eligible Employee at the discretion of the Committee.

6. General Terms of Awards.

(a) Awards. Awards under this Plan may consist of Options (either Incentive Stock Options or Non-Qualified Stock Options), Stock Appreciation Rights, Performance Shares, Restricted Stock, Restricted Stock Units, or Other Awards.

(b) Agreements. Each Award under this Plan shall be evidenced by an Agreement setting forth the number of Shares of Restricted Stock, Stock, Restricted Stock Units, or Performance Shares, or the amount of cash, subject to such Agreement, or the number of Shares to which the Option applies or with respect to which payment upon the exercise of the Stock Appreciation Right is to be determined, as the case may be, together with such other terms and conditions applicable to the Award (not inconsistent with this Plan) as determined by the Committee in its sole discretion.

(c) Term. Each Agreement, other than those relating solely to Awards of Stock without restrictions, shall set forth the Term of the Award and any applicable Performance Period, as the case may be, but in no event shall the Term of an Award or the Performance Period be longer than ten years after the date of grant. An Agreement with a Participant may permit acceleration of vesting requirements and of the expiration of the applicable Term upon such terms and conditions as shall be set forth in the Agreement, which may, but, unless otherwise specifically provided in this Plan, need not, include, without limitation, acceleration resulting from the occurrence of the Participant’s death or Disability. Acceleration of the Performance Period and other performance-based Awards shall be subject to Section 9(b) or Section 12 hereof, as applicable.

(d) Transferability. Except as otherwise permitted by the Committee, during the lifetime of a Participant to whom an Award is granted, only such Participant (or such Participant’s legal representative) may exercise an Option or Stock Appreciation Right or receive payment with respect to any other Award. Except as otherwise permitted by the Committee, no Award of Restricted Stock (prior to the expiration of the restrictions), Restricted Stock Units, Options, Stock Appreciation Rights, Performance Shares or Other Award (other than an award of Stock without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so (including pursuant to a decree of divorce or any judicial declaration of property division) shall be of no effect. Notwithstanding the immediately preceding sentence, an Agreement may provide that an Award shall be transferable to a Successor in the event of a Participant’s death.

(e) Termination of Continuous Service Generally. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise and/or retain an Award following termination of the Participant’s employment with the Company or its Affiliates, including, without limitation, upon death or a Disability, or other termination of Continuous Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among Award Agreements issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

(f) Change in Control. Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary, in the event of a Participant’s termination of Continuous Service without Cause or for Good Reason during the 12-month period following a Change in Control Date, all Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the Shares subject to such Options or Stock Appreciation Rights, and/or the period of restriction shall expire and the Award shall vest immediately with respect to 100% of the Shares of Restricted Stock, Restricted Stock Units, and any other Award, and/or all performance goals or other vesting criteria will be deemed achieved at 100% target levels and all other terms and conditions will be deemed met as of the date of the Participant’s termination of Continuous Service. In addition, in the event of a Change in Control, an Award may be treated, to the extent determined by the Committee to be permitted under Section 409A of the Code, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other shareholders of the Company in the event; or (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion. In the case of any Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a Share in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

(g) Rights as Shareholder. A Participant shall have no right as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.

(h) Performance Conditions. The Committee may require the satisfaction of certain performance goals as a condition to the grant, vesting or payment of any Award provided under the Plan.

7. Stock Options.

(a) Terms of All Options.

(i) Grants. Each Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. Only Non-Qualified Stock Options may be granted to Eligible Employees who are not employees of the Company or an Affiliate. The provisions of separate Options need not be identical. In no event may Options known as reload options be granted hereunder. Participants holding Options shall have no dividend rights with respect to Shares subject to such Options. The Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time.

(ii) Purchase Price. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the applicable Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, in cash or by certified or bank check. The purchase price may be paid, if the Committee so permits and upon such terms as the Committee shall approve, through delivery or tender to the Company of Shares held, either actually or by attestation, by such Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option) or through a net or cashless form of exercise as permitted by the Committee, or, if the Committee so permits, a combination thereof. Further, the Committee, in its discretion, may approve other methods or forms of payment of the purchase price, and establish rules and procedures therefor. Unless otherwise specifically provided in the Agreement, the purchase price of the Shares acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Shares acquired, directly or indirectly from the Company, shall be paid only by Shares that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(iii) Exercisability. Each Option shall vest and be exercisable in whole or in part on the terms provided in the Agreement. An Option that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the Option grant date. An Option that vests based on performance standards shall not vest more rapidly than immediate vesting on the first anniversary of the Option grant date. Notwithstanding the foregoing, vesting of an Option may be accelerated upon the occurrence of certain events as provided in the Award Agreement. In no event shall any Option be exercisable at any time after its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated. No Option may be exercised for a fraction of a Share.

(iv) Termination of Continuous Service. Unless otherwise provided in an Award Agreement, in the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Participant’s Continuous Service or (b) the expiration of the Term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

(v) Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the Term of the Option as set forth in the Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

(vi) Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event a Participant’s Continuous Service terminates as a result of the

Participant’s death, then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the Term of such Option as set forth in the Award Agreement. If, after the Participant’s death, the Option is not exercised within the time specified in the Award Agreement, the Option shall terminate.

(b) Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:

(i) the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under this Plan and all other incentive stock options plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code), if such limitation is necessary to qualify the Option as an Incentive Stock Option, and to the extent an Option or Options granted to a Participant exceed such limit such Option or Options shall be treated as Non-Qualified Stock Options;

(ii) an Incentive Stock Option shall not be exercisable and the Term of the Award shall not be more than ten years after the date of grant (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option;

(iii) the Agreement covering an Incentive Stock Option shall contain such other terms and provisions which the Committee determines necessary to qualify such Option as an Incentive Stock Option; and

(iv) notwithstanding any other provision of this Plan if, at the time an Incentive Stock Option is granted, the Participant owns (after application of the rules contained in Section 424(d) of the Code, or its successor provision) Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, (A) the option price for such Incentive Stock Option shall be at least 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (B) such Option shall not be exercisable after the date five years from the date such Incentive Stock Option is granted.

8. Stock Appreciation Rights.

(a) Grant. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified purchase price which shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. Each Stock Appreciation Right shall be subject to such terms as provided in the applicable Agreement. Except as otherwise provided in the applicable Agreement, upon exercise of a Stock Appreciation Right, payment to the Participant (or to his or her Successor) shall be made in the form of cash, Shares or a combination of cash and Shares (as determined by the Committee if not otherwise specified in the Award) as promptly as practicable after such exercise. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Stock) may be made in the event of the exercise of a Stock Appreciation Right. Participants holding Stock Appreciation Rights shall have no dividend rights with respect to Shares subject to such Stock Appreciation Rights.

(b) Exercisability. Each Stock Appreciation Right shall vest and be exercisable in whole or in part on the terms provided in the Agreement. A Stock Appreciation Right that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the Stock Appreciation Right grant date. A Stock Appreciation Right that vests based on performance standards shall not vest more rapidly than immediate vesting on the first anniversary of the Option grant date. Notwithstanding the foregoing, the vesting of a Stock Appreciation Right may be accelerated upon the occurrence of certain events as provided in the Award Agreement. In no event shall any Stock Appreciation Right be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. No Stock Appreciation Right may be exercised for a fraction of a Share.

9. Performance Shares.

(a) Initial Award. An Award of Performance Shares shall entitle a Participant to future payments based upon the achievement of performance targets established in writing by the Committee. Payment shall be made in cash or Stock, or a combination of cash and Stock, as determined by the Committee. Such performance targets and other terms and conditions shall be determined by the Committee in its sole discretion. The Agreement may establish that a portion of the maximum amount of a Participant’s Award will be paid for performance which exceeds the minimum target but falls below the maximum target applicable to such Award. The Agreement shall provide for the timing of such payment.

(b) Acceleration and Adjustment. The applicable Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the Performance Shares awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not, include without limitation, a Fundamental Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, a reclassification, stock dividend, stock split or stock combination, or other event as provided in Section 13(f) hereof. Notwithstanding the foregoing, an Award subject to this Section 9 shall vest or be earned no more rapidly than immediate vesting on the first anniversary of the Award grant date.

(c) Voting; Dividends. Participants holding Performance Shares shall have no voting rights with respect to such Awards and shall have no dividend rights with respect to Shares subject to such Performances Shares other than as the Committee so provides, in its discretion, in an Award Agreement; provided, that, any such dividends shall be subject to such restrictions and conditions as the Committee may establish with respect to the Performance Shares and shall be payable only at the same time as the underlying Performance Shares may become earned, vested, and payable.

10. Restricted Stock and Restricted Stock Unit Awards.

(a) Grant. A Restricted Stock Award is an Award of actual Shares, and a Restricted Stock Unit Award is an Award of Units having a value equal to the Fair Market Value of an identical number of Shares. All or any part of any Restricted Stock or Restricted Stock Unit Award may be subject to such conditions and restrictions as may be established by the Committee, and set forth in the applicable Award Agreement, which may include, but are not limited to, Continuous Service requirements, a requirement that a Participant pay a purchase price for such Award, the achievement of specific performance goals, and/or applicable securities laws restrictions. Subject to the restrictions set forth in the Agreement, during any period during which an Award of Restricted Stock or Restricted Stock Units is restricted and subject to a substantial risk of forfeiture, (i) Participants holding Restricted Stock Awards may exercise full voting rights with respect to such Shares and shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are so restricted and (ii) Participants holding Restricted Stock Units shall have no dividend rights with respect to Shares subject to such Restricted Stock Units other than as the Committee so provides, in its discretion, in an Award Agreement, and shall have no voting rights with respect to such Awards. Any dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account and may be subject to such restrictions and conditions as the Committee may establish. If the Committee determines that Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to execute and deliver to the Company an escrow agreement satisfactory to the Committee, if applicable, and an appropriate blank stock power with respect to the Restricted Stock covered by such agreement.

(b) Restrictions.

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the period during which the Award is restricted, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the Shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the Shares shall be subject to forfeiture for such period and subject to satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement; and (D) to the extent such Shares are forfeited, the stock certificates, if any, shall be returned to the Company, and all rights of the Participant to such Shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii) Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the period during which the Award is restricted, and the satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(c) Restricted Period. An Award of Restricted Stock or Restricted Stock Units that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the Award grant date. In the case of a Restricted Stock or Restricted Stock Units Award that vests based on performance standards, such Award shall not vest more rapidly than immediate vesting on the first anniversary of the Award grant date. Notwithstanding the foregoing, the vesting of a Restricted Stock or Restricted Stock Units Award may be accelerated upon the occurrence of certain events as provided in the Award Agreement. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

11. Other Awards. The Committee may from time to time grant Other Awards under this Plan, including without limitation those Awards pursuant to which a cash bonus award may be made or pursuant to which Shares may be acquired in the future, such as Awards denominated in Stock, Stock Units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable Agreement for, the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the Award to which such Shares relate. In addition, the Committee may, in its sole discretion, issue such Other Awards subject to the performance criteria under Section 12 hereof.

12. Performance-Based Awards.

(a) Application to Covered Employee. Notwithstanding any other provision of the Plan, if the Committee determines at the time any Award is granted to a Participant that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a “covered employee” within the meaning of Section 162(m)(3) of the Code, then the Committee may provide that this Section 12 is applicable to such Award. Notwithstanding the foregoing, the Committee may provide, in its discretion, that an Award granted to any other Participant is subject to this Section 12, to the extent the Committee deems appropriate, whether or not Section 162(m) of the Code is or would be applicable with respect to such Participant.

(b) Performance Goals. Awards under the Plan may be made subject to the achievement of Performance Criteria, which shall be performance goals established by the Committee relating to one or more business criteria pursuant to Section 162(m) of the Code. Performance Criteria may be applied to the Company, an Affiliate, a Parent, a Subsidiary, division, business unit, corporate group or individual or any combination thereof and may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or Company performance in a previous period. Performance may be measured over such period of time as determined by the Committee. Performance Criteria that may be used to establish performance goals are: stock price growth, relative stock price growth (including to an index or group of peers), foregone margin, non-GAAP revenue, non-GAAP operating profit, adjusted non-GAAP operating profit, megawatt solar energy systems sold, megawatt retained on balance sheet, megawatt under construction, megawatt constructed (completions), fully developed solar energy systems average selling price, megawatt generating revenue (operating projects), solar project pipeline, solar project backlog, retained value, capital expenditures, operating expenses, segment net sales, segment operating earnings, revenue or revenue growth, diversity, economic value added, index comparisons, earnings or net income (before or after taxes), operating margin, peer company comparisons, productivity, profit margin, return on revenue, return on, investment, return on capital, sales growth, return on assets, stock price, earnings per share, cash flow, free cash flow, working capital levels, working capital as a percentage of sales, days sales outstanding, months on hand, days payables outstanding, production levels or services levels, market share, costs, debt to equity ratio, net revenue or net revenue growth, gross revenue, base-business net sales, total segment profit, EBITDA, adjusted diluted earnings per share, earnings per share, gross profit, gross profit growth, adjusted gross profit, net profit margin, operating profit margin, adjusted operating profit, earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profit after tax), compound annual growth in earnings per share, pretax income, expenses, capitalization, liquidity, results of customer satisfaction surveys, quality, safety, cost management, process improvement, inventory, total or net operating asset turnover, operating income, total shareholder return, compound shareholder return, return on equity, return on invested capital, pretax and pre-interest expense return on average invested capital, which may be expressed on a current value basis, or sales growth, marketing, operating or workplan goals. Performance will be evaluated by excluding the effect of any extraordinary, unusual or non-recurring items that occur during the applicable Performance Period. The performance goals for each Participant and the amount payable if those goals are met shall be established in writing for each specified period of performance by the Committee no later than 90 days after the commencement of the period of service to which the performance goals relate and while the outcome of whether or not those goals will be achieved is substantially uncertain. However, in no event will such goals be established after 25% of the period of service to which the goals relate has elapsed. The performance goals shall be objective. Such goals and the amount payable for each performance period if the goals are achieved shall be set forth in the applicable Agreement. Following the conclusion or acceleration of each Performance Period, the Committee shall determine the extent to which (i) Performance Criteria have been attained, (ii) any other terms and conditions with respect to an Award relating to such Performance Period have been satisfied, and (iii) payment is due with respect to a performance-based Award. No amounts shall be payable to any Participant for any Performance Period unless and until the Committee certifies that the Performance Criteria and any other material terms were in fact satisfied.

(c) Adjustment of Payment. With respect to any Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award. The applicable Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the performance-based Award(s) awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not, include without limitation a Fundamental Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, a reclassification, stock dividend, stock split or stock combination, or other event as provided in Section 13(f) hereof; provided, however, that any such acceleration or adjustment shall be made only to the extent and in a manner consistent with Section 162(m) of the Code.

(d) Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

13. General Provisions.

(a) Effective Date of this Plan. This Plan shall become effective as of                     , 2015, provided that the Plan has been approved by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.

(b) Duration of this Plan; Date of Grant. This Plan shall remain in effect for a term of ten years following the date on which it is effective (i.e., until                     , 2025) or until all Shares subject to the Plan shall have been purchased or acquired according to the Plan’s provisions, whichever occurs first, unless this Plan is sooner terminated pursuant to Section 13(e) hereof. No Awards shall be granted pursuant to the Plan after such Plan termination or expiration, but outstanding Awards may extend beyond that date. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted, or such later effective date as determined by the Committee, notwithstanding the date of any Agreement with respect to such Award; provided, however, that the Committee may grant Awards other than Incentive Stock Options to Eligible Employees or to persons who are about to become Eligible Employees, to be effective and deemed to be granted on the occurrence of certain specified contingencies, provided that if the Award is granted to a non-Eligible Employee who is about to become an Eligible Employee, such specified contingencies shall include, without limitation, that such person becomes an Eligible Employee.

(c) Right to Terminate Service. Nothing in this Plan or in any Agreement shall confer upon any Participant the right to continue in the employment or other service of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment or other service of the Participant with or without cause.

(d) Tax Withholding. The Company shall withhold from any payment of cash or Stock to a Participant or other person an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state and local income tax with respect to income arising from the Award. The Company shall have the right to require the payment of any such taxes before issuing any Stock pursuant to the Award. In lieu of all or any part of a cash payment from a person receiving Stock under this Plan, the Committee may, in the applicable Agreement or otherwise, permit a person to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the person’s full FICA and federal, state and local income tax with respect to income arising from payment of the Award, through a reduction of the numbers of Shares delivered to such person or a delivery or tender to the Company of Shares held by such person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws. Notwithstanding the foregoing, no Shares shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law.

(e) Amendment, Modification and Termination of this Plan. Except as provided in this Section 13(e), the Board may at any time amend, modify, terminate or suspend this Plan. Except as provided in this Section 13(e), the Committee may at any time alter or amend any or all Agreements under this Plan to the extent permitted by law, in which event, the term “Agreement” shall mean the Agreement as so amended. Any such alterations or amendments may be made unilaterally by the Committee, subject to the provisions of this Section 13(e), unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law. Amendments are subject to approval of the shareholders of the Company only as required by applicable law or regulation, or if the amendment increases the total number of shares available under this Plan, except as provided in Section 13(f). No termination, suspension or modification of this Plan may materially and adversely affect any right acquired by any Participant under an Award granted before the date of termination, suspension or modification, unless otherwise provided in an Agreement or otherwise or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Sections 9(b), 12(c) or 13(f) hereof does not adversely affect any right of a Participant or other person under an Award. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code relating to Incentive Stock Options or to the provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

(f) Adjustment for Changes in Capitalization. Appropriate adjustments in the aggregate number and type of securities that may be issued, represented, and available for Awards under this Plan, in the limitations on the number and type of securities that may be issued to an individual Participant, in the number and type of securities and amount of cash subject to Awards then outstanding, in the Option purchase price as to any outstanding Options, in the purchase price as to any outstanding Stock Appreciation Rights, and, subject to Sections 9(b) and 12(c) hereof, in outstanding Performance Shares and performance-based Awards and payments with respect to outstanding Performance Shares and performance-based Awards, and comparable adjustments, if applicable, to any outstanding Other Award, automatically shall be made to give effect to adjustments made in the number or type of Shares through a Fundamental Change, divestiture, distribution of assets to shareholders (other than ordinary cash dividends), reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination or exchange, rights offering, spin-off or other relevant change, provided that fractional Shares shall be rounded down to the nearest whole Share.

(g) Other Benefit and Compensation Programs. Payments and other benefits received by a participant under an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(h) Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(i) Limits of Liability.

(i) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Agreement.

(ii) Except as may be required by law, neither the Company nor any member or former member of the Board or the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.

(iii) To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

(j) Compliance with Applicable Legal Requirements. The Company shall not be required to issue or deliver a certificate for Shares distributable pursuant to this Plan unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act, the Exchange Act and the requirements of the exchanges, if any, on which the Company’s Shares may, at the time, be listed.

(k) Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

(l) Acceleration. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(m) Forfeiture. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(n) Clawback and Noncompete. Notwithstanding any other provisions of this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any policy adopted by the Company whether pursuant to any such law, government regulation or stock exchange listing requirement or otherwise. In addition and notwithstanding any other provisions of this Plan, any Award shall be subject to such noncompete provisions under the terms of the Award Agreement or any other agreement or policy adopted by the Company, including, without limitation, any such terms providing for immediate termination and forfeiture of an Award if and when a Participant becomes an employee, agent or principal of a competitor without the express written consent of the Company. For the avoidance of doubt, the Committee may specify in an Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Agreement or otherwise applicable to the Participant, a termination of the Participant’s employment for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(o) Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

(p) Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

(q) Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments and to enter into non-uniform and selective Award Agreements.

14. Substitute Awards. Awards may be granted under this Plan from time to time in substitution for Awards held by employees of other corporations who are about to become Eligible Employees, or whose employer is about to become a Subsidiary of the Company, as the result of a merger or consolidation of the Company or a Subsidiary of the Company with another corporation, the acquisition by the Company or a Subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a Subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted, but with respect to Awards which are Incentive Stock Options, no such variation shall be permitted which affects the status of any such substitute option as an Incentive Stock Option.

15. Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Missouri, without giving effect to principles of conflicts of laws, and construed accordingly, except for those matters subject to the General Corporation Law of Delaware, which shall be governed by such law, without giving effect to principles of conflicts of laws, and construed accordingly.

16. Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17. Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments that are due within the short-term deferral period as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid adverse tax consequences under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any tax or penalty under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant or otherwise for such tax or penalty.

18. Prior Plan. Notwithstanding the adoption of this Plan by the Board and approval of this Plan by the Company’s shareholders as provided hereunder, the SunEdison Inc. 2010 Equity Incentive Plan shall remain in effect, but grants of awards thereunder shall not be made after the effective date of this Plan. All grants and awards previously made under the SunEdison Inc. 2010 Equity Incentive Plan shall be governed by the terms of such plan.

Appendix B

SUNEDISON INC.

2015 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

1. Establishment and Purpose. SunEdison Inc. hereby establishes, effective             , 2015, an incentive compensation plan known as the “SunEdison Inc. 2015 Non-Employee Director Incentive Plan.” The purposes of the Plan are to enable the Company to attract, motivate and retain qualified and experienced individuals who may perform services for the Company as Non-Employee Directors, to compensate them for their contributions to the long-term growth and profits of the Company and to encourage them to acquire a proprietary interest in the success of the Company.

2. Definitions. The capitalized terms used in this Plan have the meanings set forth below.

(a) “Affiliate” means any corporation that is a Subsidiary of the Company and any limited liability company, partnership, corporation, joint venture, or any other entity in which the Company or any such Subsidiary owns an equity interest.

(b) “Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an Award which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Agreement shall be subject to the terms and conditions of the Plan.

(c) “Award” means a grant made under this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or any Other Award, whether singly, in combination or in tandem.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” shall mean, except as otherwise provided in an Agreement, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (i) malfeasance in office; (ii) gross misconduct or neglect; (iii) false or fraudulent misrepresentation inducing the Director’s appointment; (iv) willful conversion of corporate funds; or (v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

(f) “Change in Control” shall mean, except as otherwise provided in an Agreement, any of the following:

(i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof;

(ii) the commencement of the liquidation or dissolution of the Company that occurs following the approval by the holders of capital stock of the Company of any plan or proposal for such liquidation or dissolution of the Company;

(iii) any Person or Group shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of shares representing more than 50% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors, managers or trustees (the “Voting Stock”) of the Company and such Person or Group actually has the power to vote such shares in any such election;

(iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period; or

(v) a merger or consolidation of the Company with another entity in which holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction.

Notwithstanding anything herein to the contrary, an event described above shall be considered a Change in Control hereunder only if it also constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid the adverse tax consequences thereunder with respect to any Award subject to Section 409A of the Code.

(g) “Change in Control Date” shall mean the date on which the event giving rise to the Change in Control occurs, provided, in the case of a Change in Control defined in clause (ii) of the definition thereof, such date shall be the date on which the Company shall commence such liquidation or dissolution.

(h) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(i) “Committee” means the committee of directors appointed by the Board to administer this Plan. In the absence of a specific appointment, “Committee” shall mean the Board.

(j) “Company” means SunEdison Inc., or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

(k) “Continuous Service” means that the Participant’s service with the Company is not interrupted or terminated; provided that if any Award is subject to Section 409A of the Code, this determination shall be made in a manner consistent with Section 409A of the Code. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absences.

(l) “Director” means a member of the Board.

(m) “Disability” means, except as otherwise provided in an Agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended; “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor regulation.

(o) “Fair Market Value” as of any date means, unless otherwise expressly provided in this Plan:

(i) the closing sales price of a Share on the Nasdaq Global Select Market, or if Shares are not quoted on the Nasdaq Global Select Market, on the New York Stock Exchange (“NYSE”) or any similar system then in use or, , or

(ii) if clause (i) is not applicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, taking into account the requirements of Section 409A of the Code, which determination shall be conclusive and binding on all persons.

The determination of Fair Market Value shall be subject to adjustment as provided in Section 13(f) hereof.

(p) “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company (in one or a series of transactions), a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

(q) “Non-Employee Director” means a member of the Board who is a “non-employee director” within the meaning of Rule 16b-3.

(r) “Non-Qualified Stock Option” means an Option not intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code.

(s) “Option” means a right to purchase Stock (or, if the Committee so provides in an applicable Agreement, Restricted Stock). For the avoidance of doubt, an Option shall only be a Non-Qualified Stock Option.

(t) “Other Award” means a cash-based Award, an Award of Stock, or an Award based on Stock other than Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Shares.

(u) “Parent” means a “parent corporation,” as that term is defined in Section 424(e) of the Code, or any successor provision.

(v) “Participant” means any Non-Employee Director to whom an Award is granted pursuant to the Plan or, if applicable, such other person who validly holds an outstanding Award.

(w) “Performance Criteria” means performance goals relating to certain criteria as further described in Section 12 hereof.

(x) “Performance Period” means one or more periods of time in duration, as the Committee may select, over which the attainment of one or more performance goals will be measured for the purpose of determining which Awards, if any, are to vest or be earned.

(y) “Performance Shares” means a contingent award of a specified number of Shares or Units, with each Performance Share equivalent to one or more Shares or a fractional Share or a Unit expressed in terms of one or more Shares or a fractional Share, as specified in the applicable Agreement, a variable percentage of which may vest or be earned depending upon the extent of achievement of specified performance objectives during the applicable Performance Period.

(z) “Plan” means this SunEdison Inc. 2015 Non-Employee Director Incentive Plan, as amended and in effect from time to time.

(aa) “Restricted Stock” means Stock granted under Section 10 hereof so long as such Stock remains subject to one or more restrictions.

(bb) “Restricted Stock Units” means Units of Stock granted under Section 10 hereof.

(cc) “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(dd) “Share” means a share of Stock.

(ee) “Stock” means the Company’s common stock, or any securities issued in respect thereof by the Company or any successor to the Company as a result of an event described in Section 13(f).

(ff) “Stock Appreciation Right” means a right pursuant to an Award granted under Section 8.

(gg) “Subsidiary” means a “subsidiary corporation,” as that term is defined in Section 424(f) of the Code, or any successor provision.

(hh) “Successor” with respect to a Participant means, except as otherwise provided in an Agreement, the legal representative of an incompetent Participant and, if the Participant is deceased, the beneficiary, if any, designated on forms prescribed by and filed with the Committee. If no designation of a beneficiary has been made, or if the Committee shall be in doubt as to the rights of any beneficiary, as determined in the Committee’s discretion, the

Successor shall be the legal representative of the estate of the Participant or the person or persons who may, by bequest, inheritance, will, or the laws of descent and distribution, or under the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant’s death.

(ii) “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on Restricted Stock, Restricted Stock Units, or any other Award are in effect.

(jj) “Unit” means a bookkeeping entry that may be used by the Company to record and account for the grant of Stock, Units of Stock, Stock Appreciation Rights, Performance Shares, and any other Award expressed in terms of Units of Stock until such time as the Award is paid, canceled, forfeited or terminated. No Shares shall be issued at the time of grant, and the Company will not be required to set aside a fund for the payment of any such Award.

Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3. Administration.

(a) Authority of Committee. The Committee shall administer this Plan or delegate its authority to do so as provided in Section 3(c) hereof or, in the Board’s sole discretion or in the absence of the Committee, the Board shall administer this Plan. Subject to the terms of the Plan, the Committee’s charter and applicable laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(i) to construe and interpret the Plan and apply its provisions;

(ii) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) to determine when Awards are to be granted under the Plan and the applicable grant date;

(v) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(vi) to determine the number of shares of Stock or the amount of cash to be made subject to each Award, subject to the limitations set forth in this Plan;

(vii) to prescribe the terms and conditions of each Award, including, without limitation, the Award type, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Agreement relating to such grant;

(viii) to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the performance goals, the performance period(s) and the number of Performance Shares earned by a Participant;

(ix) to designate an Award (including a cash bonus) as a performance compensation Award and to select the performance criteria that will be used to establish the performance goals;

(x) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(xi) to determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited, or suspended;

(xii) to determine the duration and purpose of leaves and absences which may be granted to a Participant without constituting termination of service for purposes of the Plan;

(xiii) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(xiv) to interpret, administer, or reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(xv) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee shall not have the right, without shareholder approval to (i) reduce or decrease the purchase price for an outstanding Option or Stock Appreciation Right, (ii) cancel an outstanding Option or Stock Appreciation Right for the purpose of replacing or re-granting such Option or Stock Appreciation Right with a purchase price that is less than the original purchase price, (iii) extend the expiration date of an Option or Stock Appreciation Right, or (iv) deliver stock, cash, or other consideration in exchange for the cancellation of an Option or Stock Appreciation Right, the purchase price of which exceeds the Fair Market Value of the Shares underlying such Option or Stock Appreciation Right.

(b) Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

(c) Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish, suspend or supersede the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however, caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(d) Board Authority. Any authority granted to the Committee may also be exercised by the Board or another committee of the Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. Without limiting the generality of the foregoing, to the extent the Board has delegated any authority under this Plan to another committee of the Board, such authority shall not be exercised by the Committee unless expressly permitted by the Board in connection with such delegation.

(e) Determination of Awards. The Committee may from time to time determine that each individual who is elected or appointed to the office of director as a Non-Employee Director receive an Award as compensation, in whole or in part, for such individual’s services as a director. In determining the level and terms of such Awards for Non-Employee Directors, the Committee may consider such factors as compensation practices of comparable companies with respect to directors, consultants’ recommendations, and such other information as the Committee may deem appropriate.

4. Shares Available; Maximum Payouts.

(a) Shares Available. Subject to adjustment in accordance with Section 13(f), a total of 600,000 Shares shall be available for the grant of Awards under the Plan. Shares issued under this Plan may be authorized and unissued shares or issued shares held as treasury shares. The following Shares may not again be made available for issuance as Awards: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right or Stock Option, (ii) Shares used to pay the exercise price or taxes related to an outstanding Stock Option or Stock Appreciation Right, or (iii) Shares repurchased on the open market with the proceeds of a Stock Option exercise price.

(b) Shares Not Applied to Limitations. The following will not be applied to the Share limitations of subsection 4(a) above: (i) dividends or dividend equivalents paid in cash in connection with outstanding Awards, (ii) any Shares subject to an Award under the Plan which Award is forfeited, cancelled, terminated, expires or lapses for any reason, and

(iii) Shares and any Awards that are granted through the settlement, assumption, or substitution of outstanding awards previously granted (subject to applicable repricing restrictions herein), or through obligations to grant future awards, as a result of a merger, spin-off, consolidation, or acquisition of the employing company with or by the Company. If an Award is to be settled in cash, the number of Shares on which the Award is based shall not count toward the Share limitations of subsection 4(a).

(c) Award Limitations. No Participant shall be granted (i) Options to purchase Shares and Stock Appreciation Rights with respect to more than 50,000 Shares in the aggregate, (ii) any other Awards with respect to more than 50,000 Shares in the aggregate (or, in the event such Award denominated or expressed in terms of number of Shares or Units is paid in cash, the equivalent cash value thereof), or (iii) any cash bonus Award not denominated or expressed in terms of number of Shares or Units with a value that exceeds $300,000 in the aggregate, in each case, in any fiscal year of the Company under this Plan (such share limits being subject to adjustment under Section 13(f) hereof).

(d) No Fractional Shares. No fractional Shares may be issued under this Plan; fractional Shares will be rounded down to the nearest whole Share.

5. Eligibility. Awards may be granted under this Plan to any Non-Employee Director at the discretion of the Committee.

6. General Terms of Awards.

(a) Awards. Awards under this Plan may consist of Options, Stock Appreciation Rights, Performance Shares, Restricted Stock, Restricted Stock Units, or Other Awards.

(b) Agreements. Each Award under this Plan shall be evidenced by an Agreement setting forth the number of Shares of Restricted Stock, Stock, Restricted Stock Units, or Performance Shares, or the amount of cash, subject to such Agreement, or the number of Shares to which the Option applies or with respect to which payment upon the exercise of the Stock Appreciation Right is to be determined, as the case may be, together with such other terms and conditions applicable to the Award (not inconsistent with this Plan) as determined by the Committee in its sole discretion.

(c) Term. Each Agreement, other than those relating solely to Awards of Stock without restrictions, shall set forth the Term of the Award and any applicable Performance Period, as the case may be, but in no event shall the Term of an Award or the Performance Period be longer than ten years after the date of grant. An Agreement with a Participant may permit acceleration of vesting requirements and of the expiration of the applicable Term upon such terms and conditions as shall be set forth in the Agreement, which may, but, unless otherwise specifically provided in this Plan, need not, include, without limitation, acceleration resulting from the occurrence of the Participant’s death or Disability. Acceleration of the Performance Period and other performance-based Awards shall be subject to Section 9(b) or Section 12 hereof, as applicable.

(d) Transferability. Except as otherwise permitted by the Committee, during the lifetime of a Participant to whom an Award is granted, only such Participant (or such Participant’s legal representative) may exercise an Option or Stock Appreciation Right or receive payment with respect to any other Award. Except as otherwise permitted by the Committee, no Award of Restricted Stock (prior to the expiration of the restrictions), Restricted Stock Units, Options, Stock Appreciation Rights, Performance Shares or Other Award (other than an award of Stock without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so (including pursuant to a decree of divorce or any judicial declaration of property division) shall be of no effect. Notwithstanding the immediately preceding sentence, an Agreement may provide that an Award shall be transferable to a Successor in the event of a Participant’s death.

(e) Termination of Continuous Service Generally. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise and/or retain an Award following termination of the Participant’s service with the Company or its Affiliates, including, without limitation, upon death or a Disability, or other termination of Continuous Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among Award Agreements issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

(f) Change in Control. Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary, in the event of a Participant’s termination of Continuous Service without Cause during the 12-month period following a Change in Control Date, all Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the Shares subject to such Options or Stock Appreciation Rights, and/or the period of restriction shall expire and the Award shall vest immediately with respect to 100% of the Shares of Restricted Stock, Restricted Stock Units, and any other Award, and/or all performance goals or other vesting criteria will be deemed achieved at 100% target levels and all other terms and conditions will be deemed met as of the date of the Participant’s termination of Continuous Service. In addition, in the event of a Change in Control, an Award may be treated, to the extent determined by the Committee to be permitted under Section 409A of the Code, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other shareholders of the Company in the event; or (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion. In the case of any Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a Share in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

(g) Rights as Shareholder. A Participant shall have no right as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.

(h) Performance Conditions. The Committee may require the satisfaction of certain performance goals as a condition to the grant, vesting or payment of any Award provided under the Plan.

7. Stock Options.

(a) Terms of All Options.

(i) Grants. Each Option shall be granted pursuant to an Agreement as a Non-Qualified Stock Option. The provisions of separate Options need not be identical. In no event may Options known as reload options be granted hereunder.

(ii) Purchase Price. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the applicable Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, in cash or by certified or bank check. The purchase price may be paid, if the Committee so permits and upon such terms as the Committee shall approve, through delivery or tender to the Company of Shares held, either actually or by attestation, by such Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option) or through a net or cashless form of exercise as permitted by the Committee, or, if the Committee so permits, a combination thereof. Further, the Committee, in its discretion, may approve other methods or forms of payment of the purchase price, and establish rules and procedures therefor. Unless otherwise specifically provided in the Agreement, the purchase price of the Shares acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Shares acquired, directly or indirectly from the Company, shall be paid only by Shares that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(iii) Exercisability. Each Option shall vest and be exercisable in whole or in part on the terms provided in the Agreement. An Option that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than immediate vesting on the first anniversary of the Option grant date. An Option that vests based on performance standards shall not vest more rapidly than immediate vesting on the first anniversary of the Option grant date. Notwithstanding the foregoing, vesting of an Option may be accelerated upon the occurrence of certain events as provided in the Award Agreement. In no event shall any Option be exercisable at any time after its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated. No Option may be exercised for a fraction of a Share.

(iv) Termination of Continuous Service. Unless otherwise provided in an Award Agreement, in the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Participant’s Continuous Service or (b) the expiration of the Term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

(v) Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the Term of the Option as set forth in the Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

(vi) Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event a Participant’s Continuous Service terminates as a result of the Participant’s death, then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the Term of such Option as set forth in the Award Agreement. If, after the Participant’s death, the Option is not exercised within the time specified in the Award Agreement, the Option shall terminate.

8. Stock Appreciation Rights.

(a) Grant. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified purchase price which shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. Each Stock Appreciation Right shall be subject to such terms as provided in the applicable Agreement. Except as otherwise provided in the applicable Agreement, upon exercise of a Stock Appreciation Right, payment to the Participant (or to his or her Successor) shall be made in the form of cash, Shares or a combination of cash and Shares (as determined by the Committee if not otherwise specified in the Award) as promptly as practicable after such exercise. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Stock) may be made in the event of the exercise of a Stock Appreciation Right. Participants holding Stock Appreciation Rights shall have no dividend rights with respect to Shares subject to such Stock Appreciation Rights.

(b) Exercisability. Each Stock Appreciation Right shall vest and be exercisable in whole or in part on the terms provided in the Agreement. A Stock Appreciation Right that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than immediate vesting on the first anniversary of the Stock Appreciation Right grant date. A Stock Appreciation Right that vests based on performance standards shall not vest more rapidly than immediate vesting on the first anniversary of the Stock Appreciation Right grant date. Notwithstanding the foregoing, the vesting of a Stock Appreciation Right may be accelerated upon the occurrence of certain events as provided in the Award Agreement. In no event shall any Stock Appreciation Right be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. No Stock Appreciation Right may be exercised for a fraction of a Share.

9. Performance Shares.

(a) Initial Award. An Award of Performance Shares shall entitle a Participant to future payments based upon the achievement of performance targets established in writing by the Committee. Payment shall be made in cash or Stock, or a combination of cash and Stock, as determined by the Committee. Such performance targets and other terms and conditions shall be determined by the Committee in its sole discretion. The Agreement may establish that a portion of the maximum amount of a Participant’s Award will be paid for performance which exceeds the minimum target but falls below the maximum target applicable to such Award. The Agreement shall provide for the timing of such payment.

(b) Acceleration and Adjustment. The applicable Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the Performance Shares awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not, include without limitation, a Fundamental Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, a reclassification, stock dividend, stock split or stock combination, or other event as provided in Section 13(f) hereof. Notwithstanding the foregoing, an Award subject to this Section 9 shall vest or be earned no more rapidly than immediate vesting on the first anniversary of the Award grant date.

(c) Voting; Dividends. Participants holding Performance Shares shall have no voting rights with respect to such Awards and shall have no dividend rights with respect to Shares subject to such Performances Shares other than as the Committee so provides, in its discretion, in an Award Agreement; provided, that, any such dividends shall be subject to such restrictions and conditions as the Committee may establish with respect to the Performance Shares and shall be payable only at the same time as the underlying Performance Shares may become earned, vested, and payable.

10. Restricted Stock and Restricted Stock Unit Awards.

(a) Grant. A Restricted Stock Award is an Award of actual Shares, and a Restricted Stock Unit Award is an Award of Units having a value equal to the Fair Market Value of an identical number of Shares. All or any part of any Restricted Stock or Restricted Stock Unit Award may be subject to such conditions and restrictions as may be established by the Committee, and set forth in the applicable Award Agreement, which may include, but are not limited to, Continuous Service requirements, a requirement that a Participant pay a purchase price for such Award, the achievement of specific performance goals, and/or applicable securities laws restrictions. Subject to the restrictions set forth in the Agreement, during any period during which an Award of Restricted Stock or Restricted Stock Units is restricted and subject to a substantial risk of forfeiture, (i) Participants holding Restricted Stock Awards may exercise full voting rights with respect to such Shares and shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are so restricted and (ii) Participants holding Restricted Stock Units shall have no dividend rights with respect to Shares subject to such Restricted Stock Units other than as the Committee so provides, in its discretion, in an Award Agreement, and shall have no voting rights with respect to such Awards. Any dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account and may be subject to such restrictions and conditions as the Committee may establish. If the Committee determines that Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to execute and deliver to the Company an escrow agreement satisfactory to the Committee, if applicable, and an appropriate blank stock power with respect to the Restricted Stock covered by such agreement.

(b) Restrictions.

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the period during which the Award is restricted, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the Shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the Shares shall be subject to forfeiture for such period and subject to satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement; and (D) to the extent such Shares are forfeited, the stock certificates, if any, shall be returned to the Company, and all rights of the Participant to such Shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii) Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the period during which the Award is restricted, and the satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(c) Restricted Period. An Award of Restricted Stock that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than immediate vesting on the first anniversary of the Award grant date. In the case of a Restricted Stock Award that vests based on performance standards, such Award shall not vest more rapidly than immediate vesting on the first anniversary of the Award grant date. An Award of Restricted Stock Units shall not vest more rapidly than immediate vesting on the first anniversary of the Award grant date. Notwithstanding the foregoing, the vesting of a Restricted Stock or Restricted Stock Units Award may be accelerated upon the occurrence of certain events as provided in the Award Agreement. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

11. Other Awards. The Committee may from time to time grant Other Awards under this Plan, including without limitation those Awards pursuant to which a cash bonus award may be made or pursuant to which Shares may be acquired in the future, such as Awards denominated in Stock, Stock Units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable Agreement for, the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the Award to which such Shares relate. In addition, the Committee may, in its sole discretion, issue such Other Awards subject to the performance criteria under Section 12 hereof.

12. Performance-Based Awards.

(a) Application. Notwithstanding any other provision of the Plan, the Committee may provide, in its discretion, that an Award granted to any Participant is subject to this Section 12, to the extent the Committee deems appropriate.

(b) Performance Goals. Awards under the Plan may be made subject to the achievement of Performance Criteria, which shall be performance goals established by the Committee relating to one or more business criteria as determined in the sole discretion of the Committee.

(c) Adjustment of Payment. The applicable Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the performance-based Award(s) awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not, include without limitation a Fundamental Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, a reclassification, stock dividend, stock split or stock combination, or other event as provided in Section 13(f) hereof.

(d) Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate.

13. General Provisions.

(a) Effective Date of this Plan. This Plan shall become effective as of             , 2015, provided that the Plan has been approved by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.

(b) Duration of this Plan; Date of Grant. This Plan shall remain in effect for a term of ten years following the date on which it is effective (i.e., until             , 2025) or until all Shares subject to the Plan shall have been purchased or acquired according to the Plan’s provisions, whichever occurs first, unless this Plan is sooner terminated pursuant to Section 13(e) hereof.

No Awards shall be granted pursuant to the Plan after such Plan termination or expiration, but outstanding Awards may extend beyond that date. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted, or such later effective date as determined by the Committee, notwithstanding the date of any Agreement with respect to such Award; provided, however, that the Committee may grant Awards to persons who are about to become Non-Employee Directors, to be effective and deemed to be granted on the occurrence of certain specified contingencies, provided that such specified contingencies shall include, without limitation, that such person becomes a Non-Employee Director.

(c) Right to Terminate Service. Nothing in this Plan or in any Agreement shall confer upon any Participant the right to continue in the employment or other service of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment or other service of the Participant with or without cause.

(d) Taxes. A Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that he or she incurs in connection with the receipt, vesting, or exercise of any Award. As a condition to the delivery of any Shares, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award, (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Participant whether or not pursuant to the Plan (including Shares otherwise deliverable), (ii) the Committee will be entitled to require that the Participant remit cash to the Company, or (iii) the Company may enter into any other suitable arrangements to withhold, in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. Notwithstanding the foregoing, no Shares shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law.

(e) Amendment, Modification and Termination of this Plan. Except as provided in this Section 13(e), the Board may at any time amend, modify, terminate or suspend this Plan. Except as provided in this Section 13(e), the Committee may at any time alter or amend any or all Agreements under this Plan to the extent permitted by law, in which event, the term “Agreement” shall mean the Agreement as so amended. Any such alterations or amendments may be made unilaterally by the Committee, subject to the provisions of this Section 13(e), unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law. Amendments are subject to approval of the shareholders of the Company only as required by applicable law or regulation, or if the amendment increases the total number of shares available under this Plan, except as provided in Section 13(f). No termination, suspension or modification of this Plan may materially and adversely affect any right acquired by any Participant under an Award granted before the date of termination, suspension or modification, unless otherwise provided in an Agreement or otherwise or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Sections 9(b), 12(c) or 13(f) hereof does not adversely affect any right of a Participant or other person under an Award. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Non-Employee Directors with the maximum benefits provided or to be provided without adverse tax consequences under the provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

(f) Adjustment for Changes in Capitalization. Appropriate adjustments in the aggregate number and type of securities that may be issued, represented, and available for Awards under this Plan, in the limitations on the number and type of securities that may be issued to an individual Participant, in the number and type of securities and amount of cash subject to Awards then outstanding, in the Option purchase price as to any outstanding Options, in the purchase price as to any outstanding Stock Appreciation Rights, and, subject to Sections 9(b) and 12(c) hereof, in outstanding Performance Shares and performance-based Awards and payments with respect to outstanding Performance Shares and performance-based Awards, and comparable adjustments, if applicable, to any outstanding Other Award, automatically shall be made to give effect to adjustments made in the number or type of Shares through a Fundamental Change, divestiture, distribution of assets to shareholders (other than ordinary cash dividends), reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination or exchange, rights offering, spin-off or other relevant change, provided that fractional Shares shall be rounded down to the nearest whole Share.

(g) Other Benefit and Compensation Programs. Payments and other benefits received by a participant under an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(h) Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(i) Limits of Liability.

(i) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Agreement.

(ii) Except as may be required by law, neither the Company nor any member or former member of the Board or the Committee, nor any other person participating (including participation pursuant to a delegation of authority under

Section 3(c) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.

(iii) To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

(j) Compliance with Applicable Legal Requirements. The Company shall not be required to issue or deliver a certificate for Shares distributable pursuant to this Plan unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act, the Exchange Act and the requirements of the exchanges, if any, on which the Company’s Shares may, at the time, be listed.

(k) Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

(l) Acceleration. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(m) Forfeiture. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(n) Clawback and Noncompete. Notwithstanding any other provisions of this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any policy adopted by the Company whether pursuant to any such law, government regulation or stock exchange listing requirement or otherwise. In addition and notwithstanding any other provisions of this Plan, any Award shall be subject to such noncompete provisions under the terms of the Award Agreement or any other agreement or policy adopted by the Company, including, without limitation, any such terms providing for immediate termination and forfeiture of an Award if and when a Participant becomes an employee, agent or principal of a competitor without the express written consent of the Company. For the avoidance of doubt, the Committee may specify in an Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Agreement or otherwise applicable to the Participant, a termination of the Participant’s service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(o) Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

(p) Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

(q) Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments and to enter into non-uniform and selective Award Agreements.

14. Substitute Awards. Awards may be granted under this Plan from time to time in substitution for Awards held by employees or directors of other corporations who are about to become Non-Employee Directors, or whose company for whom such individual provides services is about to become a Subsidiary of the Company, as the result of a merger or consolidation of the Company or a Subsidiary of the Company with another corporation, the acquisition by the Company or a Subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a Subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted.

15. Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Missouri, without giving effect to principles of conflicts of laws, and construed accordingly, except for those matters subject to the General Corporation Law of Delaware, which shall be governed by such law, without giving effect to principles of conflicts of laws, and construed accordingly.

16. Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17. Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments that are due within the short-term deferral period as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid adverse tax consequences under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any tax or penalty under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant or otherwise for such tax or penalty.

18. Prior Plan. Notwithstanding the adoption of this Plan by the Board and approval of this Plan by the Company’s shareholders as provided hereunder, the SunEdison Inc. 2010 Equity Incentive Plan shall remain in effect, but grants of awards thereunder shall not be made after the effective date of this Plan. All grants and awards previously made under the SunEdison Inc. 2010 Equity Incentive Plan shall be governed by the terms of such plan.

Appendix C

SUNEDISON, INC. EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. This SunEdison, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code and the Plan shall be interpreted in a manner that is consistent with that intent.

2. Definitions.

(a) “Board or Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

(b) “Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(c) “Committee” means the committee appointed by the Board to administer the Plan.

(d) “Common Stock” means the common stock of the Company, par value $0.01 per share.

(e) “Company” means SunEdison, Inc., including any successor thereto.

(f) “Compensation” means base salary, wages, annual bonuses and commissions paid to an Eligible Employee by the Company or Participating Subsidiary as compensation for services to the Company or Participating Subsidiary, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, vacation pay, holiday pay, jury duty pay and funeral leave pay, but excluding all other cash and non-cash remuneration, including, but not limited to, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses and income received in connection with stock options or other equity-based awards.

(g) “Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.

(h) “Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.

(i) “Effective Date” means the date as of which this Plan is adopted by the Board, subject to the Plan obtaining shareholder approval in accordance with Section 19.11 hereof.

(j) “Employee” means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

(k) “Eligible Employee” means an Employee as of the first day of an enrollment period designated by the Committee for a given Offering Period, subject to all other terms and conditions of the Plan, provided that the Committee may exclude from participation in the Plan or any Offering, certain Employees to the extent provided in Section 4.

(l) “Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.

(m) “ESPP Share Account” means an account into which shares of Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.

(n) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the closing sales price of a share on the New York Stock Exchange, or if shares are not quoted on the New York Stock Exchange, on the Nasdaq Global Select Market or any similar system then in use. If the foregoing is not applicable, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

(p) “Offering Date” means the first Trading Day of each Offering Period as designated by the Committee.

(q) “Offering or Offering Period” means a period of six months beginning each January 1st and July 1st of each year; provided, that, pursuant to Section 0, the Committee may change the duration of future Offering Periods (subject to a maximum Offering Period of twenty-seven (27) months) and/or the start and end dates of future Offering Periods.

(r) “Participant” means an Eligible Employee who is actively participating in the Plan.

(s) “Participating Subsidiaries” means the Subsidiaries that have been designated in writing by the Committee as eligible to participate in the Plan, and such other Subsidiaries that may be designated by the Committee from time to time in its sole discretion.

(t) “Plan” means this SunEdision, Inc. Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.

(u) “Purchase Date” means the last Trading Day of each Offering Period.

(v) “Purchase Price” means an amount equal to the lesser of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Purchase Date; provided, that, pursuant to Section 5, the Committee may increase, but not decrease, the Purchase Price. Notwithstanding the foregoing, the Purchase Price per share of Common Stock will in no event be less than the par value of the Common Stock.

(w) “Securities Act” means the Securities Act of 1933, as amended.

(x) “Subsidiary” means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.

(y) “Trading Day” means any day on which the national stock exchange upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.

3. Administration. The Plan shall be administered by the Committee which shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan including, without limitation, adopting sub-plans applicable to particular Participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company.

4. Eligibility. Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code. Notwithstanding the foregoing, the Committee may, on a prospective basis prior to the beginning of an Offering Period and in a manner consistent with Section 423 of the Code, (i) exclude from participation in the Plan or any Offering, Employees whose customary employment is for not more than twenty (20) hours per week or five (5) months per year (or such lesser number of hours or months as the Committee may determine), and (ii) impose an eligibility service requirement of up to two (2) years of employment. The Committee may also exclude from participation in the Plan or any Offering, Employees who are “highly compensated employees” of the Company or a Participating Subsidiary (within the meaning of Section 414(q) of the Code) or a sub-set of such highly compensated employees.

Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan if (i) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

5. Offering Periods and Purchase Price. The Plan shall be implemented by a series of Offering Periods, each of which shall be six (6) months in duration, with new Offering Periods commencing on or about January 1 and July 1 of each year (or such other times as determined by the Committee). Prior to the beginning of an Offering Period, the Committee shall have the authority to change the duration, frequency, start and end dates of Offering Periods. Prior to the beginning of an Offering Period, the Committee shall have the authority to change the amount of the Purchase Price, provided that, the Purchase Price shall not be less than an amount equal to the lesser of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Purchase Date.

6. Participation.

6.1 Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company, in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her pay check in an amount equal to at least 1%, but not more than 10% of his or her Compensation on each pay day occurring during an Offering Period (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins). Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan.

6.2 Election Changes. During an Offering Period, a Participant may decrease or increase his or her rate of payroll deductions applicable to such Offering Period only once. To make such a change, the Participant must submit a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen (15) days before the Purchase Date. A Participant may decrease or increase his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen (15) days before the start of the next Offering Period.

6.3 Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (a) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6.2, (b) withdraws from the Plan in accordance with Section 9 or (c) terminates employment or otherwise becomes ineligible to participate in the Plan.

7. Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase

Price; provided, however, that in no event shall any Participant purchase more than 5,000 shares of Common Stock during an Offering Period (subject to adjustment in accordance with Section 17 and the limitations set forth in Section 2 of the Plan).

8. Exercise of Option/Purchase of Shares. A Participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant’s notional account. No fractional shares may be purchased but notional fractional shares of Common Stock will be allocated to the Participant’s ESPP Share Account to be aggregated with other notional fractional shares of Common Stock on future Purchase Dates, subject to earlier withdrawal by the Participant in accordance with Section 10 or termination of employment in accordance with Section 11.

9. Transfer of Shares. As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option. The Committee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and may require that the shares of Common Stock be retained with such Designated Broker for a specified period of time. Participants will not have any voting, dividend or other rights of a shareholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares have been delivered pursuant to this Section 8.

10. Withdrawal.

10.1 Withdrawal Procedure. A Participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least fifteen (15) days prior to the Purchase Date. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) shall be paid to the Participant promptly following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.1 of the Plan.

10.2 Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.

11. Termination of Employment; Change in Employment Status. Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in either case occurs more than thirty (30) days before the Purchase Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant’s notional account (that have not been used to purchase shares of Common Stock) shall be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts under Section 17, and the Participant’s option shall be automatically terminated. If the Participant’s termination of employment or change in status occurs within thirty (30) days before a Purchase Date, the accumulated payroll deductions shall be used to purchase shares on the Purchase Date.

12. Interest. No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

13. Shares Reserved for Plan.

13.1 Number of Shares. A total of 2,000,000 shares of Common Stock have been reserved as authorized for the grant of options under the Plan. The shares of Common Stock may be newly issued shares, treasury shares or shares acquired on the open market.

13.2 Over-subscribed Offerings. The number of shares of Common Stock which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering, would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

14. Transferability. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder, may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 17 hereof) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.

15. Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions.

16. Statements. Participants will be provided with statements at least annually which shall set forth the contributions made by the Participant to the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased and any payroll deduction amounts remaining in the Participant’s notional account.

17. Designation of Beneficiary. A Participant may file, on forms supplied by the Committee, a written designation of beneficiary who is to receive any shares of Common Stock and cash in respect of any fractional shares of Common Stock, if any, from the Participant’s ESPP Share Account under the Plan in the event of such Participant’s death. In addition, a Participant may file a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant’s notional account in the event of the Participant’s death prior to the Purchase Date of an Offering Period.

18. Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.

18.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, or other change in the

Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of Section 7 and Section 13.

18.2 Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 9.

18.3 Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 9.

19. General Provisions.

19.1 Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.

19.2 No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.

19.3 Rights as Shareholder. A Participant will become a shareholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan when the shares are transferred to the Participant’s ESPP Share Account. A Participant will have no rights as a shareholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a shareholder as provided above.

19.4 Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

19.5 Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

19.6 Compliance With Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange upon which the shares may then be listed.

19.7 Notice of Disqualifying Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option acquired under the Plan, if such disposition or transfer is made within two (2) years after the Offering Date or within one year (1) after the Purchase Date.

19.8 Term of Plan. The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 19.9, shall have a term of ten (10) years.

19.9 Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 7). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

19.10 Applicable Law. The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

19.11 Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

19.12 Section 423. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.

19.13 Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

19.14 Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

19.15 Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

SUNEDISON, INC. 13736 RIVERPORT DR. MARYLAND HEIGHTS, MO 63043

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M91798-P61848 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUNEDISON, INC.
The Board of Directors recommends that you vote FOR Proposal 1:
1.	Election of six Directors for one year term expiring 2016.
		For	Against	Abstain
Nominees:
	1a. Antonio R. Alvarez	☐	☐	☐
	1b. Peter Blackmore 1c. Ahmad R. Chatila	☐ ☐	☐ ☐	☐ ☐	The Board of Directors recommends that you vote FOR Proposal 4:		For	Against	Abstain
					4.	To approve our 2015 Long-Term Incentive Plan.	☐	☐	☐
	1d. Clayton C. Daley, Jr.	☐	☐	☐	The Board of Directors recommends that you vote FOR Proposal 5:
	1e. Emmanuel T. Hernandez	☐	☐	☐	5.	To approve our 2015 Non-Employee Director Incentive Plan.	☐	☐	☐
	1f. Georganne C. Proctor	☐	☐	☐	The Board of Directors recommends that you vote FOR Proposal 6:
The Board of Directors recommends that you vote FOR Proposal 2:					6.	To approve our Employee Stock Purchase Plan.	☐	☐	☐
2.	Advisory vote on executive compensation.	☐	☐	☐	The Board of Directors recommends that you vote AGAINST Proposal 7:
The Board of Directors recommends that you vote FOR Proposal 3:					7.	Stockholder proposal regarding stockholders’ right to act by written consent.	☐	☐	☐
3.	Ratification of independent registered public accounting firm.	☐	☐	☐

This proxy is solicited on behalf of the Board of Directors.
(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by the authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date					Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting

To Be Held on Thursday, May 28, 2015:

The Notice and Proxy Statement and Annual Report to Security Holders are available at www.proxyvote.com.

The 2015 Annual Meeting of Stockholders of SunEdison, Inc. (the "Company") will be held at 600 Clipper Drive, Belmont, California 94002, on May 28, 2015 at 8:00 a.m., local time. Only stockholders who owned stock at the close of business on the record date, April 2, 2015 (the "Record Date"), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place.

Proposals to be voted on at the Annual Meeting are listed below.

1.    Election of six directors – Antonio R. Alvarez, Peter Blackmore, Ahmad R. Chatila, Clayton C. Daley, Jr., Emmanuel T. Hernandez and Georganne C. Proctor for one year term expiring 2016;

2.    Advisory vote on executive compensation;

3.    Ratification of independent registered public accounting firm;

4.    To approve our 2015 Long-Term Incentive Plan;

5.    To approve our 2015 Non-Employee Director Incentive Plan;

6.    To approve our Employee Stock Purchase Plan; and

7.    Stockholder proposal regarding stockholders' right to act by written consent.

The Board of Directors recommends a vote FOR each of the Director nominees and FOR Proposals 2, 3, 4, 5, 6 and AGAINST Proposal 7.

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the 2015 Annual Meeting of Stockholders. Directions to attend the Annual Meeting where you may vote in person can be found on our website: www.sunedison.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M91799-P61848

SUNEDISON, INC.

Annual Meeting of Stockholders

May 28, 2015 8:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Martin H. Truong and Manavendra Sial, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SunEdison, Inc. that the stockholder(s) is/are entitled to vote at the 2015 Annual Meeting. The 2015 Annual Meeting of Stockholders of SunEdison, Inc. (the "Company") will be held at 600 Clipper Drive, Belmont, California 94002, on May 28, 2015 at 8:00 a.m., local time. Only stockholders who owned stock at the close of business on the record date, April 2, 2015 (the "Record Date"), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place.

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER’S DIRECTION HEREIN, BUT WHERE NO DIRECTIONS ARE INDICATED, SAID SHARES WILL BE VOTED FOR THE ELECTION OF SIX DIRECTORS, FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, FOR RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR APPROVAL OF OUR 2015 LONG-TERM INCENTIVE PLAN, FOR OUR 2015 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN, FOR OUR EMPLOYEE STOCK PURCHASE PLAN, AGAINST THE STOCKHOLDER PROPOSAL REGARDING STOCKHOLDERS' RIGHT TO ACT BY WRITTEN CONSENT AND IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, ALL IN ACCORDANCE WITH THE COMPANY’S PROXY STATEMENT.

SUNEDISON, INC. 13736 RIVERPORT DR. MARYLAND HEIGHTS, MO 63043

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M91800-P61848 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUNEDISON, INC.
The Board of Directors recommends that you vote FOR Proposal 1:
1.	Election of six Directors for one year term expiring 2016.
		For	Against	Abstain
Nominees:
	1a. Antonio R. Alvarez	☐	☐	☐
	1b. Peter Blackmore 1c. Ahmad R. Chatila	☐ ☐	☐ ☐	☐ ☐	The Board of Directors recommends that you vote FOR Proposal 4:		For	Against	Abstain
					4.	To approve our 2015 Long-Term Incentive Plan.	☐	☐	☐
	1d. Clayton C. Daley, Jr.	☐	☐	☐	The Board of Directors recommends that you vote FOR Proposal 5:
	1e. Emmanuel T. Hernandez	☐	☐	☐	5.	To approve our 2015 Non-Employee Director Incentive Plan.	☐	☐	☐
	1f. Georganne C. Proctor	☐	☐	☐	The Board of Directors recommends that you vote FOR Proposal 6:
The Board of Directors recommends that you vote FOR Proposal 2:					6.	To approve our Employee Stock Purchase Plan.	☐	☐	☐
2.	Advisory vote on executive compensation.	☐	☐	☐	The Board of Directors recommends that you vote AGAINST Proposal 7:
The Board of Directors recommends that you vote FOR Proposal 3:					7.	Stockholder proposal regarding stockholders’ right to act by written consent.	☐	☐	☐
3.	Ratification of independent registered public accounting firm.	☐	☐	☐

This proxy is solicited on behalf of the Board of Directors.
(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by the authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date					Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting

To Be Held on Thursday, May 28, 2015:

The Notice and Proxy Statement and Annual Report to Security Holders are available at www.proxyvote.com.

The 2015 Annual Meeting of Stockholders of SunEdison, Inc. (the "Company") will be held at 600 Clipper Drive, Belmont, California 94002, on May 28, 2015 at 8:00 a.m., local time. Only stockholders who owned stock at the close of business on the record date, April 2, 2015 (the "Record Date"), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place.

Proposals to be voted on at the Annual Meeting are listed below.

1.    Election of six directors – Antonio R. Alvarez, Peter Blackmore, Ahmad R. Chatila, Clayton C. Daley, Jr., Emmanuel T. Harnandez and Georganne C. Proctor for one year term expiring 2016;

2.    Advisory vote on executive compensation;

3.    Ratification of independent registered public accounting firm;

4.    To approve our 2015 Long-Term Incentive Plan;

5.    To approve our 2015 Non-Employee Director Incentive Plan;

6.    To approve our Employee Stock Purchase Plan; and

7.    Stockholder proposal regarding stockholders' right to act by written consent.

The Board of Directors recommends a vote FOR each of the Director nominees and FOR Proposals 2, 3, 4, 5, 6, and AGAINST Proposal 7.

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the 2015 Annual Meeting of Stockholders. Directions to attend the Annual Meeting where you may vote in person can be found on our website: www.sunedison.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M91801-P61848

SUNEDISON, INC.

Annual Meeting of Stockholders

May 28, 2015 8:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby directs Transamerica Retirement Solutions (the "Trustee") of the SunEdison, Inc. Retirement Savings Plan (the "Plan") to vote, as designated on the reverse side, all of the shares of Common Stock of SunEdison, Inc. (the "Company") which the undersigned is entitled to direct the Trustee to vote pursuant to the terms of the Plan, on the matters set forth on the reverse side and, in the discretion of the Trustee and its proxies, upon any other business which may properly come before the Annual Meeting of Stockholders of the Company, to be held at 600 Clipper Drive, Belmont, California 94002, on May 28, 2015 at 8:00 a.m., local time, and all adjournments thereof.

This voting direction card when properly executed, will be voted in the manner directed herein by the undersigned participant. If no direction is made by a participant, voting will be controlled by the terms of the Plan.

The undersigned hereby revokes all prior directions heretofore given by the undersigned to the Trustee with respect to the subject matter hereof for said meeting. The direction may be revoked prior to its exercise.